EXHIBIT 4.1

Citicorp Mortgage Securities, Inc.

Depositor

CitiMortgage, Inc.

Servicer and Master Servicer

U.S. Bank National Association

Trustee

Citibank, N.A.

Paying Agent, Certificate Registrar

and Authenticating Agent

Pooling and Servicing Agreement

CMALT (CitiMortgage Alternative Loan Trust), Series 2007-A2

REMIC Pass-Through Certificates

February 1, 2007

Contents

Parties 9

Background 9

Agreement 9

Series Terms 9

12	The series 9

12.1	Establishment 9

12.2	General terms for classes 10

12.3	Target rate 12

12.4	Ratio-stripped IO and PO classes 12

12.5	Loss limits 12

12.6	Denominations 12

12.7	The mortgage loans 13

12.8	Right to repurchase 13

12.9	Book-entry and definitive certificates 13

12.10	Voting interests 13

12.11	Cash deposit 13

13	Principal balances 13

13.1	Class balances 13

13.2	Certificate balances 14

14	Allocations 14

14.1	Interest allocations 14

14.2	Principal allocations 14

14.3	Unscheduled principal 15

14.4	Maintenance of subordination 16

15	Allocations among the senior classes 16

15.1	Order of allocation among senior target-rate classes 16

15.2	NAS classes 17

15.3	PAC and TAC classes 17

16	Distributions 17

16.1	Types of distributions 17

16.2	Accrual and accrual directed classes 17

16.3	Distribution priorities 17

16.4	Distributions to certificate holders 18

16.5	Final distribution on the residual certificates 18

16.6	Wire transfer eligibility 19

17	Adjustments to class balances 19

18	Loss recoveries 20

19	Additional structuring features 21

20	LIBOR classes 21

21	Composite and component classes 22

22	Multiple-pool series 22

22.1	Adjustment of subordinated component class principal balances 22

22.2	Maintenance of subordination 24

22.3	Distribution shortfalls 24

22.4	Undersubordination 25

22.5	Undercollateralization 25

22.6	Non-subordinated interest shortfalls 26

23	Super senior and super senior support classes 27

24	Retail classes 27

25	Insured classes 27

26	Advance account 27

27	REMIC provisions 27

27.1	Constituent REMICs 27

27.2	The class P and class L regular interests 28

27.3	Principal distributions and loss allocations to class L and class P regular interests 29

27.4	Interest distributions to class L and class P regular interests 29

27.5	REMIC accounts and distributions 30

27.6	Tax matters person 31

28	Yield maintenance agreement and IA-9 reserve fund 32

28.1	Yield maintenance agreement 32

28.2	Reserve fund for class IA-9 certificates 33

28.3	Tax treatment 34

29	Notice addresses 34

30	Initial Depositories 35

Standard Terms 36

1 Definitions and usages 36

1.1 Defined terms 36

1.2 Usages 52

1.3 Calculations respecting mortgage loans 52

2 Transfer of mortgage loans and issuance of certificates; repurchase and substitution 53

2.1 Transfer of mortgage loans 53

2.2 CMSI’s representations and warranties 57

2.3 Repurchase or substitution of mortgage loans 58

3 Servicing 61

3.1 CitiMortgage as servicer and master servicer 61

3.2 Collections 62

3.3 Certificate and other accounts 62

3.4 Prepayment interest shortfalls 65

3.5 Advances 65

3.6 Distributions 68

3.7 Third-party servicing 70

3.8 Permitted withdrawals from certificate account 71

3.9 Expenses 72

3.10 Primary mortgage insurance 73

3.11 Hazard insurance 73

3.12 Realization on defaulted mortgage loans 74

3.13 Release of mortgage files 76

3.14 Reports to certificate holders and others 77

3.15 Tax returns and reports 79

3.16 Application of buydown funds 79

3.17 Assumption and modification agreements 80

3.18 Refinancings and curtailments; loan modifications 80

3.19 Investment accounts 81

3.20 Paying Agent and Certificate Registrar 84

3.21 Exchange Act reporting 85

4 CitiMortgage 86

4.1 Liability of CitiMortgage and others 86

4.2 Assumption of CitiMortgage’s obligations by affiliate 87

4.3 Maintenance of office or agency 87

4.4 Servicer not to resign 87

4.5 Delegation of duties 88

4.6 Errors and omissions insurance 88

5 The certificates 88

5.1 The certificates 88

5.2 Registration of transfer and exchange of certificates 89

5.3 Mutilated, destroyed, lost or stolen certificates 93

5.4 Persons deemed owners 94

5.5 Access to list of certificate holders’ names and addresses 94

5.6 Definitive certificates 94

5.7 Notices to Clearing Agency 95

6 [Reserved] 95

7 Default 95

7.1 Events of Default 95

7.2 Trustee to act; appointment of successor 96

8 The Trustee 96

8.1 Duties 96

8.2 Liability 98

8.3 Trustee not liable for certificates or mortgage loans 98

8.4 Trustee may own certificates 99

8.5 Trustee’s fees and expenses 99

8.6 Eligibility requirements for Trustee 100

8.7 Resignation or removal of Trustee 100

8.8 Successor trustee 101

8.9 Merger or consolidation of Trustee 101

8.10 Appointment of co-trustee or separate trustee 101

8.11 Tax returns 103

8.12 Appointment of authenticating agent 103

9 Termination 104

9.1 Termination upon repurchase by CMSI or liquidation of all mortgage loans 104

10 General provisions 106

10.1 Amendments 106

10.2 Recordation of Agreement 107

10.3 Limitation on rights of certificate holders 107

10.4 Governing law 108

10.5 Maintenance of REMICs 108

10.6 Notices 108

10.7 Severability of provisions 108

10.8 Assignment 108

10.9 Certificates nonassessable and fully paid 109

11 Depositories 109

11.1 Depositories 109

Signatures and acknowledgments 111

Schedule 1: Servicing criteria to be addressed in report on assessment of compliance

Appendix 1: Transferee’s Affidavit

Exhibit A: Forms of certificates A-1

Exhibit B: Mortgage Loan Schedules

Exhibit C: Form of Mortgage Document Custodial Agreement C-1

Exhibit D: Form of Purchaser Letter D-1

Exhibit E: Form of ERISA Letter E-1

Exhibit F: Form of Yield Maintenance Agreement F-1

Defined Terms

accrual class, 17
accrual directed class, 17
accrual termination day, 36
advance account, 27
advance account advances, 27
advance account available advance amount, 27
advance account depository, 27
advance account depository agreement, 27
advance account funding date, 27
advance account trigger date, 27
affiliate, 36
affiliated mortgage loans, 61
affiliated Paying Agent advances, 67
affiliated servicing fee rate, 36
Agent, 90
aggregate outstanding advances, 36
allocated loss, 20
alternative certificate account, 109
alternative custodial accounts for P&I, 109
alternative escrow account, 109
alternative servicing account, 109
applicable constituent REMIC, 28
appraisal, 36
assumed principal balance, 32
Authenticating Agent, 9, 103
Authorized Officer, 36
Bankruptcy Code, 36
bankruptcy coverage termination date, 36
bankruptcy loss, 36
bankruptcy loss limit, 36
beneficial owner, 37
book-entry certificates, 13
business day, 37
buydown account, 37
buydown funds, 37
buydown mortgage loan, 37
buydown subsidy agreement, 37
certificate account, 62
certificate holder, 37
certificate insurance policy, 27
certificate rate, 10
Certificate Register, 90
Certificate Registrar, 10
certificates, 9
Citibank banking affiliate, 37
CitiMortgage, 9
class, 37
class A-PO, 9
class A-PO certificates, 9
class B holder, 61
class B-x, 9
class B-x certificates, 9
class IA-IO, 9
class IA-IO certificates, 9
class IA-x, 9
class IA-x certificates, 9
class IIA-1, 9
class IIA-1 certificates, 9
class IIA-IO, 9
class IIA-IO certificates, 9
class L regular interest, 28
class LR certificates, 9
class P regular interests, 28
class percentage, 37
class PR certificates, 9
class R certificates, 9
classes A-x through A-y, 38
classes B-x through B-y, 38
Clearing Agency, 38
Clearing Agency Participant, 38
closing date, 10
CMSI, 9
collected servicing fee, 38
component classes, 22
composite class, 22
constituent REMIC, 28
corporate trust office, 34
cumulative loss test, 15
current interest allocation, 14
custodial accounts for P&I, 64
custodial investment account, 82
cut-off date, 9
debt service reduction, 38
deficient valuation, 38
definitive certificates, 13
delegated servicer, 38
delinquency test, 15
denominations, 12
Depository, 39
determination date, 39
discount loan, 39
disqualified organization, 90

distribution account, 68
distribution day, 10
distribution day data, 69
distribution day statement, 70
distribution report, 77
Eligible Account, 39
Eligible Investments, 83
eligible substitute mortgage loan, 60
ERISA, 39
ERISA Prohibited holder, 90
ERISA Restricted Certificates, 39
escrow accounts, 64
Events of Default, 95
Exchange Act, 39
extraordinary event, 39
FDIC, 39
Fitch, 39
fraud loss, 40
fraud loss limit, 39
Furnished Document, 97
GIC, 40
GNMA, 40
group, 22, 40
group target-rate class percentage, 40
Guide, 40
high-cost mortgage loan, 40
holder, 40
hypothetical mortgage loan, 40
IA-9 reserve fund, 33
impaired subordination level, 16
independent accountants, 40
Indirect Participant, 40
initial, 40
initial bankruptcy loss limit, 12
initial fraud loss amount, 12
initial special hazard loss limit, 12
insurance premium, 27
insurance proceeds, 40
insured class, 27
Insurer, 27
interest allocation, 14
interest allocation carryforward, 14
interest distribution, 17
interest portion of a liquidated loan loss, 41
interest portion of a realized loss, 48
Internal Revenue Code, 41
investment account, 41
Investment Income, 41
IO class, 41
IO loan, 41
IO strip, 41
last scheduled distribution day, 10
latest possible maturity date, 10
LIBOR, 21
LIBOR accrual period, 21
LIBOR classes, 21
liquidated loan, 41
liquidated loan loss, 41
liquidation expenses, 41
liquidation proceeds, 41
loss recovery, 42
LOWER-TIER REMIC, 28
lower-tier REMIC account, 30
margin, 32
master servicer, 61
master servicing fee, 42
master servicing fee rate, 42
material breach, 59
maximum protection percentage, 32
MERS, 54
month, 42
monthly affiliated servicing fee rate, 36
monthly master servicing fee rate, 42
monthly pass-through rate, 45
monthly third-party servicing fee rate, 51
Moody’s, 42
mortgage, 42
Mortgage Document Custodial Agreement, 53
Mortgage Document Custodian, 53
mortgage documents, 42
mortgage file, 42
mortgage loan, 42
mortgage loan schedule, 42
mortgage note, 42
Mortgage Note Custodian, 42
mortgage note rate, 42
mortgaged property, 42
mortgagor, 42
multiple-pool series, 42
NAS classes, 17
net liquidation proceeds, 42
net Paying Agent advances, 43
net REO proceeds, 43
net voluntary advances, 43
non-accelerated senior classes, 17
nonrecoverable advance, 43
non-subordinated losses, 43
non-supported prepayment interest shortfall, 43
notional balance, 13
officer’s certificate, 43

opinion of counsel, 43
order of seniority, 43
order of subordination, 43
original value, 44
Originator, 44
outstanding, 44
overcollateralized, 25
PAC class, 17
Participant, 45
pass-through rate, 45
Paying Agent, 10
Paying Agent failure, 27
Paying Agent failure advance, 27
percentage interest, 45
person, 45
planned amortization class, 17
PO class, 45
PO loan, 45
PO strip, 45
pool, 45
pool distribution amount, 46
pool I, 22
pool II, 22
POOLING REMIC, 28
pooling REMIC account, 30
predatory lending law, 46
Predecessor Certificates, 46
premium loan, 46
prepayment interest shortfall, 46
primary mortgage insurance certificate, 46
principal allocation, 14
principal balance, 13
principal distribution, 17
principal portion of a liquidated loan loss, 41
principal portion of a realized loss, 48
principal prepayment, 46
private certificates, 46
Proceeding, 46
property protection expenses, 46
Purchaser, 10
Qualified GIC, 46
Qualified Nominee, 47
rating agency, 10
ratio-stripped IO class, 48
ratio-stripped IO loan, 48
ratio-stripped PO class, 48
ratio-stripped PO loan, 48
realized losses, 48
record date, 48
reduction amount, 25
regular interests, 28
Regulation AB, 85
reimbursement, 17
relevant servicer, 48
Relieved interest, 67
REMIC, 48
REMIC Provisions, 48
remittance delinquency, 66
remittances on affiliated mortgage loans, 63
remittances on third-party loans, 65
REO loan, 48
REO proceeds, 48
REO property, 48
Required Amount of Certificates, 48
reserve fund, 27
residual certificates, 9
residual distribution, 17
residual interest, 28
Responsible Officer, 49
retail class, 27
retail reserve fund, 27
S&P, 49
scheduled monthly loan payment, 49
scheduled principal balance, 49
scheduled principal payments, 49
scheduled servicing fee, 49
Securities Act, 49
senior classes, 9
senior to, 49
Series Terms, 9
servicing account advances, 65
servicing accounts, 63
Servicing Officer, 49
Similar Law, 92
single certificate, 49
single-pool series, 49
special hazard loss, 49
special hazard loss limit, 50
special hazard percentage, 50
special servicer, 61
special servicing agreement, 61
specially serviced mortgage loans, 61
Standard Terms, 9
startup day, 10
subordinate to, 50
subordinated classes, 9
subordinated losses, 50
subordination depletion date, 50
subordination level, 16
substitution adjustment amount, 60

substitution day, 59
super senior classes, 27
super senior support classes, 27
TAC class, 17
target rate, 12
targeted amortization class, 17
target-rate class, 12
target-rate class percentage, 50
target-rate loan, 50
target-rate strip, 50
tax matters person, 31
third-party mortgage loans, 61
third-party Paying Agent advance, 67
third-party servicer, 61
third-party servicer advance, 66
third-party servicing agreement, 61
third-party servicing fee, 51
third-party servicing fee rate, 51
Transfer Instrument, 51
Trust, 9
Trust Fund, 51
Trustee, 9
U.S. person, 51
uncommitted cash, 51
uncommitted cash advances, 66
undercollateralized, 25
undersubordination, 25
Underwriter, 10
unscheduled principal payments, 51
upper-tier REMIC, 28
upper-tier REMIC account, 30
voluntary advance, 66
voting interest, 13
yield maintenance agreement, 32
yield maintenance amount, 33
yield maintenance payments, 32
yield maintenance percentage, 32
yield maintenance provider, 32
yield maintenance reserve fund, 33
yield protected certificates, 32

POOLING AND SERVICING AGREEMENT
February 1, 2007

PARTIES
•	Citicorp Mortgage Securities, Inc., a Delaware corporation (CMSI)

•	CitiMortgage, Inc., a New York corporation (CitiMortgage)

•	U.S. Bank National Association, a national banking association, in its individual capacity and as Trustee

•	Citibank, N.A., a national banking association, in its individual capacity and as Paying Agent, Certificate Registrar, and Authenticating Agent

BACKGROUND
In the regular course of their business, affiliates of CMSI originate and acquire mortgage loans. CMSI, CitiMortgage and the Trustee wish to set forth the terms and conditions under which the Trust will acquire the mortgage loans listed in exhibit B, certificates will be issued to holders evidencing ownership interests in the Trust Fund, and CitiMortgage will manage and service the mortgage loans.

AGREEMENT
This Pooling and Servicing Agreement (this agreement) consists of sections 1 through 11 (the Standard Terms) and sections 12 and following (the Series Terms). The Standard Terms follow the Series Terms. If there is a conflict or inconsistency between the Standard Terms and the Series Terms, the Series Terms will prevail.

SERIES TERMS

12	The series

12.1 Establishment
A common law trust is established under New York law as of February 1, 2007 (the cut-off date), to be called the “CMALT (CitiMortgage Alternative Loan Trust), Series 2007-A2” (the Trust). CMSI is the settlor of the Trust, and U.S. Bank National Association is the trustee (in such capacity, the Trustee).
The Trust will issue a series of certificates designated as “CMALT (CitiMortgage Alternative Loan Trust), Series 2007-A2 REMIC Pass-Through Certificates.” The certificates will consist of and be further designated as
(i) 20 senior classes of certificates individually designated as
• for each integer x, from 1 through 16, inclusive, “Senior Class IA-x Certificates” (the class IA-x certificates or class IA-x);
• “Senior Class IIA-1 Certificates” (the class IIA-1 certificates or class IIA-1);
• “Senior Class IA-IO Certificates” (the class IA-IO certificates or class IA-IO);
• “Senior Class IIA-IO Certificates” (the class IIA-IO certificates or class IIA-IO); and
• “Senior Class A-PO Certificates” (the class A-PO certificates or class A-PO).
(ii) six subordinated classes of certificates designated, for each integer x, from 1 through 6, inclusive, as “Subordinated Class B-x Certificates” (the class B-x certificates or class B-x) (together with the senior classes of certificates, the certificates); and
(iii) three residual interests individually designated as
• “Class PR Certificates” (the class PR certificates),
• “Class LR Certificates” (the class LR certificates), and
• “Class R Certificates” (the class R certificates).
The class PR, LR and R certificates together constitute the residual certificates.
The Trustee hereby appoints Citibank, N.A. as Authenticating Agent.
CMSI, with the approval of the Trustee, hereby appoints the corporate trust department of Citibank, N.A. as Paying Agent and Certificate Registrar.
The Mortgage Document Custodian is Citibank, N.A.
The Underwriter and the Purchaser for the series is Credit Suisse Securities (USA) LLC.
The certificates will be first executed, authenticated and delivered on February 27, 2007 (the closing date). The closing date will also be the startup day.
The 25th day of each month (or if the 25th is not a business day, the next succeeding business day), beginning in March 2007, will be a distribution day. The last scheduled distribution day for each class is specified in the following table. The latest possible maturity date of each class for purposes of section 860G(a)(1) of the Internal Revenue Code and Treasury Regulations section 1.860G-1(a)(4)(iii) will be February 25, 2037.
The nationally recognized statistical rating agencies for the senior classes are Moody’s and Fitch, and for classes IA-1, IA-7 and IA-15 only, S&P; the rating agency for classes B-1 through B-5 is Fitch.

12.2 General terms for classes
The classes will have the following initial principal balances, certificate rates, and for the subordinated classes, initial target-rate class percentages and initial subordination levels:

class	initial principal (or notional) balance	certificate rate (per annum)	initial target-rate class percentage (1)	initial subordination level (2)	last scheduled distribution day
IA-1	$125,000,000.00	(3)	N/A	N/A	February 25, 2037
IA-2	125,000,000.00 (notional)(4)	(3)	N/A	N/A	February 25, 2037
IA-3	4,900,238.00	6%	N/A	N/A	February 25, 2037
IA-4	81,250,000.00	6%	N/A	N/A	February 25, 2037
IA-5	183,100,000.00	6%	N/A	N/A	February 25, 2037
IA-6	13,004,150.00	6%	N/A	N/A	February 25, 2037
IA-7	15,000,000.00	(3)	N/A	N/A	February 25, 2037
IA-8	15,000,000.00 (notional)(5)	(3)	N/A	N/A	February 25, 2037
IA-9	30,926,000.00	(3)	N/A	N/A	February 25, 2037
IA-10	20,000,000.00	6%	N/A	N/A	February 25, 2037
IA-11	13,134,000.00	6%	N/A	N/A	February 25, 2037
IA-12	20,317,612.00	6%	N/A	N/A	February 25, 2037
IA-13	78,033,000.00	5.75%	N/A	N/A	February 25, 2037
IA-14	78,033,000.00 (notional)(6)	0.25%	N/A	N/A	February 25, 2037
IA-15	45,696,000.00	6%	N/A	N/A	February 25, 2037
IA-16	30,926,000.00 (notional)(7)	(3)	N/A	N/A	February 25, 2037
IA-IO	628,549,476.18 (notional)(8)	Variable (9)	N/A	N/A	February 25, 2037
IIA-1	20,512,000.00	5.5%	N/A	N/A	February 25, 2022
IIA-IO	21,010,132.24 (notional)(8)	Variable (9)	N/A	N/A	February 25, 2022

class	initial principal (or notional) balance	certificate rate (per annum)	initial target-rate class percentage (1)	initial subordination level (2)	last scheduled distribution day
A-PO (composite)	1,307,918.00	0%	N/A	N/A	February 25, 2037
IA-PO (component)	1,289,055.00	0%	N/A	N/A	N/A
IIA-PO (component)	18,863.00	0%	N/A	N/A	N/A
B-1 (composite)	15,781,000.00	Blended	2.304342099372%	2.650101477850%	February 25, 2037
IB-1 (component)	15,284,183.84	6%	2.304415993967%	N/A	N/A
IIB-1 (component)	496,816.16	5.5%	2.302071099755%	N/A	N/A
B-2 (composite)	6,175,000.00	Blended	0.901673687575%	1.750146544530%	February 25, 2037
IB-2 (component)	5,980,599.15	6%	0.901702602037%	N/A	N/A
IIB-2 (component)	194,400.85	5.5%	0.900785060579%	N/A	N/A
B-3 (composite)	4,459,000.00	Blended	0.651103315449%	1.100284350574%	February 25, 2037
IB-3 (component)	4,318,622.12	6%	0.651124194734%	N/A	N/A
IIB-3 (component)	140,377.88	5.5%	0.650461633218%	N/A	N/A
B-4 (composite)	2,744,000.00	Blended	0.400678963353%	0.700369154294%	February 25, 2037
IB-4 (component)	2,657,613.61	6%	0.400691812144%	N/A	N/A
IIB-4 (component)	86,386.39	5.5%	0.400284081980%	N/A	N/A
B-5 (composite)	2,401,000.00	Blended	0.350594092934%	0.350443357549%	February 25, 2037
IB-5 (component)	2,325,411.91	6%	0.350605335626%	N/A	N/A
IIB-5 (component)	75,588.09	5.5%	0.350248571733%	N/A	N/A
B-6 (composite)	2,404,551.00	Blended	0.351112610062%	N/A	February 25, 2037
IB-6 (component)	2,328,851.12	6%	0.351123869381%	N/A	N/A
IIB-6 (component)	75,699.88	5.5%	0.350766577846%	N/A	N/A

(1)	The initial target-rate class percentages are:

senior target-rate classes:	95.040495231255%
group I senior target-rate classes:	95.040336192111%
group II senior target-rate classes:	95.045382974889%
subordinated classes:	4.959504768745%
(2)	The initial subordination level for the senior classes is 4.950051081531%.

(3)
The annual interest rates for the first LIBOR accrual period of February 25, 2007 through March 24, 2007 (February 1 to February 28 for classes IA-9 and IA-16), the formulas for the annual interest rates for subsequent LIBOR accrual periods, and the maximum and minimum annual interest rates for each LIBOR and inverse LIBOR class are as follows:

		Annual interest rate
Class	LIBOR accrual period beginning date	For first accrual period	Formula for subsequent accrual periods	Maximum	Minimum
IA-1	25th day of month	5.92%	LIBOR + 0.6%*	6%*	0.6%
IA-2	25th day of month	0.08%	5.4% - LIBOR	5.4%	0%
IA-7	25th day of month	5.87%	LIBOR + 0.55%*	6%*	0.55%
IA-8	25th day of month	0.13%	5.45% - LIBOR	5.45%	0%

IA-9	1st day of month	6%**	For first 12 distribution days: LIBOR + 4.0%** After first 12 distribution days: 6%	6%**	4%
IA-16	1st day of month	0%	For first 12 distribution days: 2% - LIBOR After first 12 distribution days: 0%	2%	0%

*
Classes IA-1 and IA-7 will benefit from yield maintenance agreements with Credit Suisse International that may provide additional payments to those holders for distribution days for which LIBOR is greater than 5.4% for holders of class IA-1 certificates or 5.45% for holders of class IA-7 certificates. See section 28 “Yield maintenance agreement” below.

**
Class IA-9 will benefit from a reserve fund established by the Underwriter to provide additional payments to those holders for the first 12 distribution days at an annual rate of 1.5%. Accordingly, the effective interest rate on the class IA-9 certificates for the first distribution day will be 7.5% per annum. See section 28.3, “Reserve fund for class IA-9 certificates” below.

(4)	The notional balance of class IA-2 on any distribution day will equal the principal balance of class IA-1 on that distribution day.

(5)	The notional balance of class IA-8 on any distribution day will equal the principal balance of class IA-7 on that distribution day.

(6)	The notional balance of class IA-14 on any distribution day will equal the principal balance of class IA-13 on that distribution day.

(7)	The notional balance of class IA-16 on any distribution day will equal the principal balance of class IA-9 on that distribution day.

(8)
After the first distribution day, each ratio-stripped IO class will have a notional balance on any distribution day equal to the aggregate scheduled principal balance of the premium loans of the related pool on the last day of the preceding month.

(9)
Each ratio-stripped IO class will accrue interest on its notional balance at an annual rate equal to the weighted average net loan rate of the premium loans in its related pool minus the target rate for that pool. The initial annual interest rates for the ratio-stripped IO classes are expected to be approximately:

Class IA-IO	0.4371797176%
Class IIA-IO	0.3830348432%

12.3 Target rate
The annual target rates for the pools are
pool I: 6%
pool II: 5.5%
Each class other than any ratio-stripped IO or ratio-stripped PO class is a target-rate class.

12.4 Ratio-stripped IO and PO classes
Each of classes IA-IO and IIA-IO is a ratio-stripped IO class, and class A-PO is a ratio-stripped PO class.

12.5 Loss limits
There is no initial special hazard loss limit, initial bankruptcy loss limit, or initial fraud loss amount.

12.6 Denominations
The denominations of
• the senior class certificates and the class B-1 through B-3 certificates are initial principal (or, for any IO classes, notional) balances of $1,000 and any whole dollar amount above $1,000,
• the class B-4, B-5 and B-6 certificates are $100,000 initial principal balance and any larger integral multiple of $1,000, and

• the residual certificates are percentage interests summing to 100%.
If the initial principal or notional balance of a class is not a permitted denomination for a certificate of that class, one certificate of the class may be issued in a different denomination.

12.7 The mortgage loans
The mortgage loans in the Trust Fund are identified on the mortgage loan schedule. The mortgage loans in
• pool I will consist primarily of 20- to 30-year fixed-rate conventional one- to four-family mortgage loans, and
• pool II will consist primarily of 10- to 15-year fixed-rate conventional one- to four-family mortgage loans.

12.8 Right to repurchase
CMSI cannot exercise its right to repurchase the mortgage loans pursuant to section 9.1(a) of the Standard Terms unless
• the aggregate scheduled principal balance of the mortgage loans is less than $68,614,546.93 at the time of repurchase, and
• if there is an insured class outstanding and the exercise of such repurchase right would result in a draw under any certificate insurance policy, the Insurer has previously consented.

12.9 Book-entry and definitive certificates
All senior class certificates (other than the ratio-stripped IO certificates) and the class B-1 through B-3 certificates will be issued as book-entry certificates. Book-entry certificates for a class or a group of classes will be represented by one or more certificates issued in the name of a depository. The ratio-stripped IO certificates, the class B-4 through B-6 certificates, and the residual certificates will be issued in fully registered certificated form (definitive certificates).

12.10 Voting interests
Each IO class will have a 1% voting interest. The remaining voting interest will be allocated to the other classes in proportion to their principal balances. The voting interest of any class will be allocated among the certificates of the class in proportion to the certificates’ principal or notional balances, except that an Insurer will be entitled to the voting interest of an insured class for as long as the insured class is outstanding and the Insurer is not in default..

12.11 Cash deposit
No cash will be deposited into the certificate account on the closing date.

13	Principal balances

13.1 Class balances
Each class that is not an IO class will have a principal balance, and each IO class will have a notional balance. The principal or notional balance of multiple classes (e.g., the senior classes) is the aggregate of the principal or notional balances of those classes.
The initial principal or notional balance for each class is stated in “The series - General terms for classes” above. The principal balance of each class that is not an IO class will be adjusted on each distribution day, as described in “Adjustments to class balances” below.
The notional balance of a ratio-stripped IO class for any distribution day after the initial distribution day will equal the aggregate scheduled principal balance of the premium loans of the related pool on the last day of the preceding month.
The notional balance of each IO class that is not a ratio-stripped IO class will be adjusted on each distribution day as described in “The series - General terms for classes” above.

13.2 Certificate balances
The sum of the initial principal or notional balances stated on the certificates of each class will equal the initial principal or notional balance of the class.
Except as may be provided in “Retail classes” below, the principal or notional balance of each certificate will equal its proportionate share, based on the initial principal or notional balances stated on the certificates of the class, of the principal balance or notional balance of the class to which the certificate belongs.

14	Allocations

14.1 Interest allocations
Beginning on the cut-off date, each class (other than any PO class) will accrue interest for each month on its principal or notional balance at the certificate rate for the class stated in “The series - General terms for classes” above. In calculating accrued interest,
• a class’s principal or notional balance on the last day of a month will be considered to be the class’s principal or notional balance on every day of the month, and
• interest for a month will be calculated at 1/12 of the certificate rate, regardless of the number of days in the month.
Example: Suppose that on January 1, a class has a principal balance of $1,020,000 and a certificate rate of 6% per annum. On the January distribution day, the class’s principal balance is reduced by $20,000. As a result, the principal balance of the class on January 31 is $1 million. Then the interest accrued for the class during January (which is paid on the February distribution day) is 1/12 of 6% of $1 million = $5,000; that the principal balance of the class was greater than $1 million before the January distribution day, and that January has 31 days, are irrelevant.
A class’s interest allocation for a distribution day is the sum of
• the class’s current interest allocation for the distribution day, consisting of the class’s accrued interest for the preceding month minus the class’s proportionate share, based on accrued interest, of (1) any non-supported prepayment interest shortfall, and (2) the interest portion of any non-subordinated losses, for the preceding month,
• plus any excess of the class’s interest allocation for the preceding distribution day over the interest distributed to the class on that preceding distribution day (the interest allocation carryforward from that distribution day). (If the class is an insured class, for purposes of calculating allocations and distributions to the class, the interest allocation carryforward from a distribution day will be reduced by any payments to the class from the Insurer relating to the interest allocation carryforward, but will not be so reduced for purposes of effecting the Insurer’s subrogation rights relative to the interest portion of any insured payment.)

14.2 Principal allocations
The principal allocation for a distribution day is:
(a) for any ratio-stripped PO class, the sum for that distribution day of scheduled and unscheduled principal payments on its PO strip for that distribution day.
(b) for the senior target-rate classes collectively, the sum for that distribution day of
• the target-rate class percentage for the senior target-rate classes of scheduled principal payments on the target-rate strip, and
• all unscheduled principal payments on the target-rate strip allocated to the senior target-rate classes pursuant to “ - Unscheduled principal” below.

• The principal allocation for the senior target-rate classes will be allocated among the individual senior target-rate classes pursuant to “Allocations among the senior classes” below.
(c) for each subordinated class,
• the class’s target-rate class percentage of scheduled principal payments on the target-rate strip for that distribution day,
• plus the class’s proportionate share, based on the principal balances of the subordinated classes, of unscheduled principal payments on the target-rate strip for that distribution day that are not allocated to the senior target-rate classes pursuant to the preceding paragraph (b),
• plus or minus any amounts that are reallocated to or from the class pursuant to “- Maintenance of subordination” below.

14.3 Unscheduled principal
For each distribution day, the following percentage of unscheduled principal payments on the target-rate strip received during the preceding month will be allocated to the senior target-rate classes:
• 100% if the target-rate class percentage for all the senior target-rate classes on the distribution day exceeds the initial target-rate class percentage for all the senior target-rate classes.
• otherwise, and subject to the following proviso, the sum of (1) the target-rate class percentage for the senior target-rate classes, plus (2) the following percentage of the target-rate class percentage for the subordinated classes:
distribution days	percentage
1 through 60	100%
61 through 72	70%
73 through 84	60%
85 through 96	40%
97 through 108	20%
109 and after	0%
provided, that
• if the distribution day is one on which the percentage shown in the preceding table is to be reduced - that is, the 61st, 73rd, 85th 97th or 109th distribution day - and either the cumulative loss test or the delinquency test described below are not satisfied, then the percentage will not be reduced on that distribution day or on any subsequent distribution day until both the cumulative loss and delinquency tests are passed, and
• if the cumulative loss test is not satisfied for a distribution day, the percentage of unscheduled principal payments allocated to the senior target-rate classes will be the greater of the percentage of unscheduled principal payments allocated to the senior target-rate classes for that distribution day calculated in accordance with the preceding rules of this section, or the percentage of unscheduled principal payments allocated to the senior target-rate classes for the preceding distribution day.
The cumulative loss test is satisfied for a distribution day if cumulative realized losses through that distribution day do not exceed the following percentages of the initial principal balance of the subordinated classes:
distribution days	percentage of initial principal balance of subordinated classes
61 through 72	30%
73 through 84	35%
85 through 96	40%
97 through 108	45%
109 and after	50%
The delinquency test is satisfied for a distribution day if CitiMortgage certifies to the Trustee that the average of the aggregate scheduled principal balance of mortgage loans delinquent 60 days or more (including, for this purpose, mortgage loans in foreclosure and real estate owned by the Trust as a result of mortgagor default) for that distribution day and the preceding five distribution days is either (1) less than 50% of the average of the principal balance of the subordinated classes for those distribution days, or (2) less than 2% of the average scheduled principal balance of all of the mortgage loans for those distribution days.
If there are composite and component subordinated classes, only the composite subordinated classes are considered in the cumulative loss and delinquency tests.

14.4 Maintenance of subordination
The subordination level for a class (other than a ratio-stripped IO class) is the sum of the class percentages of all classes that are subordinate to that class. If a class’s subordination level on the day before a distribution day is less than the class’s initial subordination level, then the class will have an impaired subordination level on that distribution day.
If a subordinated class has an impaired subordination level on a distribution day, then all principal originally allocated to the subordinated classes will be allocated to the most senior of the subordinated classes with an impaired subordination level and to those subordinated classes that are senior to the impaired class, in proportion to their principal balances, up to those classes’ principal balances, and any remainder will be allocated to the remaining subordinated classes, in order of seniority, up to those classes’ principal balances.
Example: Suppose that on a distribution day, (a) each of classes B-1 through B-6 had a principal balance on the preceding day of $1,000, (b) the aggregate principal allocation to the subordinated classes is $3,120, and (c) class B-2 has an impaired subordination level. Then on that distribution day
(1) the entire amount allocated to the subordinated classes will be allocated to classes B-1 and B-2, in proportion to their principal balances, up to their principal balances, and
(2) $1,000 of the remaining $1,120 will be allocated to class B-3, reducing its principal balance to zero, and
(3) the remaining $120 will be allocated to class B-4.

15	Allocations among the senior classes

15.1 Order of allocation among senior target-rate classes
On each distribution day before the subordination depletion date, the aggregate scheduled and unscheduled principal allocated to the senior target-rate classes of a group will be allocated to the individual senior target-rate classes of that group as follows:
Group I: Principal allocated to the group I senior target-rate classes from the pool I target-rate strip will be allocated sequentially as follows:
First, to classes IA-4, IA-11 and IA-15, the amounts determined under ‘‘NAS classes’’ below.
Second, the lesser of
• 99.99% of the amount remaining to be distributed, and
• $3,677,075
concurrently to classes IA-5, IA-6, IA-10 and IA-13, in proportion to their principal balances until their principal balances are reduced to zero.
Third, concurrently,
• 73.2050595238% concurrently to classes IA-1 and IA-7, in proportion to their principal balances, until their principal balances are reduced to zero, and
• 26.7949404762% sequentially to classes IA-12 and IA-9, in that order, until their principal balances are reduced to zero.

Fourth, concurrently to classes IA-5, IA-6, IA-10 and IA-13, in proportion to their principal balances, until their principal balances are reduced to zero.
Fifth, to class IA-3 until its principal balance is reduced to zero.
Sixth, concurrently to classes IA-4, IA-11 and IA-15, in proportion to their principal balances, until their principal balances are reduced to zero.
Group II: Principal allocated to the group II senior target-rate classes from the pool II target-rate strip will be allocated to class IIA-1 until its principal balance is reduced to zero.
Beginning on the subordination depletion date, the priorities stated above will cease to be in effect, and, except as may otherwise be provided in “Super senior and super senior support classes” below, the principal allocation for the senior target-rate classes of each group will be allocated to the senior target-rate classes of the group in proportion to their principal balances on the preceding day.

15.2 NAS classes
Classes IA-4, IA-11 and IA-15 are non-accelerated senior, or NAS classes.
For the first 60 distribution days, the principal allocation for a NAS class will be zero.
For distribution day 61 and after, the principal allocation for each NAS class will equal the percentage shown below of its proportionate share, based on the principal balances of its group’s target-rate classes, of scheduled and unscheduled principal payments on the related pool’s target-rate strip allocated to the group’s target-rate classes for that distribution day.
distribution day	percentage
0 - 60	0%
61 - 72	30%
73 - 84	40%
85 - 96	60%
97 - 108	80%
109 and after	100%

15.3 PAC and TAC classes
There are no planned amortization (or PAC) classes.
There are no targeted amortization (or TAC) classes.

16	Distributions

16.1 Types of distributions
Each distribution will be either an interest distribution, a principal distribution, a reimbursement, or a residual distribution, as described in “- Distribution priorities” below.

16.2 Accrual and accrual directed classes
There are no accrual or accrual directed classes.

16.3 Distribution priorities
Subject to section 18, “loss recoveries,” on each distribution day, the pool distribution amount will be first distributed to any Insurer to pay any insurance premium, and then to the outstanding classes in the following priority (and, if there are any insured classes, the insured payment and amounts withdrawn from the reserve fund will be applied to make payments to the insured class certificates as provided in “Insured classes” below):
(1) To each senior class, first, its current interest allocation for that distribution day, and second its interest allocation carryforward from the preceding distribution day, except that an accrual class’s interest distributions may be redirected as described in “- Accrual and accrual directed classes” above. Distributions of current allocations among the senior classes will be in proportion to current interest allocations for, and distributions of interest allocation carryforwards will be in proportion to interest allocation carryforwards to, that distribution day.
(2) (a) To any ratio-stripped PO class, principal up to its principal allocation for that distribution day, and (b) to the senior target-rate classes, principal up to their aggregate principal allocation for that distribution day, to be distributed to the senior target-rate classes in the priorities described in “Allocations among the senior classes - Order of allocation among senior target-rate classes” above.
(3) To each subordinated class, in order of seniority, first, interest up to its interest allocation for that distribution day, and second, principal up to its principal allocation for that distribution day, except that a subordinated class’s principal distribution may be used to reimburse a ratio-stripped PO class, as described in the following paragraph.
(4) Principal distributed to the subordinated classes under the preceding paragraph will be used to reimburse a ratio-stripped PO class up to the amount of (a) any realized subordinated losses previously allocated to the ratio-stripped PO class, and (b) any reduction to the ratio-stripped PO class’s principal balance to reflect the excess of (i) the aggregate principal allocations to the ratio-stripped PO class over (ii) the aggregate principal distributions to the ratio-stripped classes, as described in “Adjustments to class balances” below, to the extent that such losses and reductions were not previously reimbursed under this paragraph (4) or “Loss recoveries” below. Such reimbursements will be taken from distributions to the subordinated classes in order of subordination.
(5) To each class, in order of seniority, a reimbursement of any reduction to the classes’ principal balances to reflect the excess of (a) the aggregate principal allocations to the classes over (b) the aggregate principal distributions to the classes, as described in “Adjustments to class balances” below, to the extent such reductions were not previously reimbursed. Classes with equal seniority will share in the reimbursement in proportion to such unreimbursed reductions.
(6) To the residual certificates, a residual distribution of the remaining pool distribution amount.
A class that is no longer outstanding cannot receive a distribution.
Notwithstanding anything to the contrary in this agreement, no distribution will be made to a subordinated class on a distribution day if on that distribution day the principal balance of a more senior class would be reduced by any part of the principal portion of a realized subordinated loss.

16.4 Distributions to certificate holders
On each distribution day, distributions to a class will be distributed to the holders of the certificates of the class in proportion to the principal or notional balances of their certificates.

16.5 Final distribution on the residual certificates
Upon termination of the Trust in accordance with section 9.1, “Termination upon repurchase by CMSI or liquidation of all mortgage loans,” any class PR certificates, and if there are no class PR certificates, the LR certificates will receive all amounts remaining in the certificate account and in any retail reserve fund after all required distributions on the certificates, and any required distributions to any Insurer, have been made.

16.6 Wire transfer eligibility
The minimum number of single certificates eligible for wire transfer on each distribution day, for the certificates, is 1,000 (representing a $1,000,000 initial principal balance or initial notional balance) and, for the residual certificates, a 100% percentage interest.

17	Adjustments to class balances
On each distribution day, the principal balance of each class that is not an IO class will be adjusted, in the following order, as follows:
(1) The principal balance of any ratio-stripped PO class will be reduced by realized losses on its PO strip for the preceding month.
(2) The aggregate principal balance of the target-rate classes will be reduced by the principal portion of realized non-subordinated losses on the target-rate strip for the preceding month. The reduction will first be allocated between the subordinated classes, collectively, and the senior target-rate classes, collectively, in proportion to aggregate principal balances. The reduction for the subordinated classes will be allocated to the individual subordinated classes in proportion to their principal balances. The reduction for the senior target-rate classes will be allocated to the individual senior target-rate classes in proportion to their principal balances, except that the principal balance of an accrual class will be deemed to be the lesser of its principal balance or its initial principal balance.
(3) To the extent that on the distribution day an interest distribution to an accrual class is redirected to an accrual directed class, the principal balance of the accrual class will be increased.
(4) The principal balance of each class will be reduced by its principal distributions for that distribution day, including
(a) principal distributions to an accrual directed class that are redirected from interest distributions to an accrual class, and
(b) principal distributions to a subordinated class, even if part or all of those principal distributions are, pursuant to section 16.3(4), used to reimburse a ratio-stripped PO class.
However, any portion of an accrual class’s interest distribution that, on the distribution day before the class’s accrual termination day, is distributed as principal to the accrual class itself, will neither increase nor decrease the class’s principal balance.
(5) The aggregate principal balance of the target-rate classes will be reduced by the principal portion of realized subordinated losses on the target-rate strip for the preceding month. The reductions will be applied first to the subordinated classes in order of subordination, in each case until the principal balance of the class is reduced to zero. If the realized subordinated losses exceed the principal balance of the subordinated classes, the principal balance of the senior target-rate classes will be reduced by the amount of the excess. The excess will be allocated among the senior target-rate classes in proportion to their principal balances, except that for this allocation, the principal balance of an accrual class will be deemed to be the lesser of its principal balance or its initial principal balance.

(6) The principal balance of any ratio-stripped PO class will be reduced by the excess of (a) the class’s principal allocation over (b) the class’s principal distribution for that distribution day.
(7) The principal balance of each target-rate class will be reduced, in order of subordination, in an aggregate amount equal to the excess of (a) the aggregate principal allocations to the target-rate classes over (b) the aggregate principal distributions to the target-rate classes. Classes of equal seniority will share in such reduction in proportion to the amounts by which the principal allocation to each such class exceeded its principal distribution.
For purposes of the preceding paragraphs (1) through (7),
• the principal portion of a debt service reduction will not be considered a realized loss, and
• references to the class principal balances in any paragraph mean the principal balances after the adjustments required by the preceding numbered paragraphs.
Where the principal balance of a class is reduced due to a realized loss under the preceding paragraphs (1), (2) or (5), the loss will be said to be allocated to the class (an allocated loss) to the extent of the reduction.

18	Loss recoveries
The following rules for loss recoveries supersede any conflicting rules in “Distributions” or “Adjustments to class balances” above.
On each distribution day, the amount of any loss recovery for the preceding month will be distributed as follows:
First, to each senior class to the extent of and in proportion to its aggregate realized losses for that and all preceding months that were not previously reimbursed under this paragraph or, for a ratio-stripped PO class, paragraph 4 of “Distributions — Distribution priorities” above.
Second, to the target-rate classes in the same manner as a distribution of unscheduled principal.
Distributions made pursuant to paragraph First above will not result in any adjustments to class balances, but distributions made pursuant to paragraph Second above will result in the normal adjustments to the class balances described in paragraph 4 of “Adjustments to class balances” above.
The principal balances of the subordinated classes will be increased in order of seniority to the extent of their aggregate realized losses for that and all preceding months that were not previously reimbursed under this paragraph, up to an aggregate amount for all subordinated classes equal to the loss recovery less the amounts distributed to the senior classes under paragraph First above.
Example: In May, there is a $1,000 loss recovery. On the June distribution day, prior to any distributions or adjustments, the senior classes have aggregate unreimbursed losses of $100 of losses that were not subject to subordination and the subordinated classes have aggregate unreimbursed losses of $700. (Unreimbursed losses can be less than the recovery if some classes that previously absorbed losses are no longer outstanding.) Then on the June distribution day,
1 $100 of the loss recovery will be distributed to the senior classes to reimburse them for previously allocated losses, but the distribution will not reduce the principal balances of the senior classes.
2 The remaining $900 of the loss recovery will be distributed to the target-rate classes in the same manner as unscheduled principal, and class balances will be reduced by the amount of the distributions.

3 The principal balances of the subordinated classes will be increased by $700, in order of seniority up to the amount of unreimbursed losses.
If expenses on the liquidated loans for any month exceed the amounts recovered on the liquidated loans for the month, the excess will be treated as a realized loss on the mortgage loans.

19	Additional structuring features
The preceding provisions for allocations and distributions, and for adjustments to class balances, are subject to the following sections on LIBOR classes, composite and component classes, multiple-pool series, retail classes, and insured classes.

20	LIBOR classes
Classes IA-1, IA-2, IA-7 through IA-9, and IA-16 are LIBOR classes.
Each LIBOR class will have a monthly LIBOR accrual period from the day of the month indicated in the footnotes to the table in “The Series - General terms for classes” above through the day preceding the first day of the next LIBOR accrual period. The first LIBOR accrual period for a class will be the latest possible LIBOR accrual period that ends before the first distribution day.
Example: The LIBOR accrual period for a LIBOR class begins on the 25th day of the month, and the first distribution day is February 25, 200x. Then the first LIBOR accrual period for the class begins on January 25, 200x and runs through February 24, 200x, the second LIBOR accrual period begins on February 25, 200x and runs through March 24, 200x, and so forth.
A LIBOR class will not accrue interest for any period before its first LIBOR accrual period. The interest rate for each LIBOR class is stated in “The series - General terms for classes” above.
CitiMortgage will determine LIBOR for each LIBOR accrual period (after the first LIBOR accrual period) on the second business day before the beginning of each LIBOR accrual period as follows:
• LIBOR for any determination day will be the British Bankers Association LIBOR rate for US dollar deposits with a one-month maturity at 11AM, London time on that day, as such rate appears on Telerate Page 3750, Bloomberg Page BBAM, or another page of these or any other financial reporting service in general use in the financial services industry, rounded upward, if necessary, to the nearest multiple of 1/16 of 1%.
• If no rate is so reported on that day, CitiMortgage will determine LIBOR on the basis of the rates on that day at approximately 11AM, London time, at which deposits in U.S. Dollars with a maturity of one month in a principal amount of not less than U.S. $1 million and representative for a single transaction in that market at that time, are offered to prime banks in the London interbank market for at least four major banks in the London interbank market selected by CitiMortgage. CitiMortgage will request the principal London office of each such bank to provide a quotation of its rate. If at least two such quotations are provided, LIBOR will be the arithmetic mean of those quotations.
• If fewer than two quotations are provided, LIBOR will be the arithmetic mean of the rates quoted at approximately 11AM, New York time, on that day by three major banks in New York City selected by CitiMortgage for loans in U.S. Dollars to leading European banks having a maturity of one month in a principal amount of not less than U.S. $1 million that is representative for a single transaction in such market at such time. If the banks selected by CitiMortgage are not quoting such rates, LIBOR will be LIBOR for the preceding LIBOR accrual period.
CitiMortgage may designate an affiliate or a third party to determine LIBOR.

21	Composite and component classes
The composite classes of the series, and each composite class’s component classes are shown in the table in “The series - General terms for classes” above.
Each composite class is comprised of two or more component classes. Certificates are only issued for composite classes. Component classes cannot be severed from their composite classes, and cannot be separately transferred. Component classes are, however, considered classes for all purposes of the preceding sections on allocations and distributions except that all distributions to the component classes of a composite class will become distributions to the composite class. A composite class is not considered a class for purposes of allocations and distributions, but instead receives all the distributions made to any of its component classes. Voting is by composite, not component, classes.
In a multiple-pool series, each subordinated class is a composite class formed of two or more component classes. Unless otherwise specified, references to a “subordinated class” mean the composite class.

22	Multiple-pool series
This is a multiple-pool series. The mortgage loans of this series are divided into two pools. Pool I consists of the mortgage loans described in exhibit B-1, and Pool II consists of the mortgage loans described in exhibit B-2.
Each class of this series (other than certain composite classes) belongs to a group of classes related to a specific pool. The designation of each class in a group bears the roman numeral prefix of its related pool, and the group is referred to by that prefix.
Example: Classes related to pool I bear the prefix “I,” as IA-1, IB-1, etc., and are referred to collectively as “group I.”
With exceptions described below, the classes of each group are treated like a separate series, with allocations to the classes of the group being based solely on payments on the related pool. Any ratio-stripping will be done on a pool basis, so that there will be separate PO, IO and target-rate strips for each pool, with the related group having its own target-rate, and ratio-stripped IO and PO, classes.
The subordinated classes of each group will be component classes. A ratio-stripped IO or PO class of a group will only be a component class if so designated in “The series - General terms for classes” above.

22.1 Adjustment of subordinated component class principal balances
On each distribution day, the aggregate amount of any
• realized subordinated losses on the mortgage loans in a pool, or
• excess of the aggregate principal allocations to the related group’s target-rate classes over the aggregate principal distributions to those classes, that, in accordance with “Adjustments to class balances” above, would reduce the principal balances of the group’s subordinated component classes in order of subordination if the pool and the related groups were considered a separate series, will instead reduce
• the principal balances of the subordinated composite classes in order of subordination, and

• the aggregate principal balance of the group’s subordinated component classes, by that amount.
Such reduction in the aggregate principal balance of a group’s subordinated component classes will result in adjustments to the principal balance of the subordinated component classes of each group so the ratio of the principal balances of the component classes from each group will be the same for each subordinated composite class.
Example: Assume subordinated composite classes B-1 through B-6, each with a principal balance of $1,000. There are two groups, I and II, and the aggregate principal balance of each group’s subordinated component classes is $3,000. Then for each subordinated composite class, the ratio of the principal balance of its group I component class to the principal balance of its group II component class must be 1 to 1. Consequently, both the group I and the group II component class of each subordinated composite class will have a principal balance of $500.
Now assume a $750 subordinated loss in pool I. Then
• the principal balance of class B-6 will be reduced by $750, to $250, which will reduce the aggregate principal balance of the subordinated composite classes to $5,250,
• the aggregate principal balance of the group I subordinated component classes will be reduced by $750, to $2,250, while the aggregate principal balance of the group II subordinated component classes will remain at $3,000;
• the ratio of the aggregate principal balance of the group I subordinated component classes to the aggregate principal balance of the group II subordinated component classes will be $2,250 to $3,000, or 3 to 4;
• for classes B-1 through B-5, the principal balance of the composite class will remain at $1,000, but the principal balance of its group I component class will be approximately $428.57, and the principal balance of its group II component class will be approximately $571.43 (a ratio of 3 to 4); and
• class B-6’s principal balance of $250 will be comprised of a group I component class with a principal balance of approximately $107.14, and a group II component class with a principal balance of approximately $142.86 (a ratio of 3 to 4).
If subordinated losses on a mortgage pool for a distribution day exceed the aggregate principal balance of the subordinated component classes of the related group, the aggregate principal balance of such component classes will be reduced to zero, and the aggregate principal balance of the subordinated component classes of the other groups will be reduced by the excess.
Example: Suppose that in the series in the preceding example, the group I subordinated component classes and the group II subordinated component classes each have an aggregate initial principal balance of $3,000, and that each subordinated composite class, B-1 through B-6 has a principal balance of $1,000. Now suppose that there are $4,000 of subordinated losses on the mortgage loans in pool II’s target-rate strip, but no losses on the mortgage loans in pool I’s target-rate strip. Then the entire $4,000 of losses will be allocated to the subordinated classes, reducing the principal balance of classes B-3 through B-6 to zero. Classes B-1 and B-2 will each retain a principal balance of $1,000, comprised of a group I component class with a principal balance of $1,000 and a group II component class with a principal balance of $0. The principal balance of the subordinated group I component classes will thus be reduced by $1,000 even though there are no losses on the pool I target-rate strip.
Subject to “- Undercollateralization” below, if realized subordinated losses on a distribution day exceed the aggregate principal balance of the subordinated classes, the aggregate principal balance of the senior classes in each group will be reduced by the group’s proportionate share of the excess losses, based on the proportions of all the losses for that distribution day in the mortgage loan pools.
Example: Assume that for a distribution day, there are $2,250 of realized subordinated losses in pool I and $4,500 of realized subordinated losses in pool II. The aggregate principal balance of the subordinated classes is only $6,000. Then the principal balance of the subordinated classes will be reduced to $0, and the remaining $750 of losses will reduce the aggregate principal balance of the senior classes of group I by $250 (or 1/3 of $750), and will reduce the aggregate principal balance of the senior classes of group II by $500 (or 2/3 of $750). The principal balances of the component classes of the subordinated classes are irrelevant for these purposes.

22.2 Maintenance of subordination
Impairment of subordination for subordinated classes of a multiple-pool series will be determined based on composite, not component, classes. In determining whether a composite class has an impaired subordination level, the principal balance of the composite class will equal the sum of the principal balances of its component classes. If a subordinated composite class has an impaired subordination level, then principal will be allocated among the subordinated composite classes pursuant to “Allocations - Maintenance of subordination” above, and, for purposes of adjusting principal balances, will be further allocated to the component classes in proportion to their principal balances.

22.3 Distribution shortfalls
If on a distribution day, payments on the mortgage loans in the target-rate strip for a pool are not sufficient to permit payments of any insurance premium due to an Insurer, and all interest and principal allocated to the senior target-rate classes of the related group, then the pool may receive insurance premium, interest and principal distributions from payments on the mortgage loans in another pool once any insurance premium due is paid to the Insurer, and full interest and principal distributions are made to the senior target-rate classes of the group related to the other pool.
Example: Suppose that there are two groups of classes and that on a distribution day, cash available for distribution to the group I senior-target rate classes from payments on the pool I mortgage loans is $1,000 less than the aggregate interest and principal allocations to group I’s senior target-rate classes, while cash available for distribution to the group II senior-target rate classes from payments on the pool II mortgage loans exceeds the aggregate interest and principal allocations to group II’s senior target-rate classes by $1,500. Then $1,000 of the extra $1,500 available to group II will be used to make full interest and principal distributions to the group I senior target-rate classes, and only the remaining $500 will be distributed to the group II subordinated component classes.
If there are several pools for which mortgage loan payments do not provide enough cash for full distributions to the senior target-rate classes and any Insurer, the related groups will receive cash from other pools in proportion to the aggregate amount by which any insurance premium due to an Insurer, and interest and principal distributions would otherwise fall short of interest and principal allocations. If there are several pools where mortgage loan payments provide cash in excess of the amount required for full distributions, they will provide cash to the senior target-rate classes, and any Insurer, of those groups related to the other pools in proportion to the amounts of the excess.

22.4 Undersubordination
If on a distribution day before the subordination depletion date, the principal balances of all the senior target-rate classes of any group (but not the principal balances of all the group’s subordinated component classes) have been reduced to zero, and there is undersubordination (as defined below), then on that distribution day, before any distributions are made,
• the pool distribution amount of the group will be reduced by an amount (the reduction amount) equal to the lesser of (1) unscheduled principal payments on the related pool’s target-rate strip received by the Trust during the preceding month and (2) the excess, determined without regard to this section “- Undersubordination,” of the pool distribution amount over the amount required to be used to reimburse any ratio-stripped PO classes,
• the principal allocation to each class in the group will be reduced by the class’s proportionate share, based on principal balances, of the reduction amount,
• the pool distribution amount of each group whose senior target-rate classes have not been reduced to zero will be increased by a proportionate share of the reduction amount based on the aggregate principal balance of the senior target-rate classes of each such group, and
• the aggregate principal allocation for the senior target-rate classes of each group whose senior target-rate classes have not been reduced to zero will be increased by the portion of the reduction amount added to its pool distribution amount, which increased aggregate allocation will be further allocated among the senior target-rate classes in accordance with the rules in “Allocations among the senior target-rate classes” above.
There is undersubordination on a distribution day if either
• the subordination level of the senior classes (without regard to group) on that distribution day is less than 200% of the initial subordination level of the senior classes, or
• the aggregate scheduled principal balance of the mortgage loans in any pool that are delinquent 60 days or more (including for this purpose mortgage loans in foreclosure and real estate owned by the Trust as a result of Mortgagor default), averaged over the last six months, is 50% or more of the principal balance of the related group’s subordinated component classes.

22.5 Undercollateralization
Because losses on a mortgage loan may be allocated in part to the subordinated component classes of a different group, the scheduled principal balance of a pool’s target-rate strip could differ from the aggregate principal balance of the related group’s target-rate classes. If the scheduled principal balance of a pool’s target-rate strip is less than the aggregate principal balance of the related group’s target-rate classes, the group will be undercollateralized by the amount of the difference; conversely, if the scheduled principal balance of a pool’s target-rate strip is more than the aggregate principal balance of the related group’s target-rate classes, the group will be overcollateralized by the amount of the difference.
If a group is undercollateralized, the normal distribution rules will be adjusted as follows:
(1) To the extent that scheduled interest payments on the target-rate strip of a pool related to an overcollateralized group exceed the aggregate interest allocations to that groups’ target-rate classes, plus any insurance premium due to an Insurer, that excess, up to the amount of any interest allocation carryforwards that the undercollateralized group would otherwise experience on that distribution day and the insurance premium, will be deducted from the pool distribution amount for the overcollateralized group and added to the pool distribution amounts for the undercollateralized group. If there is more than one such undercollateralized group, or more than one overcollateralized group, then (a) amounts will be deducted from the pool distribution amounts for the groups that are overcollateralized in proportion to such excess interest payments, up to the aggregate amount of such interest allocation carryforwards and the insurance premium for the undercollateralized groups, and (b) amounts will be added to the pool distribution amounts of the undercollateralized groups in proportion to the amount of such interest allocation carryforwards and insurance premium.
(2) Before the subordination depletion date, if one or more groups is undercollateralized and the principal balance of each of the groups’ subordinated component classes has been reduced to zero, then (a) all amounts that (after required reimbursements to any ratio-stripped PO classes) would otherwise be distributed as principal to the subordinated component classes of the other groups, up to the aggregate amount by which such undercollateralized groups are undercollateralized, will, in proportion to the aggregate principal balance of the subordinated component classes of such other groups, be deducted from the pool distribution amount and the principal allocations to the subordinated component classes of such other groups, and (b) such amount will be added to the pool distribution amounts and the principal allocations of the target-rate classes of such undercollateralized groups, in proportion to the amount by which such groups are undercollateralized.
(3) After the subordination depletion date, if a group is undercollateralized, then
• once a group’s target-rate classes are all reduced to zero, principal payments on the related pool’s target-rate strip will be added to the pool distribution amount and to the principal allocations of the target-rate classes of the undercollateralized groups, in proportion to the amount by which they are undercollateralized, and
• realized losses on the target-rate strips of the pools related to the overcollateralized groups will, up to the amount by which the group is overcollateralized, not reduce the principal balances of the target-rate classes of those groups, but will instead reduce the principal balances of the target-rate classes of the undercollateralized groups, in proportion to the amount by which they are undercollateralized, and in accordance with “Adjustments to class balances” above. If there is more than one overcollateralized group, the losses that will not reduce principal balance will be in proportion to the amount by which each group is overcollateralized. If there is more than one undercollateralized group, the aggregate reductions in principal balances for each group will be in proportion to the amounts by which such groups are undercollateralized.

22.6 Non-subordinated interest shortfalls
Prior to the subordination depletion date, reductions to interest allocations due to (a) interest shortfalls due to the federal Servicemembers Civil Relief Act or any comparable state laws and (b) non supported prepayment interest shortfalls will be allocated pro-rata to all the classes of all the groups, regardless of the pools in which the shortfalls originate.
From and after the subordination depletion date,
• interest shortfalls due to the federal Servicemembers Civil Relief Act or any comparable state laws will be separately calculated for each pool, and will be allocated solely to the classes of the related group, and
• the compensating cap and non-supported prepayment interest shortfalls will be separately calculated for each pool, and non-supported prepayment interest shortfalls for a pool will be allocated solely to the classes of the related group.

23	Super senior and super senior support classes
The following table lists the super senior classes, and their respective super senior support classes.

Super senior
class	support class	support percentage	support amount
IA-1	IA-11	57.58%	$7,562,500
IA-4	IA-11	30.62	4,021,875
IA-5	IA-6	69.70	9,063,450
IA-7	IA-11	1.68	220,000
IA-13	IA-6	30.30	3,940,700
IA-15	IA-11	10.12	1,329,625

After the subordination depletion date,
• losses (other than non-subordinated losses) on a target-rate strip that would otherwise reduce the principal balance of the super senior classes will instead reduce the principal balance of the super senior support class up to an amount for each super senior class on each distribution day equal to the related support percentage of the balance of the support class and up to an aggregate amount for each super senior class equal to the related support amount, and
• a principal distribution that would otherwise be made to the super senior support class IA-11 will instead be made to the related super senior classes, in proportion to the support percentages shown, until the principal balance of the super senior class is reduced to zero.
For these purposes, the principal balance of a super senior support class on a distribution day will be determined after giving effect to the adjustments described in paragraphs (2) through (5) of section 17, “Adjustments to class balances,“ for that distribution day (which include the reductions for non-subordinated losses, principal distributions and realized subordinated losses), but before the adjustments required by this section 23.

24	Retail classes
There are no retail classes. There is no retail reserve fund.

25	Insured classes
There are no insured classes. There is no Insurer, certificate insurance policy, insurance premium, or reserve fund.

26	Advance account
There is/are no advance account, advance account advances, advance account available advance amount, advance account depository, advance account depository agreement, advance account funding date, or advance account trigger date, Paying Agent failure, or Paying Agent failure advance.

27	REMIC provisions

27.1 Constituent REMICs
(a) CMSI and the Trustee will make the appropriate elections to treat the Trust Fund, and the affairs of the Trust Fund will be conducted so as to qualify the Trust Fund, for federal income tax purposes as three separate constituent REMICs - the pooling REMIC, the lower-tier REMIC, and the upper-tier REMIC. The pooling REMIC will be the applicable constituent REMIC for purposes of section 3.21.
The assets of the pooling REMIC will consist of the mortgage loans, such amounts as may from time to time be held in the certificate account, any insurance policies relating to a mortgage loan, and property that secured a mortgage loan and that has been acquired by foreclosure or deed in lieu of foreclosure and all proceeds thereof. Classes IA-IO, IIA-IO, A-PO, and the class P regular interests described below, are designated as the regular interests in the pooling REMIC within the meaning of Internal Revenue Code Section 860G(a)(1). Class PR is designated as the residual interest in the pooling REMIC within the meaning of Internal Revenue Code Section 860G(a)(2).
The assets of the lower-tier REMIC will consist of the class P regular interests described below, the Trustee’s rights under any certificate insurance policy and reserve fund, any retail reserve fund, and any assets in the lower-tier REMIC account described below. Classes IA-3 through IA-6, IA-10 through IA-12, IA-15, IIA-1, and B-1 through B-6, and any class L regular interests described below, are designated as the regular interests in the lower-tier REMIC. Class LR is designated as the residual interest in the lower-tier REMIC.
The assets of the upper-tier REMIC will consist of any class L regular interests described below, and any assets in the upper-tier REMIC account described below. Classes IA-1, IA-2, IA-7 through IA-9, IA-13, IA-14, and IA-16 are designated as the regular interests in the upper-tier REMIC. Class R is designated as the residual interest in the upper-tier REMIC.

27.2 The class P and class L regular interests
There are four uncertificated class P regular interests, each designated as “CMALT (CitiMortgage Alternative Loan Trust), Series 2007-A2 REMIC Pass-Through Certificates,” and further individually designated as a
• “PI-M regular interest,”
• “PI-Q regular interest,”
• “PII-M regular interest,” and
• “PII-Q regular interest.”
There are four uncertificated class L regular interests, designated as “CMALT (CitiMortgage Alternative Loan Trust), Series 2007-A2 REMIC Pass-Through Certificates,” and further designated as the “LI-1 regular interest,” the LI-7 regular interest,” the “LI-9 regular interest,” and the “LI-13 regular interest.”
The initial principal or notional balances and certificate rates of the class P and class L regular interests are:

Regular interest	initial principal (or notional) balance	certificate rate (per annum)
PI-M	$ 3,289.528176	6%
PI-Q	663,252,992.231824	6
PII-M	106.926924	5.5
PII-Q	21,581,162.313076	5.5
LI-1	125,000,000.00	6
LI-7	15,000,000.00	6
LI-9	30,926,000.00	6
LI-13	78,033,000.00	6
The Trustee acknowledges that it is holding the class P regular interests as assets of the lower-tier REMIC and any class L regular interests as assets of the upper-tier REMIC.

27.3 Principal distributions and loss allocations to class L and class P regular interests
On each distribution day,
• the class LI-1 regular interest will receive a principal distribution, or allocation of the principal portion of realized losses, equal in the aggregate to the principal distribution, or allocation of the principal portion of realized losses, for that day, on class IA-1,
• the class LI-7 regular interest will receive a principal distribution, or allocation of the principal portion of realized losses, equal in the aggregate to the principal distribution, or allocation of the principal portion of realized losses, for that day, on class IA-7,
• the class LI-9 regular interest will receive a principal distribution, or allocation of the principal portion of realized losses, equal in the aggregate to the principal distribution, or allocation of the principal portion of realized losses, for that day, on class IA-9, and
• the class LI-13 regular interest will receive a principal distribution, or allocation of the principal portion of realized losses, equal in the aggregate to the principal distribution, or allocation of the principal portion of realized losses, for that day, on class IA-13.
For each distribution day, and for each pool x and y, a Px-M regular interest will receive distributions of principal, or allocation of the principal portion of realized losses on the related target-rate strip, so as to keep its principal balance (computed to $.000001) equal to 0.01% of the aggregate principal balance of the subordinated component classes of the related group. However, if the ratio of the principal balance of a Px-M regular interest to the principal balance of a Py-M regular interest is not the same as the ratio of the aggregate principal balance of the component classes xB-1 through xB-6 to the aggregate principal balance of the component classes yB-1 through yB-6, then the least amount of principal will be distributed to the Px-M or Py-M regular interest, as applicable, so that the ratio of the principal balance of the Px-M regular interest to the principal balance of the Py-M regular interest will be the same as the ratio of the aggregate principal balance of the component classes xB-1 through xB-6 to the aggregate principal balance of the component classes yB-1 through yB-6. Also, for such distribution day, the Px-Q regular interest will receive the balance of the principal distribution, and allocation of the principal portion of realized losses on its related target-rate strip.
Recoveries of previously allocated realized losses of principal will be allocated to any class P and class L regular interests in the same manner as realized losses were allocated to them.

27.4 Interest distributions to class L and class P regular interests
On each distribution day, each class P or class L regular interest will receive an interest distribution at its certificate rate, and interest shortfalls and the interest portion of realized losses for the related target-rate strip will be allocated to such regular interest in the same proportion as interest is allocated to them, provided that
• (a) prior to the subordination depletion date, non-supported prepayment interest shortfalls will be allocated pro-rata to all the class P regular interests, regardless of the pool in which the shortfalls originate, and (b) from and after the subordination depletion date, non-supported prepayment interest shortfalls for any pool x (where x is a variable for pool designations I, II, etc.)

will be allocated solely to the Px-M and Px-Q regular interests, and
• (a) prior to the subordination depletion date, any class L regular interest will be allocated its proportional share, based on accrued interest of any lower-tier REMIC regular interests, of non-supported prepayment interest shortfalls, regardless of the pool in which the shortfalls originate, and (b) from and after the subordination depletion date, any class L regular interest will be allocated its proportional share, based on accrued interest of any class L regular interests and the other lower-tier REMIC regular interests designated class xA, of non-supported prepayment interest shortfalls for pool x.
No interest shortfall amount or unpaid interest shortfall on any class P or class L regular interest will bear interest.

27.5 REMIC accounts and distributions
(a) CitiMortgage, the Trustee and the Paying Agent will
• perform their duties in a manner consistent with the REMIC provisions of the Internal Revenue Code, and will not knowingly take or fail to take any action that would adversely affect the continuing treatment of the Trust Fund as segregated asset pools and the treatment of each such segregated asset pool as a REMIC or would result in the imposition of a tax on the Trust Fund, or any constituent REMIC, and
• carry out their covenants in this agreement and the elections and reporting required in section 3.15 on behalf of each constituent REMIC, including maintaining the following segregated accounts:
• the certificate account,
• if there is a pooling REMIC, a pooling REMIC account,
• a lower-tier REMIC account, and
• if there is an upper-tier REMIC, an upper-tier REMIC account.
Any pooling REMIC account, the lower-tier REMIC account, and any upper-tier REMIC account will be established in the same manner as the certificate account.
CitiMortgage, on behalf of the Trustee, will deposit daily in the certificate account in accordance with section 3.3 all remittances received by it, any amounts required to be deposited in the certificate account pursuant to section 3.2, all other deposits required to be made to the certificate account other than those amounts specifically designated to be deposited in any pooling REMIC account, the lower-tier REMIC account, or any upper-tier REMIC account in this section, “REMIC accounts and distributions,” and all investments made with moneys on deposit in the certificate account, including all income or gain from such investments, if any. Funds on deposit in the certificate account will be held and invested in accordance with the applicable provisions of section 3.2 and 3.20. Distributions from the certificate account will be made in accordance with sections 3.6, 3.8 and these Series Terms to make payments in respect of the regular and residual interests in any pooling REMIC, the lower-tier REMIC, and any upper-tier REMIC and to pay servicing fees in accordance with section 3.6(h) and any insurance premium.
Notwithstanding anything herein to the contrary, regular and residual interests in any pooling REMIC, the lower-tier REMIC, and any upper-tier REMIC will not receive distributions directly from the certificate account. On each distribution day,
• if there is a pooling REMIC, CitiMortgage, on behalf of the Trustee, will withdraw from the certificate account and deposit by 12 noon in the pooling REMIC account all distributions to be made on such distribution day in respect of interest on or in reduction of the principal balance of any class P regular interests, and
• if there is no pooling REMIC, CitiMortgage, on behalf of the Trustee, will withdraw from the certificate account and deposit by 12 noon in the lower-tier REMIC account all distributions to be made on such distribution day in respect of interest on or in reduction of the principal balance of the regular interests in the lower-tier REMIC.
If there is an upper-tier REMIC, CitiMortgage, on behalf of the Trustee, will immediately thereafter withdraw from the lower-tier REMIC account and deposit in the upper-tier REMIC account all distributions to be made on such distribution day in respect of interest on or in reduction of the principal balance of any class L regular interests.
The Trustee will cause to be distributed from the lower-tier REMIC account and any upper-tier REMIC account, to the extent funds are on deposit therefor, all amounts required to be distributed with respect to the regular and residual interests in the lower-tier REMIC and any upper-tier REMIC as specified in these Series Terms.
To the extent that any part of the lower-tier REMIC account or any upper-tier REMIC account is designated in these Series Terms as an investment account, the provisions in section 3.19 applicable to the investment of funds will apply to such REMIC accounts. In addition, section 3.3(a) regarding commingling will apply to such REMIC accounts.
(b) CitiMortgage will maintain books for constituent REMICs on a calendar year taxable year and on the accrual method of accounting.
(c) The Trustee will not create, or permit the creation of, any “interests” in any constituent REMIC within the meaning of Internal Revenue Code Section 860D(a)(2) other than the interests represented by the certificates or, if there are multiple REMICs, the uncertificated regular interests in any pooling REMIC or (if there is an upper-tier REMIC) the lower-tier REMIC.
(d) Except as otherwise provided in the Internal Revenue Code, CitiMortgage will not grant, and neither CitiMortgage nor the Trustee will accept, property unless (i) substantially all of the property held by each constituent REMIC constitutes either “qualified mortgages” or “permitted investments” as defined in Internal Revenue Code Sections 860G(a)(3) and (5), respectively, and (ii) no property will be granted to a constituent REMIC after the startup day, unless the grant would not subject the constituent REMIC to the 100% tax on contributions to a REMIC after the startup day imposed by Internal Revenue Code Section 860G(d).
(e) The Trustee will not accept on behalf of the Trust Fund or a constituent REMIC any fee or other compensation for services and will not accept on behalf of the Trust Fund any income from assets other than those permitted to be held by a REMIC.
(f) Neither CitiMortgage nor the Trustee will sell or permit the sale of all or any portion of the mortgage loans, or of an Eligible Investment held in the certificate account or in any REMIC account (other than in accordance with sections 2.2, 2.3, 2.4 and 3.19(a)) unless such sale is pursuant to a “qualified liquidation” as defined in Internal Revenue Code Section 860F(a)(4)(A) and is in accordance with section 9.1.

27.6 Tax matters person
If in any taxable year there will be more than one holder of any class of residual certificates, a tax matters person may be designated for the related REMIC, who will have the same duties for the related REMIC as those of a “tax matters partner” under Subchapter C of Chapter 63 of Subtitle F of the Internal Revenue Code, and who will be, in order of priority, (i) CitiMortgage or an affiliate of CitiMortgage, if CitiMortgage or such affiliate is the holder of a residual certificate of the related REMIC at any time during the taxable year or at the time the designation is made, (ii) if CitiMortgage is not a holder of a residual certificate of the related REMIC at the relevant time, CitiMortgage as agent for the holder of the residual certificate of the related REMIC, if the designation is permitted to be made under the Internal Revenue Code, or (iii) the holder of a residual certificate of the related REMIC or person who may be designated a tax matters person in the same manner in which a tax matters partner may be designated under applicable Treasury Regulations, including Treas-ury Regulations § 1.860F-4(d) and tem-porary Treasury Regulations § 301.-6231-(a)-(7)-1T.

28	Yield maintenance agreement and IA-9 reserve fund

28.1 Yield maintenance agreement
Classes IA-1 and IA-7 are classes of yield protected certificates.
The Trustee is hereby directed to enter into one or more yield maintenance agreements (together, the yield maintenance agreement) with Credit Suisse International, (the yield maintenance provider) in substantially the form attached as exhibit F. The yield maintenance agreement is an asset of the Trust, but not of any constituent REMIC.
Payments to the yield maintenance provider will be made by the Underwriter, and the Trustee will have no responsibility for such payments.
Under the yield maintenance agreement, the yield maintenance provider will make yield maintenance payments for the benefit of the holders of the yield protected certificates.
Each yield maintenance payment for a class of yield protected certificates will be a per annum percentage (the yield maintenance percentage) of an assumed principal balance for the class for the relevant distribution day. The yield maintenance percentage will equal the excess of LIBOR for that distribution day over the maximum LIBOR shown below for the class, up to the maximum protection percentage shown for that class.

Class	Maximum LIBOR	Maximum protection percentage
IA-1	5.4%	3.5%
IA-7	5.45%	3.5%

Where the annual rate for a class of certificates is specified as LIBOR plus a percentage margin, subject to a maximum rate, the maximum LIBOR will be the excess of the maximum rate over the margin.
Example: Suppose the annual interest rate formula for a class of yield protected certificates is LIBOR + 0.5%, subject to a maximum rate of 6%. Then 0.5% is the margin, and the maximum LIBOR is 5.5% (the 6% maximum rate minus the 0.5% margin). In the absence of a yield maintenance agreement, even if LIBOR is over 5.5% for a distribution day, certificate holders can not receive interest at an annual rate of more than 6%.
Now suppose that for a distribution day, LIBOR is 6.3% and the actual principal balance of the class is $2 million, and that under a yield maintenance agreement for the class, the maximum protection percentage is 3%, and the assumed principal balance for the distribution day is $1.6 million. Accordingly, the class will receive a yield maintenance payment equal to one-twelfth of 0.8% (the excess of 6.3% over the maximum LIBOR of 5.5%) of $1.6 million (the assumed principal balance), or approximately $1,067.
What if LIBOR had been 9% rather than 6.3%? The excess of 9% over 5.5% is 3.5%, which is greater than the maximum protection percentage of 3%. Therefore, the class will receive an additional payment of only one-twelfth of 3% of $1.6 million, or $4,000.
The yield maintenance payments for each class of yield protected certificates will be made to the paying agent, who will pass them through to the holders of the class of certificates in proportion to the principal balances of their certificates, but not more than will be required to pay the certificates an amount (the yield maintenance amount) for that distribution day equal to the yield maintenance percentage of the actual principal balance for the class for that distribution day.
Example: Same as previously, with LIBOR 6.3%, but an assumed principal balance of $3 million, which exceeds the actual principal balance of $2 million. The yield maintenance provider will make a yield maintenance payment to the paying agent of one-twelfth of 0.8% of $3 million (the assumed principal balance), or approximately $2,000, but the class will receive only the yield maintenance amount of one-twelfth of 0.8% of $2 million (the actual principal balance), or approximately $1,333.
If for any distribution day, the yield maintenance payment by the yield maintenance provider to the paying agent for a class of certificates exceeds the yield maintenance amount required to be paid to the holders of that class, the excess will be deposited in a yield maintenance reserve fund for that class maintained in an account at the paying agent.
         If for any distribution day, the assumed principal balance is less than the aggregate outstanding principal balance of a class of yield protected certificates, the yield maintenance payment will be less than the yield maintenance amount for the distribution day, and a shortfall will result. Amounts in the yield maintenance reserve fund for the class will be used to cover the shortfall.
Once the principal balance of a class of yield protected certificates has been reduced to zero, or the Trust or the related yield maintenance agreement has been terminated, any funds remaining in the yield maintenance reserve fund will be paid to the Underwriter. Thereafter, any payments resulting from the yield maintenance agreement for the class will be paid to the Underwriter.
The yield maintenance reserve fund may not be invested.
The yield maintenance reserve fund will be treated as an “outside reserve fund” under the REMIC provisions, beneficially owned by the Underwriter, who will be taxable on all such amounts or income thereon, and who will be entitled to any reimbursement from the REMICs with respect thereto.

28.2 Reserve fund for class IA-9 certificates
The Underwriter has established a reserve fund (the IA-9 reserve fund) of $463,890 with the Paying Agent for the benefit of holders of the class IA-9 certificates. For the first 12 distribution days only, the Paying Agent will pay to holders of such certificates from the IA-9 reserve fund an additional 1.5% per annum interest on the principal balance of their certificates. Promptly following the 12th distribution day, the Paying Agent will pay any amounts remaining in the IA-9 reserve fund to the Underwriter. Any fees or charges agreed upon by the Underwriter and the Paying Agent for the establishment and operation of the IA-9 reserve fund will be paid by the Underwriter, and may not be charged against the IA-9 reserve fund.
       The IA-9 reserve fund will be an investment account. The Paying Agent may accept instructions from the Underwriter as to the investment of funds in the IA-9 reserve fund in eligible investments in accordance with section 3.19 (except as modified by this section 28.2) and the other provisions of this agreement. In the absence of such instructions, funds in the IA-9 reserve fund may not be invested. Investment income on the IA-9 reserve fund will be the property of the Underwriter, and will not be deposited in the certificate account. Any losses on such investments may be offset against income on such investments, but may not be charged to the certificate account or against the initial deposit in the reserve fund.

28.3 Tax treatment
CitiMortgage will treat the portion of the Trust that holds the right of the yield protected certificates to receive payments under the yield maintenance agreement and the yield maintenance reserve fund, and the right of the class IA-9 certificates to receive payments from the IA-9 reserve fund, as a grantor trust for federal income tax purposes. The yield maintenance agreement, the yield maintenance reserve fund, the IA-9 reserve fund, and the right of the IA-9 certificates to receive payments from the IA-9 reserve fund are not assets of any REMIC..
CitiMortgage will treat
• the holders of the yield protected certificates as the beneficial owners of the right to receive payments under the yield maintenance agreement and the Underwriter as the beneficial owner of the yield maintenance reserve fund, including any payments under the yield maintenance agreement that exceed the payments distributable to the holders of the yield protected certificates, and
• the holders of the class IA-9 certificates as the beneficial owners of the right to receive payments from the IA-9 reserve fund, and the Underwriter as the beneficial owner of the IA-9 reserve fund. The Underwriter will be taxable on any income on the IA-9 reserve fund.
Based on information provided annually by CitiMortgage with respect to the yield protected certificates and the class IA-9 certificates, CitiMortgage will report annually to the holders of the yield protected certificates and the class IA-9 certificates and to the IRS (as attachments to Form 1041 or other applicable form) their allocable shares of income and expense with respect to
• for the yield protected certificates, their right to receive payments under the yield maintenance agreement under the rules applicable to notional principal contracts, taking into account the portion of the original issue price of the yield protected certificates allocable to their right to receive payments under the yield maintenance agreement, and treating each holder of yield protected certificates as if it were an original holder, and
• for the class IA-9 certificates, their right to receive payments from the IA-9 reserve fund under the rules applicable to debt instruments, and treating each holder of class IA-9 certificates as if it were an original holder.
CitiMortgage will not vary the investment of the holders of the yield protected certificates or the class IA-9 certificates to take advantage of variations in market rates of interest to improve their rates of return.

29	Notice addresses
Notices should be sent:
To the Trustee at its corporate trust office at One Federal Street, 3rd Floor, Boston, Massachusetts 02110, Attention: Corporate Trust Services.
To CMSI at Citicorp Mortgage Securities, Inc., 1000 Technology Drive, O’Fallon,

Missouri 63368, Attention: Daniel P. Hoffman.
To CitiMortgage at CitiMortgage, Inc., 1000 Technology Drive, O’Fallon, Missouri 63368, Attention: Daniel P. Hoffman.
To S&P at 55 Water Street, 41st Floor, New York, New York 10041, Attention: RMBS Surveillance.
To Moody’s at 99 Church Street, New York, New York 10007.
To Fitch at Residential Mortgage Pass-Through Monitoring, Fitch Ratings, One State Street Plaza, 30th Floor, New York, New York 10004.
To Citibank, N.A. at (a) for certificate transfer and presentment of certificates for final distribution, at 111 Wall Street, 15th floor, New York, NY 1005, Attention: 15th floor window, and (b) for all other purposes, at 388 Greenwich Street, 14th Floor, New York, NY 10013, Attention: Agency and Trust, CMSI.
To the Mortgage Document Custodian at Citibank, N.A., 5280 Corporate Drive, M/C 0005, Frederick, Maryland 21703, Attention: Loretta Badgett.
To any Insurer, at the address given for the Insurer in the first paragraph of “Insured classes” above.
The Paying Agent, any Insurer, CMSI and CitiMortgage may each change their address for notices by written notice to the others. The Trustee may change its corporate trust office by written notice to CMSI, CitiMortgage, any Insurer, and all certificate holders.

30	Initial Depositories
The initial Depository for the certificate and servicing accounts for the mortgage loans will be Citibank, N.A.

STANDARD TERMS

1 Definitions and usages

1.1 Defined terms
In this agreement, the following words and phrases have the following meanings:
accrual termination day: For an accrual class, the earlier of (1) the first distribution day on which the principal balance of each of its accrual directed classes on the preceding day is zero, or (2) the subordination depletion date.
affiliate: For a specified person, any other person that controls, is controlled by or is under common control with the specified person. In this definition, “control” of a specified person means the power to direct the management and policies of the person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have correlative meanings.
affiliated servicing fee rate: 0.25% per annum. The monthly affiliated servicing fee rate is one-twelfth of the affiliated servicing fee rate.
aggregate outstanding advances: For a determination date, the aggregate of net servicing account advances, net voluntary advances, net Paying Agent advances and advance account advances made from the cut-off date to the determination date, plus any uncommitted cash advances to be made on the next distribution day.
appraisal: For a mortgage loan, the appraisal conducted in connection with the origination of the mortgage loan, whether originated upon the purchase of the related mortgaged property or in connection with a refinancing.
Authorized Officer: For CitiMortgage or CMSI, the Chairman of the Board of Directors, the President, any Executive Vice President, Senior Vice President, Vice President, Assistant Vice President, Controller, Assistant Controller, Secretary, Assistant Secretary, Treasurer or Assistant Treasurer, or any other natural person designated in an officer’s certificate signed by any of the foregoing officers and furnished to the Trustee and, solely in the case of a statement given pursuant to section 3.22, any Servicing Officer.
Bankruptcy Code: The United States Bankruptcy Code of 1978.
bankruptcy coverage termination date: If there is a bankruptcy loss limit, the distribution day on which the bankruptcy loss limit has been reduced to zero or a negative number (or the subordination depletion date, if earlier).
bankruptcy loss: For a mortgage loan, (1) a debt service reduction or (2) a deficient valuation, unless, in either case, CitiMortgage has notified the Trustee that CitiMortgage is diligently pursuing any remedies that may exist in connection with the representations and warranties made regarding the related mortgage loan and either (A) the related mortgage loan is not in default with regard to payments due thereunder, or (B) delinquent payments of principal and interest under the related mortgage loan, and any premiums on any applicable hazard insurance policy and any related escrow payments for the mortgage loan, are being advanced on a current basis without giving effect to any debt service reduction.
bankruptcy loss limit: If an initial bankruptcy loss limit is stated in the Series Terms, for a distribution day, the initial bankruptcy loss limit minus the aggregate amount of bankruptcy losses since the cut-off date. The bankruptcy loss limit may be further reduced by CitiMortgage (including accelerating the manner in which such coverage is reduced) provided that prior to the reduction, each rating agency confirms in writing to CitiMortgage (with a copy to the Trustee) that the reduction will not adversely affect the rating agency’s then-current rating of the certificates.
beneficial owner: For a certificate held by a Clearing Agency, the person who is the beneficial owner of the certificate as reflected on the Clearing Agency’s books or on the books of a person maintaining an account with the Clearing Agency (directly or as an Indirect Participant, in accordance with the Clearing Agency’s rules).
business day: Any day other than a Saturday, a Sunday or a day on which banking institutions in New York, New York or in the cities where the Trustee, the Paying Agent, CMSI, CitiMortgage, any Insurer (but only to the extent that the Insurer is required under this agreement to make or receive a payment on that day), any delegated servicers, and (but only if the third-party servicer is depositing funds received on third-party mortgage loans with CitiMortgage or the Paying Agent on that day) the third-party servicer is located are authorized or obligated by law or executive order to be closed or, in the case of a distribution day and if there are book-entry certificates, any day on which the relevant Clearing Agency is closed. For purposes of determining LIBOR for any LIBOR classes, a business day is a day on which banks in London and New York are open for the transaction of international business.
buydown account: The deposit account or accounts, which may bear interest, created and maintained in the name of the Trustee for the benefit of the mortgagors, subject to the rights of the Trustee pursuant to the buydown subsidy agreements.
buydown funds: Funds contributed at origination by the seller or buyer of a property subject to a buydown mortgage loan, or by any other source, plus interest earned thereon, in order to reduce the payments required from the mortgagor for a specified period in specified amounts.
buydown mortgage loan: Any mortgage loan for which, pursuant to a buydown subsidy agreement, (i) the mortgagor pays less than the full monthly payments specified in the mortgage note for a specified period, and (ii) the difference between the payments required under the buydown subsidy agreement and the mortgage note is provided from buydown funds.
buydown subsidy agreement: The agreement relating to a buydown mortgage loan pursuant to which an Originator may apply the buydown funds to a mortgagor’s payments.
certificate holder or holder: The person in whose name a certificate is registered in the Certificate Register.
Citibank banking affiliate: An affiliate of Citibank, N.A. that is either (i) a federal savings and loan association duly organized, validly existing and in good standing under the federal banking laws, (ii) an institution duly organized, validly existing and in good standing under the applicable banking laws of any state, or (iii) a national banking association duly organized, validly existing and in good standing under the federal banking laws.
class: For certificates, any certificates designated as a class in the Series Terms, for any class L or class P regular interests, the regular interests in the constituent REMIC designated as such in “REMIC provisions” above, and for residual certificates, all residual certificates having the same class designation. A “class” will be understood not to include a residual class of certificates unless otherwise expressly stated.
class percentage: For one or more classes, the ratio of the aggregate of the principal balances of the classes to the aggregate of the principal balances of all classes of the series, expressed as a percentage.
classes A-x through A-y: For a positive integer x and a greater integer y, each class A-z for all integers z from x through y, inclusive. Example: “classes A-3 through A-5” means each of classes A-3, A-4, and A-5. If a class is designated with an integer and letter pair, then such class follows the class with the same integer x and precedes the class of the next greater integer y. Example: “classes A-3 through A-5” means, if there are classes A-4A and A-4B, each of classes A-3, A-4, A-4A, A-4B, and A-5.
classes B-x through B-y: For a positive integer x and any greater integer y, each class B-z for all integers z from x through y, inclusive. Example: “classes B-3 through B-5” means each of classes B-3, B-4 and B-5.
Clearing Agency: An organization registered as a “clearing agency” pursuant to Section 17A of the Exchange Act. The initial Clearing Agency will be The Depository Trust Company.
Clearing Agency Participant: A broker, dealer, bank other financial institution or other person for whom a Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.
collected servicing fee on a mortgage loan: For any month, the excess of the interest payment received on the mortgage loan for the month (including accrued interest due but not received from liquidation or insurance proceeds for liquidated loans) over the amount of interest on the mortgage loan for the month at the pass-through rate, up to the servicing fee CitiMortgage is permitted to retain under this agreement.
debt service reduction: For a mortgage loan, a reduction in the scheduled monthly loan payment for the mortgage loan by a court of competent jurisdiction in a proceeding under the Bankruptcy Code or any similar state law, except a reduction that would constitute a deficient valuation. If the court proceeding results in an increase in the scheduled payment for a month (for example, a final balloon payment or a payment in a month after the originally scheduled maturity of the mortgage loan), the increased payment will be considered a scheduled payment and not a debt service reduction.
Example: Suppose a homeowner has a mortgage loan with an outstanding principal balance of $50,000 and an interest rate of 7%. The loan has 10 years to run. The homeowner files for bankruptcy, and the bankruptcy court (1) reduces the outstanding principal balance to $40,000, (2) reduces the interest rate to 6%, and (3) stretches the payments out to 20 years. Then
• the $10,000 reduction in principal owed is a bankruptcy loss, and
• the difference between the monthly payment the homeowner would have made on the remaining $40,000 at the original interest rate and maturity, and the monthly payment the homeowner is now required to make on the new lower interest rate and extended maturity, is a debt service reduction, and
• payments in the final 10 years (that is, after the originally scheduled maturity) will be scheduled payments.
deficient valuation: For a mortgage loan, a valuation by a court of competent jurisdiction of the mortgaged property in an amount less than the then-outstanding indebtedness under the mortgage loan, or a reduction in the scheduled monthly principal payment that results in a permanent forgiveness of principal, which valuation or reduction results from a proceeding under the Bankruptcy Code or any similar state law.
delegated servicer: A person or persons, including a special servicer, to whom CitiMortgage delegates some or all of its servicing obligations pursuant to section 4.5.
Depository: The bank or banks or savings and loan association or associations or trust company or companies (which may be the Trustee or which may be Citibank, N.A. or a Citibank banking affiliate ) at which the certificate account, buydown account, escrow account, custodial account for P&I and servicing account are established or maintained pursuant to section 3.2, 3.3 or 3.3. Each Depository must meet the requirements of section 11.1.
determination date: For each distribution day, the close of business on the 18th day (or, if that day is not a business day, the preceding business day) of the month in which the distribution day occurs.
discount loan: A mortgage loan that has a pass-through rate less than the target rate.
Eligible Account: Either
(A) a segregated account or accounts maintained at Citibank, N.A. or a Citibank banking affiliate, provided that the short-term unsecured debt obligations of Citibank, N.A. or the Citibank banking affiliate are rated at least “A-1+” by S&P if S&P is a rating agency, “F-l” by Fitch if Fitch is a rating agency, and “P-1” by Moody’s if Moody’s is a rating agency, or
(B) a segregated account or accounts maintained with an institution
• whose deposits are insured by the FDIC,
• the unsecured and uncollateralized debt obligations of which are rated at least “AA” by S&P if S&P is a rating agency, “AA” by Fitch if Fitch is a rating agency, and “Aa” by Moody’s if Moody’s is a rating agency,
• that has a short term rating of at least “A-1+” by S&P if S&P is a rating agency, “F-1” by Fitch if Fitch is a rating agency, and “P-1” by Moody’s if Moody’s is a rating agency, and
• is either (i) a federal savings and loan association duly organized, validly existing and in good standing under the federal banking laws, (ii) an institution duly organized, validly existing and in good standing under the applicable banking laws of any state, (iii) a national banking association duly organized, validly existing and in good standing under the federal banking laws and (iv) a principal subsidiary of a bank holding company, or
(C) a trust account (which will be a “special deposit account”) maintained with the trust department of a federal or state chartered depository institution or of a trust company, having capital and surplus of not less than $50 million, acting in its fiduciary capacity.
Any Eligible Account maintained with the Trustee will conform to the preceding clause (C).
ERISA: The Employee Retirement Income Security Act of 1974.
ERISA Restricted Certificates: The B-4, B-5 and B-6 certificates.
Exchange Act: The Securities Exchange Act of 1934.
extraordinary event: Any of the following events: (i) hostile or warlike action in time of peace or war; (ii) the use of any weapon of war employing atomic fission or radioactive force whether in time of peace or war; or (iii) insurrection, rebellion, revolution, civil war or any usurped power or action taken by any governmental authority in preventing such occurrences (but not including looting or rioting occurring not in time of war).
FDIC: The Federal Deposit Insurance Corporation.
Fitch: Fitch Ratings.
fraud loss limit: If an initial fraud loss limit is stated in the Series Terms, for a distribution day,
(X) prior to the second anniversary of the cut-off date, the initial fraud loss limit minus the aggregate amount of fraud losses since the cut-off date, and
(Y) from the second through fifth anniversary of the cut-off date, (1) the lesser of (a) the fraud loss limit as of the most recent anniversary of the cut-off date and (b) 0.50% of the aggregate scheduled principal balance of all the mortgage loans as of the most recent anniversary of the cut-off date, minus (2) the aggregate amount of fraud losses since the most recent anniversary of the cut-off date.
After the fifth anniversary of the cut-off date the fraud loss limit will be zero.
fraud loss: A liquidated loan loss as to which there was fraud in the origination of the mortgage loan.
GIC: A guaranteed investment contract or surety bond.
GNMA: the Government National Mortgage Association.
group: In a multiple-pool series, the classes related to a pool; in a single-pool series, all the classes.
group target-rate class percentage: For one or more target-rate classes of a group, the ratio of the classes’ principal balance to the principal balance of all target-rate classes of the group, expressed as a percentage. For a single pool series, the group target-rate class percentage is the same as the target-rate class percentage.
Guide: The CitiMortgage, Inc. Servicing Guide, being the manual relating to CitiMortgage’s mortgage loan purchase program, as revised or supplemented from time to time.
high-cost mortgage loan: A “high cost loan,” “high-rate, high-fee mortgage,” “covered loan,” or similar loan under any predatory lending law, if the law contains provisions that may result in liability of the Trust Fund as a purchaser or assignee of the loan.
holder: Has the same meaning as “certificate holder.”
hypothetical mortgage loan: A non-existent mortgage loan that, combined with one or more other hypothetical mortgage loans, would have the same interest and principal payments as an actual mortgage loan.
Example: A mortgage loan having a principal balance of $100,000 and a pass-through rate of 8% could be divided into two hypothetical mortgage loans, the first having a $100,000 principal balance and a pass-through rate of 7% per annum, and the second an IO loan having a $100,000 principal balance and a pass-through rate of 1% per annum. References to the hypothetical mortgage loans in the target-rate strip will include those actual mortgage loans whose pass-through rates equal the target rate.
independent accountants : Accountants who are “independent” within the meaning of Rule 2-01(b) of the Securities and Exchange Commission’s Regulation S-X under the Exchange Act.
Indirect Participant: An organization that participates in the Clearing Agency by clearing through or by maintaining a custodial account with a Participant.
initial: As applied to a principal or notional balance, target-rate class percentage, or subordination level, means the principal or notional balance, target-rate class percentage, or subordination level as of the cut-off date.
insurance proceeds: Proceeds of
• a primary mortgage insurance policy,
• a hazard insurance policy to the extent not applied to restore the mortgaged property or released to the mortgagor in accordance with CitiMortgage’s normal servicing procedures or, for a third-party servicer, the Guide, and
• any other insurance policy or bond relating to the mortgage loans or their servicing.

Internal Revenue Code: The Internal Revenue Code of 1986.
investment account: The certificate account (but only if so stated in the Series Terms) and any other account or any portion thereof that consists of cash or Eligible Investments.
Investment Income: Any and all investment income and gains, net of any losses, actually received on the investment of funds on deposit in all investment accounts.
IO class: A class that has a certificate rate but no principal balance, receives interest distributions on its notional balance, but does not receive principal distributions.
IO loan: A mortgage loan having only a “notional balance.” Such a mortgage loan would pay interest (usually at a variable rate) on its notional balance, but would not pay principal.
IO strip: The ratio-stripped IO loans for all the premium loans.
liquidated loan: A mortgage loan for which
• the related mortgaged property has been acquired, liquidated or foreclosed, and the relevant servicer determines that all liquidation proceeds it expects to recover have been recovered, or
• the related mortgaged property is retained or sold by the mortgagor, and the relevant servicer has accepted payment from the mortgagor in consideration for the release of the mortgage in an amount that is less than the outstanding principal balance of the mortgage loan as a result of a determination by the relevant servicer that the potential liquidation expenses for the mortgage loan would exceed the amount by which the cash portion of such payment is less than the outstanding principal balance of the mortgage loan.
liquidated loan loss: For a distribution day, the aggregate losses for each mortgage loan that became a liquidated loan prior to the first day of the month that contains the distribution day, which for each such liquidated loan will equal the excess of
• (A) the unpaid principal balance of the mortgage loan on the first day of the preceding month, plus (B) accrued interest in accordance with the amortization schedule at the time applicable to the mortgage loan at the applicable mortgage note rate from the first day of the month as to which interest was last paid on the mortgage loan through the last day of the month in which the mortgage loan became a liquidated loan, over
• the net liquidation proceeds for the mortgage loan.
Each liquidated loan loss will have an interest portion and a principal portion. If net liquidation proceeds for the mortgage loan exceed the accrued interest described in clause (B) above, the interest portion of the liquidated loan loss will be zero; otherwise, the interest portion of the liquidated loan loss will be the excess of the accrued interest described in clause (B) above over such net liquidation proceeds. The principal portion of a liquidated loan loss will equal the liquidated loan loss minus the interest portion of the liquidated loan loss.
liquidation expenses: For a liquidated loan, out-of-pocket expenses paid or incurred by or for the account of the relevant servicer or the Trust Fund for (a) property protection expenses, (b) property sales expenses, (c) foreclosure costs, including court costs and reasonable attorneys’ fees, (d) similar expenses reasonably paid or incurred in connection with the liquidation of the liquidated loan, (e) servicing fees not previously paid on the liquidated loan, and (f) any tax imposed on the Trust Fund with respect to a liquidated loan or property received by deed in lieu of foreclosure.
liquidation proceeds: For a period, the amounts received by the relevant servicer in connection with the liquidation of a liquidated loan, whether through judicial or non-judicial foreclosure, proceeds of insurance policies, condemnation proceeds, proceeds of a deficiency action (less amounts retained by CitiMortgage pursuant to section 3.12), or otherwise, including payments received from the mortgagor for the liquidated loan, other than amounts required to be paid to the mortgagor pursuant to the terms of the liquidated loan or to be applied otherwise pursuant to law.
loss recovery: For a liquidated loan, any amounts received on the liquidated loan (net of expenses on the liquidated loan) for any month after the month in which the mortgage loan becomes a liquidated loan, that are not applied to the reduction of aggregate outstanding advances for the liquidated loan.
master servicing fee: The amount payable to CitiMortgage pursuant to section 3.7.
master servicing fee rate: The per annum rate agreed between CitiMortgage and a third-party servicer for calculating the master servicing fee. The monthly master servicing fee rate will be one-twelfth of the master servicing fee rate.
month: A calendar month.
Moody’s: Moody’s Investors Service, Inc.
mortgage: For a mortgage loan, the mortgage or deed of trust creating a first lien on and an interest (a) for a mortgage loan relating to a cooperative apartment in a cooperative housing corporation, in the mortgagor’s interest therein securing a mortgage note, and (b) for other cases, in real property securing a mortgage note.
mortgage documents: All documents contained in the mortgage file.
mortgage file: The mortgage documents listed in section 2.1 pertaining to a particular mortgage loan and any additional documents required to be added to such documents pursuant to this agreement.
mortgage loan: At any time, the indebtedness of a mortgagor evidenced by a mortgage note that is secured by real property (or shares evidencing ownership interest in a cooperative apartment in a cooperative housing corporation) and that is sold and assigned to the Trustee and held at such time in the Trust Fund pursuant to this agreement, the mortgage loans originally so held being identified in the mortgage loan schedule.
mortgage loan schedule: The list of mortgage loans transferred to the Trustee as part of the Trust Fund, attached as exhibit B, or separately delivered, in physical or electronic form, to the Trustee.
mortgage note: For a mortgage loan, the promissory note or other evidence of indebtedness of the mortgagor.
Mortgage Note Custodian: The Mortgage Document Custodian is also designated by CMSI as the Mortgage Note Custodian. At any time that the rating agencies’ respective rating of Citigroup Inc.’s long-term senior debt is below the respective rating assigned by each such rating agency to the certificates, the Mortgage Note Custodian may not be an affiliate of CMSI.
mortgage note rate: For a mortgage loan, the annual rate per annum at which interest accrues on the mortgage loan.
mortgaged property: Any real property subject to a mortgage, or any cooperative apartment in a cooperative housing corporation.
mortgagor: The obligor on a mortgage note.
multiple-pool series: A series in which the mortgage loans are divided into two or more pools for purposes of allocations and distributions. Each series is either a single-pool series or a multiple-pool series.
net liquidation proceeds: For a period, the aggregate amount of liquidation proceeds for a liquidated loan, net of related liquidation expenses not previously recovered.
net REO proceeds: For a REO loan, REO proceeds net of any related expenses of the relevant servicer.
net Paying Agent advances: For a period, the amount (which may be negative) obtained by subtracting the amount of any reimbursements for Paying Agent advances received in the period from the aggregate amount of Paying Agent advances made in the period.
net voluntary advances: For a period, the amount (which may be negative) obtained by subtracting the amount of any reimbursements for voluntary advances received in the period from the aggregate amount of voluntary advances made in the period.
nonrecoverable advance: Any portion of a voluntary advance or Paying Agent advance previously made or proposed to be made in respect of a mortgage loan that has not been previously reimbursed to the relevant servicer or the Paying Agent and that, in the good faith judgment of such person, would not be ultimately recoverable from liquidation proceeds or other recoveries in respect of the related mortgage loan. Nonrecoverable advances also include any advance by CitiMortgage of part or all of the shortfall in interest collections on a mortgage loan due to the federal Servicemembers Civil Relief Act or any similar state legislation that cannot be recouped from later payments on the mortgage loan. The determination by such person that it has made a nonrecoverable advance or that any proposed advance, if made, would be a nonrecoverable advance, will be evidenced by a certification of a Servicing Officer delivered to the Trustee and the Paying Agent and detailing the basis for such determination, but any delay or failure to send such certification will not impair such person’s right to withhold or recover such advance.
non-subordinated losses: (1) Special hazard, fraud or bankruptcy losses that exceed the then-applicable limit for that type of loss, (2) realized losses from extraordinary events, and (3) interest shortfalls due to limitations on interest rates mandated by the federal Servicemembers Civil Relief Act or any comparable state laws.
non-supported prepayment interest shortfall: For a distribution day and a class (other than a PO class), the class’s proportionate share, based on interest accrued, of the sum of (1) for affiliated mortgage loans, the excess, if any, of the prepayment interest shortfalls on such mortgage loans for that distribution day over the amount deposited in the distribution account by CitiMortgage pursuant to section 3.4 in connection with prepayment interest shortfalls, and (2) for third-party mortgage loans, any excess of the prepayment interest shortfalls on such mortgage loans for that distribution day over the aggregate amount deposited in the certificate account in respect thereof by the applicable third-party servicers as required by section 3.4 and the Guide.
officer’s certificate: A certification signed by an Authorized Officer of CitiMortgage or CMSI and delivered to the Trustee or Paying Agent.
opinion of counsel: A written opinion of counsel, who (unless otherwise specified herein) may be counsel for, or an employee of, CMSI or an affiliate of CMSI, which counsel will be reasonably acceptable to the Trustee.
order of seniority: For the target-rate classes, the following order: the senior classes, followed by classes B-1, B-2, B-3, B-4, B-5 and B-6.
order of subordination: For the target-rate classes, the following order: classes B-6, B-5,

B-4, B-3, B-2 and B-1, followed by the senior classes.
original value: For the mortgaged property underlying a mortgage loan, the lesser of
• the sales price of the mortgaged property and
• its appraisal value determined pursuant to an appraisal made in connection with origination of the mortgage loan, except that the original appraisal of the mortgaged property may be used for a refinanced mortgage loan the unpaid principal balance of which, after refinancing, does not exceed the unpaid principal balance of the original mortgage loan at the time of refinancing by an amount greater than the amount of the closing costs associated with the refinancing.
The original value of a mortgage loan is the original value of the mortgaged property underlying the mortgage loan plus the value of any other property securing the mortgage loan.
Originator: The affiliate or affiliates of CMSI, or the third-party originators, from which CMSI is acquiring the mortgage loans.
outstanding: (1) For certificates as of any date, all certificates previously authenticated and delivered under this agreement except:
(i) certificates that have been canceled by the Certificate Registrar or delivered to the Certificate Registrar for cancellation;
(ii) certificates for which money for a distribution in the necessary amount to reduce the principal balance to zero has been deposited with the Paying Agent in trust for the holders of such certificates; provided, however, that if a distribution in reduction of the principal balance of such certificates to zero will be made, notice of the distribution has been duly given pursuant to this agreement or provision therefor, satisfactory to the Trustee, has been made;
(iii) certificates in exchange for or in lieu of which other certificates have been authenticated and delivered pursuant to this agreement unless proof satisfactory to the Certificate Registrar is presented that any such certificates are held by a protected purchaser under Article 8 of the Uniform Commercial Code in effect in the applicable jurisdiction; and
(iv) certificates alleged to have been destroyed, lost or stolen for which replacement certificates have been issued as provided for in section 5.3 and authenticated and delivered pursuant to this agreement;
provided, however, that in determining whether the holders of the requisite percentage of the aggregate principal balance or percentage interest of any outstanding certificates or of the outstanding certificates of any one or more classes have given any request, demand, authorization, direction, notice, consent or waiver, such percentage will be based on the principal balance of such certificate and provided, further, certificates owned by CMSI or any other obligor upon the certificates or any affiliate of CMSI or such other obligor will be disregarded and deemed not to be outstanding, except that, in determining whether the Trustee will be protected in relying upon any such request, demand, authorization, direction, notice, consent, or waiver, only certificates which the Trustee knows to be so owned will be so disregarded and except that where CMSI or any other obligor upon the certificates or any affiliate of CMSI or such other obligor will be owner of 100% of the aggregate principal balance or percentage interest of any outstanding certificates, CMSI or such other obligor or affiliate will be permitted to give any request, demand, authorization, direction, notice, consent or waiver hereunder. Certificates so owned that have been pledged in good faith may be regarded as outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such certificates and that the pledgee is not CMSI or any other obligor upon the certificates or any affiliate of CMSI or such other obligor.
(2) for a class for any day, a class with a non-zero principal balance or non-zero notional balance on that day, and
(3) for a mortgage loan, for the first day of a month, a mortgage loan that, prior to such first day, was not the subject of a principal prepayment in full, did not become a liquidated loan, and was not purchased pursuant to section 2.2 or 2.3.
Participant: A participating organization in the Clearing Agency.
pass-through rate: For a mortgage loan for any date or period, the applicable mortgage note rate, minus
•	for an affiliated mortgage loan, the affiliated servicing fee rate, and
•	for a third-party mortgage loan, the sum of the third-party servicing fee rate and the master servicing fee rate.
Any regular monthly remittance of interest at the pass-through rate for a mortgage loan is based upon annual interest at that rate on the scheduled principal balance as of the first day of the month of the mortgage loan divided by twelve. Interest at the pass-through rate will be computed on the basis of a 360-day year, each month being assumed to have 30 days. The monthly pass-through rate will be one-twelfth of the pass-through rate.
(Any partial remittance of interest at such rate by reason of a full principal prepayment is based upon annual interest at that rate on the prepaid principal balance of the related mortgage loan, multiplied by a fraction the numerator of which is the actual number of days elapsed in the month of the prepayment to the date of the prepayment, and the denominator of which is 360. For affiliated mortgage loans, and some or all of the third-party mortgage loans, the mortgagor is not required to pay interest on a partial principal prepayment that is received during a month. The amounts required to be paid pursuant to section 3.4 are in addition to any interest payments made by mortgagors and passed through on full and partial prepayments.)
percentage interest: For a class of residual certificates, if the residual certificate has a principal balance as specified in the Series Terms, the ratio of the initial principal balance of the residual certificate to the aggregate initial principal balance of the entire class, expressed as a percentage; if the residual certificate does not have a principal balance, the portion represented by such residual certificate (expressed as a percentage) of the total ownership interest in the applicable constituent REMIC represented by all residual certificates of the class. For a certificate of an IO class, the ratio of the notional balance of the certificate to the aggregate notional balance of the entire class.
person: Any legal person, including any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.
PO class: A class that has a principal balance and receives principal distributions, but does not have a certificate rate and does not receive interest distributions.
PO loan: A mortgage loan that has a principal balance, but on which no interest is paid by the mortgagor.
PO strip: The ratio-stripped PO loans for all the discount loans.
pool: A pool of mortgage loans.

pool distribution amount: For a distribution day and a mortgage loan pool, the funds eligible for distribution to the related classes on that distribution day, being all amounts deposited into the certificate account relating to that pool, but excluding the following:
(a) uncommitted cash that will not be used on the distribution day for an uncommitted cash advance;
(b) all permitted withdrawals from the certificate account pursuant to section 3.8; and
(c) all income from Eligible Investments that are held in an investment account.
predatory lending law: The Georgia Fair Lending Act, the Maine Consumer Credit Code - Truth-in-Lending, the New Jersey Home Ownership Security Act of 2002, the New Mexico Home Loan Protection Act, the New York Predatory Lending Act, or any similar state, local or federal law that regulates high-cost mortgage loans.
Predecessor Certificates: For a particular certificate of a class, every previous certificate of that class evidencing all or a portion of the same principal balance, notional balance or percentage interest as that evidenced by the particular certificate; for the purpose of this definition, any certificate authenticated and delivered under section 5.3 in lieu of a lost, destroyed or stolen certificate will be deemed to evidence the same principal balance, notional balance or percentage interest, as the case may be, as the lost, destroyed or stolen certificate.
premium loan: A mortgage loan having a pass-through rate equal to or greater than the target rate.
prepayment interest shortfall: For a mortgage loan that was the subject of a principal prepayment applied during the preceding month, an amount equal to (1) one month of interest on the principal prepayment at the pass-through rate, less (2) the amount of any interest (adjusted to the pass-through rate) on the principal prepayment received from the mortgagor.
primary mortgage insurance certificate: The certificate of primary mortgage insurance relating to a particular mortgage loan to the extent initially set forth in the mortgage loan schedule.
principal prepayment: For a mortgage loan, a payment of principal on the mortgage loan that is received in advance of the date it is scheduled to be paid and that is not accompanied by an amount representing scheduled interest for any month subsequent to the month of prepayment, but excluding any proceeds of or advances on a liquidated loan.
private certificates: The residual certificates and certificates of classes B-4 through B-6 and, unless otherwise stated in the Series Terms, any ratio-stripped IO classes.
Proceeding: Any suit in equity, action at law or other judicial or administrative proceeding.
property protection expenses: For mortgage loans, expenses paid or incurred by or for the account of CitiMortgage or the Trust Fund in accordance with the related mortgages for (a) real estate property taxes and property repair, replacement protection and preservation expenses, and (b) similar expenses reasonably paid or incurred to preserve or protect the value of the mortgages.
Qualified GIC: A GIC, assigned to the Trustee or Paying Agent, or entered into by the Trustee or Paying Agent at the direction of CMSI, on or before the closing date, providing for the investment of funds insuring a minimum or fixed rate of return on investments of such funds, which contract or surety bond will
(a) be an obligation of an insurance company, trust company, commercial bank

(which may be Citibank, N.A. or a Citibank banking affiliate) or other entity whose credit standing is confirmed in writing as acceptable by each rating agency;
(b) provide that the Trustee or the Paying Agent may exercise all of the rights of CMSI under such contract or surety bond without the necessity of the taking of any action by CMSI;
(c) provide that if at any time (subject to the second proviso of this section (c)) the then current credit standing of the obligor under such guaranteed investment contract is such that continued investment pursuant to such contract of funds included in the Trust Fund would result in a downgrading of any rating of any class of the certificates, the Trustee or the Paying Agent may terminate such contract and be entitled to the return of all funds previously invested thereunder, together with accrued interest thereon at the interest rate provided under such contract through the date of delivery of such funds to the Trustee or the Paying Agent, provided that the Trustee or the Paying Agent will not be charged with knowledge of any such potential downgrading unless it will have received written notice of such potentiality from the provider of the GIC which must be obligated to give such notice at least once per year; provided, further, that upon any such event CMSI, by written notice to the Trustee or the Paying Agent, may replace such contract with a substitute GIC having substantially the same terms (including without limitation a rate of return at least as high as the contract being replaced) so long as such substitute contract has an obligor with a credit standing no less than the credit standing of the obligor under the contract to be replaced at the time the contract was executed and such fact is certified by CMSI to the Trustee or the Paying Agent;
(d) provide that the Trustee’s interest therein will be transferable to any successor trustee hereunder;
(e) provide that the funds invested thereunder and accrued interest thereon be available not later than the day prior to any distribution day on which such funds may be required for distribution hereunder; and
(f) meet such other standards as may be specified in the Series Terms.
Qualified Nominee: A person (who may not be CMSI or an affiliate of CMSI) in whose name Eligible Investments held by the Trustee or Paying Agent may be registered as nominee of the Trustee or the Paying Agent in lieu of registration in the name of the Trustee or the Paying Agent, provided that the following conditions will be satisfied in connection with such registration:
(a) the instruments governing the creation and operation of the nominee provide that neither the nominee nor any owner of an interest in the nominee (other than the Trustee or the Paying Agent) will have any interest, beneficial or otherwise, in any Eligible Investments held in the name of the nominee, except for the purpose of transferring and holding legal title thereto;
(b) the nominee and the Trustee or the Paying Agent have entered into a binding agreement in substantially the form to be provided by CMSI establishing that any Eligible Investments held in the name of the nominee are to be held by the nominee as agent (other than commission agent or broker) or nominee for the account of the Trustee; and
(c) in connection with the registration of any Eligible Investment in the name of the nominee, all requirements under applicable governmental regulations necessary to effect a valid registration of transfer of such Eligible Investment are complied with as evidenced to the Trustee and the Paying

Agent upon its request by an opinion of counsel.
ratio-stripped IO class: An IO class with an initial notional balance equal to the initial notional balance of one or more IO strips, and that receives interest distributions solely from distribution on those strips.
ratio-stripped IO loan: For any premium loan with a pass-through rate greater than the target rate, a single hypothetical IO loan that, combined with a single hypothetical target-rate loan, has the same interest and principal payments as the premium loan.
Example: For a premium loan with a $100,000 principal balance and a pass-through rate 1% per annum greater than the target rate, the (hypothetical) ratio-stripped IO loan will have a notional balance of $100,000 and a pass-through rate of 1% per annum, and the (hypothetical) target-rate loan will have a principal balance of $100,000 and a pass-through rate equal to the target rate.
ratio-stripped PO class: A PO class whose initial principal balance equals the initial principal balance of one or more PO strips (rounded down to the nearest whole dollar), and that receives principal distributions solely from distribution on those strips, or from reimbursements from subordinated classes.
ratio-stripped PO loan: For any discount loan, a single hypothetical PO loan that, combined with a single hypothetical target-rate loan, has the same interest and principal payments as the original discount loan.
Example: For a discount loan with a $100,000 principal balance and a pass-through rate 1% per annum less than the target rate of 5% per annum, the (hypothetical) ratio-stripped PO loan will have a principal balance of $20,000 and a pass-through rate of 0%, and the (hypothetical) target-rate loan will have a principal balance of $80,000 and a pass-through rate equal to the target rate.
realized losses: For a distribution day, liquidated loan losses (including special hazard losses and fraud losses) and bankruptcy losses incurred in the preceding month. For a realized loss consisting of a liquidated loan loss, the interest and principal portions of the realized loss will equal the interest and principal portions of the liquidated loan loss.
record date: For a distribution day, the close of business on (a) for a LIBOR class, the last day (whether or not a business day) of its last LIBOR accrual period preceding the distribution day, and (b) for any other class, the last day of the preceding month.
relevant servicer: CitiMortgage or a third-party servicer, as the context requires.
REMIC: A “real estate mortgage investment conduit” within the meaning of Internal Revenue Code Section 860D. References to the “REMIC” are to the constituent REMICs constituted by the Trust Fund.
REMIC Provisions: The provisions of the federal income tax law relating to REMICs, which appear at Sections 860A through 860G of the Internal Revenue Code.
REO loan: A mortgage loan that is not a liquidated loan and as to which the related mortgaged property is held as part of the Trust Fund.
REO proceeds: Proceeds, net of any related expenses, received in respect of any REO loan (including, without limitation, proceeds from the rental of the related mortgaged property).
REO property: A mortgaged property acquired by the Trust Fund through foreclosure or deed-in-lieu of foreclosure in connection with a defaulted mortgage loan or otherwise treated as having been acquired pursuant to the REMIC Provisions.
Required Amount of Certificates: (i) 2/3 or more of the aggregate voting interest of the outstanding certificates, if affected by the occurrence of an Event of Default and (ii) 2/3 or more of the aggregate outstanding percentage interest of the residual certificates, if affected by such an Event of Default.
Responsible Officer of the Trustee means an officer who is employed in the Corporate Trust Department or a similar group for the Trustee with direct responsibility for the administration of this agreement.
S&P: Standard and Poor’s Ratings Services, a division of The McGraw- Hill Companies, Inc.
scheduled monthly loan payment: For a mortgage loan (including a REO loan) and a distribution day, the payment of principal and interest due on the first day of the month in which the distribution day occurs in accordance with the amortization schedule applicable to the mortgage loan at that time (after adjustment for any partial principal prepayments or deficient valuations occurring prior to such first day of the month but before any adjustment to such amortization schedule other than deficient valuations by reason of any bankruptcy, or similar proceeding or any moratorium or similar waiver or grace period).
scheduled principal balance: For one or more mortgage loans on a date, the initial principal balance of the loans, less the sum of (a) the aggregate of the principal portion of all scheduled monthly loan payments required to be made on the loans on or before the first day of the month in which the date falls (whether or not received), provided that after the bankruptcy coverage termination date, the scheduled principal balance will not be reduced by the principal portion of any debt service reductions, and (b) any principal prepayments on the loans received or posted before the close of business on the last business day of the preceding month.
scheduled principal payments: For one or more mortgage loans for a distribution day, the principal portion of the scheduled monthly loan payments on the loans for the distribution day.
scheduled servicing fee: For any month, a fee equal to
• for each affiliated mortgage loan, the scheduled principal balance of the mortgage loan as of the close of business on the last day of the preceding month, multiplied by the monthly affiliated servicing fee rate, and
• for each third-party mortgage loan, the scheduled principal balance of the mortgage loan as of the close of business on the first day of the month, multiplied by the relevant monthly third-party servicing fee rate.
Securities Act: The Securities Act of 1933.
senior to: A target-rate class is senior to another target-rate class if it is ranked above it in order of seniority.
Servicing Officer: Any officer of CitiMortgage, a delegated servicer or a third-party servicer involved in, or responsible for, the administration and servicing of the Trust Fund whose name appears on a list of servicing officers attached to an officer’s certificate furnished to the Trustee by CitiMortgage, as such list may from time to time be amended.
single certificate: A single certificate evidences (a) for a residual certificate, 1% percentage interest, (b) for a certificate of an IO class, $1,000 initial notional balance, and (c) for a certificate of any other class, $1,000 initial principal balance.
single-pool series. A series in which the mortgage loans are not divided into two or more pools for purposes of allocations and distributions. Each series is either a single-pool series or a multiple-pool series.
special hazard loss: (i) A liquidated loan loss suffered by a mortgaged property on account of direct physical loss, exclusive of (a) any loss covered by a hazard policy or a flood insurance policy maintained for the mortgaged property pursuant to section 3.11, and (b) any loss caused by or resulting from:
(1) normal wear and tear;
(2) infidelity, conversion or other dishonest act on the part of the Trustee, CitiMortgage or any of their agents, employees or delegees; or
(3) errors in design, faulty workmanship or faulty materials, unless the collapse of the property or a part thereof ensues; or
(ii) a liquidated loan loss suffered by the Trust Fund arising from or related to the presence or suspected presence of hazardous wastes or hazardous substances on a mortgaged property, unless the loss to a mortgaged property is covered by a hazard policy or a flood insurance policy maintained for the mortgaged property pursuant to section 3.11.
special hazard loss limit: If an initial special hazard loss limit is stated in the Series Terms, for a distribution day, the initial special hazard loss limit minus the sum of (i) the aggregate amount of special hazard losses and (ii) the Adjustment Amount (as defined below) as most recently calculated. For each anniversary of the cut-off date, the Adjustment Amount will be the excess of the amount calculated in accordance with the preceding sentence (without giving effect to the deduction of the Adjustment Amount for such anniversary) over the greater of (A) the product of the special hazard percentage for such anniversary multiplied by the aggregate scheduled principal balance of all the mortgage loans on the distribution day immediately preceding such anniversary and (B) twice the scheduled principal balance of the mortgage loan in the Trust Fund which has the largest scheduled principal balance on the distribution day immediately preceding such anniversary.
special hazard percentage: As of each anniversary of the cut-off date, the greater of (i) 1% and (ii) the largest percentage obtained by dividing the aggregate scheduled principal balances (as of the immediately preceding distribution day) of the mortgage loans secured by mortgaged properties located in a single, five-digit ZIP code area in the State of California by the aggregate scheduled principal balance of all the mortgage loans as of such anniversary.
subordinated losses: Realized losses other than non-subordinated losses.
subordinate to: A target-rate class is subordinate to another target-rate class if it is ranked below it in order of seniority.
subordination depletion date: The first distribution day for which the principal balance of the subordinated classes on the preceding day is zero.
target-rate class percentage: For one or more target-rate classes, the ratio of the classes’ principal balance to the principal balance of all target-rate classes, expressed as a percentage.
target-rate loan: For any mortgage loan, a single hypothetical mortgage loan that has a pass-through rate equal to the target rate, and
(i) if the mortgage loan has a pass-through rate equal to or greater than the target rate, has the same principal balance as the mortgage loan, and
(ii) if the mortgage loan is a discount loan, has a principal balance equal to the product of (A) the principal balance of the mortgage loan and (B) the ratio of the pass-through rate for the mortgage loan to the target-rate.
target-rate strip: The mortgage loan pool formed of the target-rate loans for all the mortgage loans.

third-party servicing fee: For any month, a fee for each third-party mortgage loan equal to the lesser of (a) the scheduled principal balance of the mortgage loan as of the close of business on the first day of the month, multiplied by the relevant monthly third-party servicing fee rate, and (b) the excess of the interest payment received on the mortgage loan for the month (including interest payments included in liquidation or insurance proceeds) over the amount of the interest payment to be deposited in the certificate account.
third-party servicing fee rate: For a third-party mortgage loan other than a specially serviced mortgage loan, the per annum rate specified as such on schedule B-TP to exhibit B under the heading “Sub Fee,” reduced (but not below zero) by any applicable master servicing fee rate, and for a specially serviced mortgage loan, the per annum servicing fee rate for the special servicer provided for in or pursuant to the special servicing agreement. The monthly third-party servicing fee rate will be one-twelfth of the relevant third-party servicing fee rate.
Transfer Instrument: A deed transferring an interest in property subject to a mortgage.
Trust Fund: The corpus of the trust created by this agreement, consisting of the mortgage loans, the certificate account, any pooling, lower-tier, or upper-tier REMIC account, REO property and the primary mortgage insurance certificates, any other insurance policies for the mortgage loans, any retail reserve fund and the rights of the Trustee under any reserve fund and any certificate insurance policy.
uncommitted cash: For a distribution day, any cash in the certificate account representing principal prepayments posted or liquidation proceeds deposited on or after the first day of the month immediately preceding such distribution day and all related payments of interest and all payments which represent early receipt of scheduled payments of principal and interest due on a date or dates subsequent to such first day of the month.
unscheduled principal payments: For one or more mortgage loans for a distribution day, the sum of
• all principal prepayments on the mortgage loans received by CitiMortgage or a third-party servicer during the month preceding the distribution day, up to the scheduled principal balance, in each case, of the mortgage loan,
• the greater of (1) aggregate net liquidation proceeds from any of the mortgage loans that became a Liquidated Loan during the month preceding such distribution day, minus (a) the portion of such proceeds representing interest, and (b) any unreimbursed advances of principal made by the CitiMortgage, a third-party servicer, or the Paying Agent on such mortgage loans, and (2) the aggregate scheduled principal balances of such mortgage loans for the distribution day, and
• the scheduled principal balance of any of the mortgage loans that was repurchased by CMSI during such month pursuant to section 2.3, “Repurchase or substitution of mortgage loans” below.
U.S. person: A citizen or resident of the United States of America, a corporation or partnership (unless, in the case of a partnership, Treasury regulations are adopted that provide otherwise) created or organized in or under the laws of the United States of America, any state thereof or the District of Columbia, including an entity treated as a corporation or partnership for federal income tax purposes, an estate whose income is subject to U.S. federal income tax regardless of its source, or a trust if a court within the

United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. persons).

1.2 Usages
In this agreement and the certificates, unless otherwise stated or the context otherwise clearly requires, the following usages apply:
• “This agreement,” “herein,” “hereof” and words of similar import when used in this agreement will refer to this agreement.
• In computing periods from a specified date to a later specified date, the words “from” and “commencing on” (and the like) mean “from and including,” and the words “to,” “until” and “ending on” (and the like) mean “to but excluding.”
• An action permitted under this agreement may be taken at any time and from time to time. Except as otherwise indicated, a permitted action may be taken in the actor’s sole discretion. References to a person’s taking action include the person’s refraining from action. Thus, a statement that a person “may take any action that … “ means that a person may take or refrain from taking any action that ….
• All indications of time of day mean New York City time.
• “Including” means “including, but not limited to.” “A or B” means “A or B or both.”
• References to an agreement (including this agreement) will refer to the agreement as amended at the relevant time.
• References to numbered sections or paragraphs in this agreement will refer to sections or paragraphs of this agreement, and such section references will include all included sections. For example, a reference to section 6 will be to section 6 of this agreement, and also to sections 4.1, 4.2, etc.
• References to an exhibit in this agreement will refer to all included numbered subdivisions of the exhibit. For example, references to exhibit A will also refer to subdivisions A-1, A-2, etc.
• References to a statute include all regulations promulgated under or implementing the statute, as in effect at the relevant time. References to a specific provision of a statute includes successor provisions.
• References to any governmental or quasi-governmental agency or authority will include any successor agency or authority.
• Where a decimal appears that has been shortened, it will be rounded according to the usual rules; that is, if the decimal is only shown to x places, the last number (in the xth place) will be raised by one if the following number (in the x+1st place) is 5, 6, 7, 8 or 9.

1.3 Calculations respecting mortgage loans
(a) In connection with all calculations required to be made pursuant to this agreement for remittances on any mortgage loan, any payments on the mortgage loans or any payments on any other assets included in a Trust Fund, the rules set forth in this section 1.2 will be applied.
(b) Calculations for remittances on mortgage loans will be made on a mortgage-loan-by-mortgage-loan basis, based upon current information as to the terms of such mortgage loans and reports of payments received on such mortgage loans supplied to CitiMortgage by the person responsible for the servicing thereof and satisfying such requirement, if any, as may be set forth in section 3.

(c) Each remittance receivable on a mortgage loan will be assumed to be received on the first day of the month.

2 Transfer of mortgage loans and issuance of certificates; repurchase and substitution

2.1 Transfer of mortgage loans
(a) CMSI, as of the closing date, hereby transfers and assigns to the Trustee, without recourse, all of CMSI’s right, title and interest in and to
• the mortgage loans, including all remittances received or receivable by CMSI on or with respect to the mortgage loans (other than payments of principal and interest due and payable on the mortgage loans, and principal prepayments thereon received, on or before the cut-off date), and
• the proceeds of any title, primary mortgage, hazard or other insurance policies related to the mortgage loans.
Such transfer and assignment is absolute, is made in exchange for the certificates described in section 12, and is intended by the parties to be a sale. Nonetheless, to the extent such transfer is held not to be a sale under applicable law, it is intended that this agreement shall be a security agreement under applicable law, and CMSI shall be deemed to have granted to the Trustee, for the benefit of the certificate holders and any Insurer, a security interest in the Trust Fund, including the mortgage loans, mortgage notes and related documents. CMSI will, at its own expense, take any action reasonably requested by the Trustee to confirm, perfect, and protect the priority of, the security interest granted hereby, including the filing of Uniform Commercial Code financing statements in the appropriate jurisdictions.
CMSI will not transfer any other property to the Trust Fund except as expressly permitted by this agreement.
The Trustee acknowledges receipt of the documents and other property referred to in section 2.1, and declares that the Trustee will hold such documents and other property, including property yet to be received in the Trust Fund, in trust, upon the trusts herein set forth, for the benefit of all present and future certificate holders and any Insurer.
(b) The Trustee and CitiMortgage have entered into a Mortgage Document Custodial Agreement substantially in the form of exhibit C with the Mortgage Document Custodian named in section 12.1. The Mortgage Document Custodian will hold the mortgage documents in trust for the Trustee and the benefit of the Trustee, any Insurer and all present and future certificate holders. The Mortgage Document Custodian may be the Trustee, any affiliate of the Trustee, an affiliate of CMSI, or an independent entity.
The Trustee may at any time remove the initial or any successor Mortgage Document Custodian, and enter into a Mortgage Document Custodial Agreement substantially in the form of exhibit C hereto pursuant to which the Trustee appoints a successor Mortgage Document Custodian to hold the Mortgage Documents in trust for the Trustee and the benefit of the Trustee, all present and future certificate holders, and any Insurer, which Agreement may provide that the Mortgage Document Custodian shall conduct the review of each Mortgage File required under the first paragraph of section 2.3(b), except that, if the Mortgage Document Custodian so appointed is CMSI or an affiliate of CMSI, the Trustee may conduct such review.
(c) CMSI will on or before the closing date deliver to the Mortgage Document

Custodian on behalf of the Trustee to be held in trust the following documents or instruments for each mortgage loan (other than mortgage loans secured by shares in a cooperative housing corporation) (except to the extent CMSI is complying with section 2.1(f)):
(i) The mortgage note, endorsed by manual or facsimile signature without recourse by the Originator or an affiliate of the Originator in blank or to the Trustee showing a complete chain of endorsements from the named payee to the Trustee or from the named payee to the affiliate of the Originator and from such affiliate to the Trustee, except that endorsement is not required where Mortgage Electronic Registration Systems, Inc. (MERS) is the named payee or the nominee of the named payee.
(ii) The original recorded mortgage, with evidence of recording thereon or a copy of the mortgage certified by the public recording office in those jurisdictions where the public recording office retains the original.
(iii) Any original assumption, modification, buydown or conversion-to-fixed-interest-rate agreement applicable to the mortgage.
(iv) An assignment from the Originator or an affiliate of the Originator to the Trustee in recordable form of the mortgage which may be included, where permitted by local law, in a blanket assignment or assignments of the mortgage to the Trustee, including any intervening assignments and showing a complete chain of title from the original mortgagee named under the mortgage to the Originator or such affiliate and to the Trustee, except that (x) a blanket assignment need not be in recordable form but shall be delivered with a limited power of attorney authorizing the Custodian, on behalf of the Trustee, to act for the Originator or such affiliate in preparing, executing, delivering and recording in the Trustee’s name any instruments for recording assignments of the related mortgages to the Trustee, (y) if the mortgage is registered with MERS, only assignments from the origination of the mortgage to its assignment to MERS will be required, and (z) if the mortgage was originated with MERS as the original mortgagee (a “MOM loan”), no interim assignment will be required.
(v) The original or a copy of the title insurance policy (which may be a certificate or a short form policy relating to a master policy of title insurance) pertaining to the mortgaged property, or in the event such original title policy is unavailable, a copy of the preliminary title report and the lender’s recording instructions, with the original to be delivered within 180 days of the closing date or other evidence of title.
(vi) Any related primary mortgage insurance certificate and related policy or a copy thereof.
(d) CMSI will on or before the closing date deliver to the Mortgage Document Custodian on behalf of the Trustee to be held in trust the following documents or instruments for each mortgage loan secured by shares in a cooperative housing corporation (except to the extent CMSI is complying with section 2.1(f)):
(i) The mortgage note, endorsed by manual or facsimile signature without recourse by the Originator or an affiliate of the Originator in blank or to the Trustee showing a complete chain of endorsements and assignments from the named payee to the Trustee or from the named payee to the affiliate of the Originator and from such affiliate to the Trustee.
(ii) The original mortgage, with evidence of recording thereon (if recordation was required under applicable law).

(iii) Any original assumption, modification, buydown or conversion-to-fixed-interest-rate agreement applicable to the mortgage.
(iv) The original stocks, shares, membership certificate or other contractual agreement evidencing ownership;
(v) The original stock power executed in blank.
(vi) The original executed security agreement or similar document and all assignments thereof showing a complete chain of assignment from the named secured party to the Trustee.
(vii) The original executed proprietary lease or occupancy agreement and all assignments thereof showing a complete chain of assignment from the named secured party to the Trustee.
(viii) The original executed recognition agreement and any executed assignments of recognition agreement showing a complete chain of assignment from the named secured party to the Trustee.
(ix) (Except for mortgage loans (x) secured by mortgaged properties in the State of New Jersey or (y) originated prior to October 1988 and secured by mortgaged properties in the State of New York) the executed UCC-1 financing statement with evidence of recording thereon and executed original UCC-3 financing statements or other appropriate UCC financing statements required by state law, evidencing a complete and unbroken chain from the mortgagee to the Trustee with evidence of recording thereon (or in a form suitable for recordation).
(x) Any related primary mortgage insurance certificate and related policy.
(e) CMSI will, on or before the closing date, deposit in the certificate account
• all payments on the mortgage loans that CMSI receives after the cut-off date and before the closing date, to the extent such payments are being transferred and assigned to the Trustee under this agreement, except any portion of such payments on mortgage loans (including servicing fees) of a type not required to be deposited therein as specified in section 11 or the Series Terms, and
• any amount required to be so deposited under the Series Terms.
(f) If CMSI is required under this section 2.1 to deliver an original recorded mortgage or a completed assignment in recordable form to the Mortgage Document Custodian by the closing date, but cannot do so because of a delay in recording the mortgage, CMSI may instead
• deliver a copy of the mortgage, provided that CMSI certifies that the original mortgage has been delivered to a title insurance company for recordation after receipt of its policy of title insurance or binder therefor (which may be a certificate relating to a master policy of title insurance), and
• an assignment to the Trustee completed except for recording information.
In all such instances, CMSI will deliver the original recorded mortgage and completed assignment (if applicable) to the Mortgage Document Custodian promptly upon receipt of such mortgage.
If an original recorded mortgage has been lost or misplaced, CMSI or the related title insurance company may deliver, in lieu of the mortgage, a copy of the mortgage bearing recordation information and certified as true and correct by the office in which the original mortgage was recorded.
If CMSI cannot deliver the original or a copy of a title insurance policy (which may be a certificate relating to a master policy of title insurance) for a mortgaged property to the Mortgage Document Custodian by the closing date because the policy is not yet available, CMSI may instead deliver a binder for the policy, and deliver the original or a copy of the policy to the Trustee when available.
If CMSI cannot deliver an original assumption, modification, buydown or conversion-to-fixed-interest-rate agreement to the Mortgage Document Custodian by the closing date, CMSI may instead deliver a certified copy thereof. CMSI will deliver the original assumption, modification, buydown or conversion-to-fixed-interest-rate agreement to the Trustee promptly upon receipt thereof.
CMSI will, at its own expense, prepare and deliver to the Mortgage Document Custodian each assignment referred to in clause (a)(iv) or (b)(vi) and (b)(ix) above as soon as practicable but not later than 60 days after the date of initial issuance of the certificates. For each mortgage relating to a mortgaged property located in a state for which the rating agencies require recordation of such assignments (as will be specified in the Series Terms or a CMSI officer’s certificate), CMSI intends to record the assignment in the appropriate public office for real property records (or supply the Mortgage Document Custodian with evidence of recordation) as soon as practicable after the initial issuance of the certificates. Except as provided in this section, neither CMSI nor any Originator or affiliate of any Originator will have any obligation to record any assignment of any mortgage in order to name the Trustee as mortgagee of record. The preceding sentence will not be in derogation of the obligation of CMSI, the Originators and affiliates of the Originators to record (and supply the Mortgage Document Custodian with evidence thereof) assignments of mortgages required in order that CMSI, an Originator or an affiliate of an Originator be shown as mortgagee of record of each mortgage.
CMSI will, at its own expense, record any UCC-3 financing statements not previously recorded, and will supply the Mortgage Document Custodian with evidence of the recordation. CMSI intends to effect recordation in the appropriate public office as soon as practicable after the initial issuance of the certificates.
For mortgage loans that have been prepaid in full after the cut-off date and prior to the closing date, CMSI, in lieu of delivering the above documents to the Mortgage Document Custodian, will on the closing date deliver a certification of a Servicing Officer as set forth in section 3.13.
(g) Concurrently with the transfer and assignment to the Trustee of the mortgage loans, the Trustee or the Authenticating Agent will, in accordance with a written order or request signed in CMSI’s name by an Authorized Officer, authenticate and deliver to or upon CMSI’s order, duly authenticated certificates in authorized denominations evidencing the entire ownership of the Trust Fund. The Trustee acknowledges that to the extent it holds any class P or class L regular interests, it holds such regular interests as assets of the lower-tier or upper-tier REMIC, as described in the Series Terms.
(h) CMSI and the Trustee agree and understand that it is not intended that any mortgage loan be included in the Trust that is a “High-Cost Home Loan,” as defined in either the Indiana High Cost Home Loan Law, effective January 1, 2005, the New Jersey Home Ownership Security Act of 2002, effective November 27, 2003, or the New Mexico Home Loan Protection Act, effective January 1, 2004, or a “high cost home mortgage loan,” as defined in the Massachusetts Predatory Home Loan Practices Act, effective November 9, 2004.

2.2 CMSI’s representations and warranties
CMSI represents and warrants to the Trustee and any Insurer that as of the closing date:
(i) The information in exhibit B was true and correct in all material respects as of the dates respecting which such information is furnished, and the information provided to the rating agencies, including the loan-level detail, is true and correct according to rating agency requirements.
(ii) As of the closing date, each mortgage will be a valid first lien on the property securing the related mortgage note subject only to
• the lien of current real property taxes and assessments as limited in clause (vi) below,
• covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of the mortgage, which exceptions appearing of record are acceptable to mortgage lending institutions generally or specifically reflected in the appraisal obtained in connection with the origination of the related mortgage loan,
• other matters to which like properties are commonly subject that do not in the aggregate materially interfere with the benefits of the security intended to be provided by the mortgage, and
• for a mortgage on a cooperative apartment in a cooperative housing corporation, the right of the related cooperative to cancel the related shares and terminate the proprietary lease for unpaid assessments (general and special) owed by the mortgagor;
(iii) Immediately before the transfer and assignment of the mortgage loans to the Trustee, CMSI has good title to, and is the sole legal owner of, each mortgage loan (except as set forth in clause (v) below) and immediately upon the transfer and assignment, CMSI will have taken all steps necessary so that the Trustee will have good title to, and will be the sole legal owner of, each mortgage loan (except as set forth in clause (v) below);
(iv) As of the cut-off date, no payment of principal of or interest on any mortgage loan was 30 days or more past due (a mortgage loan being considered 30 days past due in a given month when payment due on the first day of the prior month has not been made on or before the last day of such prior month) or has been 30 days or more past due more than once for the twelve months preceding the cut-off date;
(v) As of the closing date, there is no mechanics’ lien or claim for work, labor or material affecting the mortgaged property that is or may be a lien prior to, or equal with, the lien of the mortgage except those that are insured against by the title insurance policy referred to in (x) below;
(vi) As of the closing date, there is no delinquent tax or assessment lien against any mortgaged property;
(vii) As of the closing date, there is no valid offset, defense or counterclaim to any mortgage note or mortgage, including the obligation of the mortgagor to pay the unpaid principal and interest on the mortgage note;
(viii) As of the closing date, each mortgaged property is free of material damage and is in good repair;
(ix) Each mortgage at the time it was originated complied in all material respects with applicable state, local and federal laws, including, without limitation, all applicable usury, equal credit opportunity, recording, disclosure and predatory lending laws. No mortgage loan is a high cost loan under the predatory lending law of any jurisdiction in which a mortgaged property is located, no mortgage loan is a “High Cost Loan” or “Covered Loan,” as such terms are defined in the current version of Standard & Poor’s LEVELS® Glossary, (Version 5.7 Revised, Appendix E), and no mortgage loan originated on or after October 1, 2002 through March 6, 2003 is governed by the Georgia Fair Lending Act;
(x) A lender’s title insurance policy or binder approved as such by Fannie Mae or Freddie Mac, or other assurance of title customary in the relevant jurisdiction, was issued on the date of the origination of each mortgage loan (other than a mortgage loan for a cooperative apartment), and, as of the closing date, each such policy, binder or assurance is valid and in full force and effect;
(xi) The mortgage loans conform in all material respects with their descriptions in the prospectus relating to the certificates;
(xii) Each mortgage loan with an original principal balance exceeding 80% (or, for certain mortgage loans originated before 1995, 90%) of its original value is covered by primary mortgage insurance at least until its outstanding principal balance is less than or equal to 80% of the original value, either through principal payments by the mortgagor or as determined by a new appraisal delivered subsequent to origination. So long as it is in effect, the primary mortgage insurance covers losses from defaults in an amount equal to the excess, of the outstanding principal balance of the mortgage loan over 75% of the original value of the mortgage loan;
(xiii) The original principal balance of each mortgage loan was not more than 95% of the original value of the mortgage loan;
(xiv) For each buydown mortgage loan, the buydown funds deposited in the buydown account, if any, will be sufficient, after crediting interest at the rate per annum, if any, specified in the buydown agreement compounded monthly to the buydown account and adding the amounts required to be paid by the mortgagor, to make the scheduled payments stated in the mortgage note for the term of the buydown subsidy agreement;
(xv) Each mortgage loan is a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Internal Revenue Code.
(xvi) For each mortgaged property at the time the mortgage loan was originated, no improvement located on or part of the mortgaged property violated any applicable zoning or subdivision laws or ordinances.
(xvii) For each mortgaged property, the terms of the mortgage note and the mortgage loan have not been impaired, altered or modified in any material respect, except by a written instrument which has been recorded or is in the process of being recorded.
(xviii) For each mortgaged property, no default or waiver exists under the mortgage documents, and no modifications to the mortgage documents have been made, that have not been disclosed.
(xix) If a mortgaged property is in a Federal Emergency Management Agency designated flood area, a flood insurance policy is in effect covering the mortgaged property.
(xx) For each mortgaged property as of the closing date, a hazard insurance policy is in place.
The representations and warranties in this section 2.2 will survive delivery of the mortgage files to the Trustee.

2.3 Repurchase or substitution of mortgage loans
(a) Each of CMSI, CitiMortgage and the Trustee will promptly notify the other parties if it discovers a breach of any of the representations and warranties in section 2.2 that materially and adversely affects the interests of the certificate holders or any Insurer in a mortgage loan (including a mortgage loan substituted for a nonconforming mortgage loan pursuant to section 2.4) (a material breach).
(b) Pursuant to the Mortgage Document Custodial Agreement, the Mortgage Document Custodian will review each mortgage file within 90 days after the closing date to ascertain that all required documents have been executed, received and recorded, if applicable, and that such documents relate to the mortgage loans identified in exhibit B. If the Mortgage Document Custodian finds that a document in a mortgage file is missing or materially defective, the Mortgage Document Custodian will promptly notify CitiMortgage and CMSI by e-mail.
(c) If CMSI is notified of a material breach, CMSI will have 60 days after the notice (or a longer period approved in advance in writing by a Responsible Officer of the Trustee) to cure the breach in all material respects, or to repurchase the mortgage loan or substitute eligible substitute mortgage loans, as provided in this section 2.3.
If CMSI is notified by the Mortgage Document Custodian that the documentation for a mortgage loan is defective, CMSI will have 180 days after the notice to cure the breach in all material respects, or to repurchase the mortgage loan or substitute eligible substitute mortgage loans, as provided in this section 2.3, except that CMSI will only have 90 days after the notice to cure, cure, repurchase, or substitute if the defect causes the mortgage loan to fail to be a “qualified mortgage” under Internal Revenue Code section 860G(a)(3).
(d) Any repurchase by CMSI of a mortgage loan will be at a price equal to
(i) 100% of the scheduled principal balance of the mortgage loan on the date of repurchase, plus
(ii) accrued and unpaid interest thereon at the pass-through rate to the first day of the following month, plus
(iii) any costs and damages incurred by the Trust Fund in connection with any violation by such mortgage loan of any predatory lending law, plus
(iv) aggregate outstanding advances for the mortgage loan, to the extent not recovered in (ii) above.
(e) CMSI will pay the repurchase price to CitiMortgage, which will promptly deposit the repurchase price in the certificate account. A repurchase of a mortgage loan under this section 2.3 will be considered a prepayment in full of the mortgage loan on the date of repurchase. Upon the Trustee’s receipt of written notice of the deposit signed by an Authorized Officer of CitiMortgage, the Trustee will direct the Mortgage Document Custodian to release the related mortgage file to CMSI and will execute and deliver such instruments of transfer or assignment furnished to the Trustee, in each case without recourse, as CMSI reasonably requests, to vest the mortgage loan in CMSI. Repurchase of the mortgage loan by CMSI will be deemed to include the right to receive any remittance on the mortgage loan payable or received on or after the date of repurchase, and CitiMortgage will, upon receipt, promptly pay CMSI the amount of any such remittance.
(f) CMSI may, instead of repurchasing a mortgage loan pursuant to this section 2.3, substitute one or more eligible substitute mortgage loans (as defined below) for one or more nonconforming mortgage loans. Such a substitution will take place on a business day designated by CMSI (the substitution day) occurring before the second anniversary of the startup day, subject to satisfaction of the conditions in section 2.1 and the following conditions:

(i) no Event of Default is continuing; and
(ii) the aggregate scheduled principal balance of all eligible substitute mortgage loans substituted on the substitution day (determined for each eligible substitute mortgage loan as of the substitution day) does not exceed 40% of the aggregate scheduled principal balance of all mortgage loans as of the closing date;
(g) An eligible substitute mortgage loan: is a mortgage loan
• for which all payments of principal and interest due on or before the substitution day have been received,
•  that has a mortgage note rate equal to or greater than the highest mortgage note rate of any mortgage loan for which it is being substituted,
• that matures no later than, and no more than one year before, any mortgage loan for which it is being substituted,
• that has an original term to maturity equal to each mortgage loan for which it is being substituted, and
• that has a scheduled principal balance that, together with any other eligible substitute mortgage loans being substituted on that substitution day, and any funds CMSI deposits in the certificate account relating to the substitution (the substitution adjustment amount) equals or exceeds the mortgage loans for which they are being substituted.
The substitution adjustment amount will be separately accounted for as a reserve fund in the certificate account and will be remitted to certificate holders in the month following receipt when the repurchase proceeds are remitted to compensate for the resulting shortfall incurred in connection with the substitution of mortgage loans.
(h) If, on the substitution day, any installment of principal and interest has been received in the certificate account where the principal portion has not been applied to reduce the scheduled principal balance of the mortgage loan that is being substituted for, because the installment was received before the first day of the applicable month, the full amount of such prepaid installment will be paid on the substitution day to CMSI from the certificate account.
(i) Upon a substitution of mortgage loans pursuant to this section 2.3,
• exhibit B to this agreement will be deemed to be amended to exclude all mortgage loans being replaced by such eligible substitute mortgage loans and to include, pursuant to section 10.1, the information in the supplemental mortgage loan schedule regarding the eligible substitute mortgage loans, and all references in this agreement to mortgage loans will include such eligible substitute mortgage loans,
• CMSI will be deemed to represent and warrant, as of the substitution day, that the representations and warranties in section 2.2 are true of the eligible substitute mortgage loans, and
• the Trustee will release to CMSI the nonconforming mortgage loans and execute and deliver any instruments of transfer or assignment required to transfer, without recourse, the nonconforming mortgage loans to CMSI.
(j) CMSI’s obligation under this section 2.3 to repurchase or substitute mortgage loans will be the sole remedy against CMSI available to the certificate holders or the Trustee on behalf of the certificate holders for a material defect in a mortgage document or a breach of a representation and warranty in section 2.2.

3 Servicing

3.1 CitiMortgage as servicer and master servicer
(a) Affiliated mortgage loans. CitiMortgage will service those mortgage loans listed in exhibit B, other than any mortgage loans listed on schedule B-TP (the affiliated mortgage loans).
(b) Third-party mortgage loans. The mortgage loans listed in schedule B-TP to exhibit B (third-party mortgage loans) will be serviced by a third-party servicer pursuant to this agreement, a third-party servicing agreement between CitiMortgage and the third-party servicer, and the Guide. CitiMortgage will be the master servicer for each third-party mortgage loan. Each third-party servicing agreement will be consistent with this agreement and, except for special servicing agreements, will be effective as of the closing date.
(c) Special servicing. CitiMortgage may enter into a special servicing agreement with an unaffiliated person (the class B holder). At any time that the class B holder holds 100% of the beneficial interest in the most subordinated class of certificates, the class B holder may designate a special servicer to service certain mortgage loans in default and REO property (specially serviced mortgage loans). Any special servicing agreement will be subject to each rating agency’s acknowledgement that the ratings of the certificates in effect immediately prior to CitiMortgage’s entering into the special servicing agreement will not be qualified, downgraded or withdrawn, and that the certificates will not be placed on credit review status (except for possible upgrading) as a result of the agreement.
CitiMortgage will be the master servicer and the special servicer will be a third-party servicer for the specially serviced mortgage loans. Except as otherwise stated or as the context clearly requires, references in this agreement to third-party mortgage loans will include specially serviced mortgage loans, and references to third-party servicing agreements will include special servicing agreements.
(d) Third-party servicing. With CitiMortgage’s approval, a third-party servicer may delegate its servicing obligations, but the third-party servicer will remain obligated under its third-party servicing agreement. CitiMortgage and any third-party servicer may amend the third-party servicing agreement, consistent with this agreement.
CitiMortgage will enforce each third-party servicer’s obligations under its third-party servicing agreement, including any obligation to make advances for delinquent payments or to purchase a mortgage loan on account of defective documentation or a breach of a representation or warranty. Such enforcement, including the legal prosecution of claims, termination of third-party servicing agreements, and the pursuit of other appropriate remedies, will as to form, extent and timing be conducted as CitiMortgage, in its good faith business judgment, would require if it were the owner of the mortgage loans. CitiMortgage will pay the costs of enforcement at its own expense, but will be reimbursed only from
• a general recovery resulting from the enforcement only to the extent that the recovery exceeds all amounts due on the mortgage loans, or
• a specific recovery of costs, expenses or attorneys fees against the party against whom the enforcement is directed.
(e) Servicing generally. In connection with its servicing and master servicing, CitiMortgage
• may, acting alone or through third-party servicers, take any action it deems necessary or desirable.

• may execute and deliver on behalf of itself, the certificate holders or the Trustee any instruments of satisfaction or cancellation, or of partial or full release or discharge and all other comparable instruments, for the mortgage loans and the related mortgaged properties.
• will service and master service the mortgage loans in the best interests of, and for the benefit of, the certificate holders and any Insurer.
• will service the affiliated mortgage loans in accordance with its normal servicing procedures for mortgage loans held in its own portfolio.
• will master service the third-party mortgage loans, in accordance with prudent mortgage loan servicing standards and procedures accepted in the mortgage banking industry and in accordance with the Guide.
• will promptly notify the Trustee of any circumstance that might adversely affect CitiMortgage’s ability to service or master service any mortgage loan or to otherwise perform its obligations under this agreement.
• will maintain accurate books and records, and an adequate system of audit and internal controls, that will permit the Trustee, or its duly authorized representatives and designees, to examine and audit and make legible reproductions of records during reasonable business hours. All such records will be maintained for the period required by the Guide or any longer period required by law.
The Trustee will furnish CitiMortgage with any powers of attorney and other documents reasonably necessary or appropriate, and will take any other actions that CitiMortgage reasonably requests, to enable CitiMortgage to carry out its servicing duties.

3.2 Collections
CitiMortgage and each third-party servicer will, to the extent consistent with this agreement,
•	follow such normal collection procedures as it deems necessary and advisable, and
•	make reasonable efforts to collect all amounts payable on the mortgage loans it services.
Consistent with the foregoing, CitiMortgage may
• waive any late payment charge, prepayment charge or penalty interest in connection with the prepayment of a mortgage loan or any assumption fees or other fees collected in the ordinary course of servicing the mortgage loan, and
• arrange with a mortgagor a schedule for the payment of principal and interest due and unpaid after the applicable first day of the month if CitiMortgage reasonably believes that without the arrangement the mortgagor would default on the mortgage loan. Regardless of whether such an arrangement is made, the mortgage loan will be considered delinquent for all purposes of this agreement.
CitiMortgage need not institute litigation to collect any payment if it reasonably believes that the cost of litigation is likely to outweigh its economic benefit.

3.3 Certificate and other accounts
(a) Certificate account. On or before the closing date, CitiMortgage will open with Depositories or the Paying Agent one or more certificate accounts (collectively, the certificate account). The certificate account will include any alternative certificate account. The certificate account will be a non-interest bearing account unless the Series Terms state that the certificate account is an investment account.
CitiMortgage will not commingle funds and other property in the certificate account with any other funds or property of CitiMortgage or the Trustee. However, in order to efficiently transfer funds in the certificate account to a distribution account, CitiMortgage may, on the business day preceding the date funds are to be transferred from the certificate account to the distribution account, transfer those funds to a commingled clearance account, provided, that if Fitch has rated the certificates, CitiMortgage may not so commingle funds unless CitiMortgage’s short-term rating, or the short-term rating of any person to whom CitiMortgage has delegated servicing under this agreement, by Fitch is at least “F1.” The clearance account will be under CitiMortgage’s sole control, and CitiMortgage will maintain adequate records indicating the ownership of the funds in the clearance account.
CitiMortgage, on behalf of the Trustee, will deposit in the certificate account, within one business day following receipt and posting, the following amounts received by it on the affiliated mortgage loans (remittances on the affiliated mortgage loans):
• all principal payments and prepayments (other than payments due, and principal prepayments received, on or before the cut-off date);
• all interest payments (other than payments due on or before the cut-off date), net of any servicing fee retained by CitiMortgage pursuant to section 3.8(b);
• any buydown funds required to be deposited pursuant to section 3.16;
• all net liquidation proceeds, other than proceeds to be applied to the restoration or repair of the related mortgaged property or released to the related mortgagor in accordance with normal servicing procedures;
• proceeds from the repurchase of a mortgage loan, and the substitution adjustment amount in connection with an eligible substitute mortgage loan;
• all hazard insurance proceeds;
• any advance account advance;
• any loss recoveries; and
• the amount CitiMortgage is required to pay into the certificate account pursuant to section 3.4, “Prepayment interest shortfalls.”
If CitiMortgage must repay any amount deposited in the certificate account, by reason of the reversal of a provisional credit owing to the dishonor of a mortgagor’s check or otherwise, CitiMortgage will promptly
• withhold a corresponding amount from a subsequent deposit into the certificate account, and
• restate its accounts appropriately.
CitiMortgage need not deposit in the certificate account
•	amounts required to be deposited into the servicing account,
•	collected servicing fees, except as required by section 3.4, “Prepayment interest shortfalls,”
•	collected prepayment charges, late payment charges, assumption fees and other similar charges, which CitiMortgage may retain as additional servicing compensation, and
•	reimbursements of property protection expenses,
received on affiliated mortgage loans.
(b) Servicing accounts. CitiMortgage will establish and maintain servicing accounts with Depositories, and will deposit therein all collections of taxes, assessments, primary mortgage or hazard insurance premiums or comparable items for the account of the mortgagors. CitiMortgage may withdraw funds from the servicing account, but only
• to effect payment of taxes, assessments, primary mortgage or hazard insurance premiums or comparable items,

• to reimburse the relevant servicer for costs incurred in effecting the timely payment of taxes and assessments on a mortgaged property, for servicing account advances, and for payments made pursuant to section 3.1 regarding timely payment of taxes and assessments, section 3.10 regarding premiums on primary mortgage insurance policies, and section 3.11 regarding premiums on standard hazard insurance policies, or
• to refund to a mortgagor any amounts determined to be overages, or to pay interest owed to mortgagors on such account to the extent required by law, or to clear and terminate such accounts at the termination of this agreement in accordance with section 9.1.
The servicing account may commingle collections from other series that have the same Trustee. The servicing account will be a non-interest bearing account unless the Series Terms state that the servicing account is an investment account.
Any costs incurred by the relevant servicer in effecting the timely payment of taxes and assessments on a mortgaged property will not, for the purpose of calculating monthly distributions to certificate holders, be added to the amount owing under the related mortgage loan, even if the terms of the mortgage loan so permit.
(c) Third-party accounts. CitiMortgage will establish and maintain with Depositories segregated custodial accounts for P&I and segregated escrow accounts in accordance with the requirements of the Guide. Each third-party servicer will deposit in such accounts, within two business days of receipt and posting, the amounts related to the third-party mortgage loans required by the third-party servicing agreements to be so deposited. Amounts in a custodial account for P&I will be fully insured by the FDIC or the National Credit Union Share Insurance Fund. To the extent amounts in a custodial account for P&I are not fully insured, the excess will either, at CitiMortgage’s option,
• be promptly remitted to the certificate account or a custodial investment account, or
• be secured by one or more Eligible Investments maturing not later than the determination date, provided that the Trustee has received an opinion of counsel acceptable to the Trustee to the effect that CitiMortgage has either a claim to the funds held by the institution or a perfected first security interest against such Eligible Investments superior to the claims of any other depositor or general creditor of such institution.
Proceeds received on individual third-party mortgage loans from a title, hazard or other insurance policy covering the mortgage loan, other than a primary mortgage insurance policy, will be deposited first in the applicable escrow account if required for the restoration or repair of the related mortgaged property. Proceeds from such insurance policies not so deposited in the applicable escrow account and proceeds from primary mortgage insurance policies will be deposited in the custodial account for P&I and will be applied to the balances of the related third-party mortgage loans as payments of interest and principal.
Third-party servicers may withdraw funds from custodial accounts for P&I as permitted by this agreement and in accordance with the Guide. The Trustee will have no responsibility for monitoring such withdrawals.
CitiMortgage will maintain separate accounting on a mortgage loan-by-mortgage loan basis for any remittances to or payments from the custodial accounts for P&I.
(d) Transfers from third-party accounts to certificate account. On each determination date, each third-party servicer will withdraw from its custodial accounts for P&I and deposit into the certificate account the following amounts (remittances on third-party loans):
• scheduled installments of principal and interest on the third-party mortgage loans received by the third-party servicers that were due on the first day of that month, net of third-party servicing fees due third-party servicers;
• principal prepayments and insurance proceeds, net of third-party servicing fees due third-party servicers, received in the preceding month;
• liquidation proceeds on a third-party mortgage loan.
(e) Accounts generally. The certificate account, the servicing account, each custodial account for P&I, the escrow account and the distribution account will each bear a designation clearly indicating that the funds in the account are held for the benefit of the Trustee or the certificate holders. CitiMortgage, each third-party servicer, and the Paying Agent will hold all money and property received by it as part of the Trust Fund and will apply it as provided in this agreement, except that amounts from buydown funds required to be deposited pursuant to section 3.16 will be held by CitiMortgage in the buydown account on behalf of the mortgagors, subject to withdrawal by CitiMortgage for the purposes set forth in sections 3.6(b) and (c).

3.4 Prepayment interest shortfalls
(a) Affiliated mortgage loans. CitiMortgage will deposit in the certificate account on the business day preceding each distribution day the aggregate prepayment interest shortfall on the affiliated mortgage loans for the preceding month provided that such deposit need not exceed the lesser of
• the aggregate amount of the collected servicing fees on the affiliated mortgage loans for the month preceding such distribution day and
• one-half the scheduled servicing fee on the affiliated mortgage loans for that month.
Such deposit will not be considered to be a voluntary advance by CitiMortgage, and will not be reimbursable to CitiMortgage from the certificate account or otherwise.
(b) Third-party mortgage loans. Each third-party servicer will transfer to the certificate account on each determination date the aggregate amount required under the Guide to be paid by third-party servicers in respect of prepayment interest shortfalls on third-party mortgage loans for the preceding month.
(c) Each third-party servicer will deposit in the certificate account on the business day preceding each distribution day the aggregate prepayment interest shortfall on its third-party mortgage loans for the preceding month, provided that the aggregate of such deposits for all third-party loans for any distribution day will be reduced by any amounts paid by the third-party servicer under the preceding paragraph (b) on the preceding determination date.

3.5 Advances
(a) Servicing account advances. CitiMortgage will deposit in the servicing account the payment of property taxes and insurance premiums and other similar payments relating to the third-party mortgage loans that are not timely paid by the mortgagors or advanced by the third-party servicers on the date when such tax, premium or other cost for which such payment is intended is due.

(b) Remittance delinquencies. For each distribution day, a remittance delinquency:
• on an affiliated loan is the originally scheduled interest at the pass-through rate, and principal installment (as adjusted for any principal prepayments), on the mortgage loan due from the mortgagor on (but not before) the first day of the month but not received in the certificate account by close of business on the third business day before the distribution day.
• on a third-party loan is the originally scheduled interest at the pass-through rate, and principal installment (as adjusted for any principal prepayments), on the mortgage loan due from the mortgagor on (but not before) the first day of the month but not received in the certificate account by close of business on the determination date for the distribution day.
• on a buydown mortgage loan is the accrued and unpaid interest at the related pass-through rate, and the principal installment (as adjusted for any principal prepayments) on the mortgage loan due from the related buydown account on (but not before) the first day of the month but not received in the certificate account by close of business on (a) the third business day before the distribution day (for a buydown mortgage loan that is an affiliated loan) or (b) the determination date (for a buydown mortgage loan that is a third-party mortgage loan).
A remittance delinquency does not include an apparent remittance delinquency that is determined by CitiMortgage to be the result of the occurrence of an extraordinary event (but not including a remittance delinquency determined to be eligible for an advance pursuant to this section 3.5).
(c) Advances by third-party servicers. To the extent required by its third-party servicing agreement, each third-party servicer will transfer to the certificate account, on the determination date, any amount required to be advanced under its third-party servicing agreement (a third-party servicer advance).
(d) Uncommitted cash advances. On the business day before each distribution day, CitiMortgage will transfer from the certificate account to the distribution account
• uncommitted cash related to affiliated mortgage loans in an amount not greater than the remittance delinquencies on the affiliated mortgage loans for that distribution day, and
• uncommitted cash relating to third-party mortgage loans in an amount not greater than the remittance delinquencies on the third-party mortgage loans for that distribution day.
(e) Voluntary advances by CitiMortgage. On the business day before each distribution day, CitiMortgage will deposit in the certificate account a voluntary advance equal to
• the sum of (i) remittance delinquencies on the mortgage loans for that distribution day, (ii) scheduled interest not required to be paid by the mortgagors on the first day of the month because of the limitations on mortgage interest payments under the federal Servicemembers Civil Relief Act or any comparable state laws, in each case after adjustment of delinquent or non-required interest payments to interest at the pass-through rate, and (iii) the amount of any uncommitted cash transferred to the distribution account for the preceding distribution day, minus
• the sum of (i) uncommitted cash transferred to the distribution account on the same day pursuant to paragraph (d) above, and (ii) any third-party servicer advances for that distribution day.
(f) Paying agent advances. Before noon on each distribution day, the Paying Agent will deposit into the distribution account an affiliated Paying Agent advance equal to
• the sum of (i) all remittance delinquencies on the affiliated mortgage loans for that distribution day, and (ii) the amount of all uncommitted cash advances related to the affiliated mortgage loans transferred to the distribution account for the preceding distribution day, minus
• the sum of (i) any uncommitted cash advance related to the affiliated mortgage loans for that distribution day and (ii) any voluntary advance by CitiMortgage related to the affiliated loans for that distribution day, other than an advance of interest not required to be paid because of the limitations on mortgage interest payments under the federal Servicemembers Civil Relief Act or any comparable state laws (Relieved interest).
Before noon on each distribution day, the Paying Agent will deposit into the distribution account a third-party Paying Agent advance equal to
• the sum of (i) all remittance delinquencies on the third-party mortgage loans for that distribution day, and (ii) the amount of uncommitted cash advances related to the third-party mortgage loans transferred to the distribution account for the preceding distribution day, minus
• the sum of (i) any uncommitted cash advances related to third-party mortgage loans for that distribution day, and (ii) any third-party servicer advance, other than an advance of Relieved interest, for that distribution day.
CitiMortgage will on the business day it receives notice from the Paying Agent of the amount of any affiliated or third-party Paying Agent advance,
• pay the Paying Agent a servicing administration fee of $100 for each distribution day on which the Paying Agent makes such an advance, and
• reimburse the Paying Agent for the amount of the advance,
provided that if the notice is received after 1PM on a business day, the administration fee and reimbursement will be made to the Paying Agent by 1PM on the following business day.
Promptly after the Trust Fund is terminated pursuant to section 9, CitiMortgage will notify the Paying Agent of the amount of affiliated and third-party Paying Agent advances for which CitiMortgage reimbursed the Paying Agent and that were not recovered from later remittances, net recoveries or other proceeds or collections on the affiliated or third-party mortgage loans, respectively. The Paying Agent will reimburse CitiMortgage for the amount of reimbursements not so recovered on the next business day after its receipt of the notice.
(g) Limited obligation to make advances. Notwithstanding anything to the contrary in this agreement, the relevant servicer will not be obligated to make any advance described in sections (a) through (e) above, nor will the Paying Agent be obligated to make any advance described in section (f) above, except to the extent that the servicer or the Paying Agent determines that the advance will be recoverable from future payments and proceeds on the related mortgage loan.
CitiMortgage will provide the Paying Agent with any information CitiMortgage has and the Paying Agent requests to help the Paying Agent determine if a Paying Agent advance will be recoverable.
(h) Future moratorium legislation. If after the date of this agreement, any state or locality enacts legislation granting mortgagors a full or partial moratorium on mortgage payments while the mortgagor is on active military service, CitiMortgage, will, by notice to the Paying Agent, elect whether CitiMortgage will advance part or all of any postponed payments under such legislation. CitiMortgage will make a separate election for each state or locality that adopts such legislation. To the extent CitiMortgage elects not to advance part or all of such postponed payments, the Paying Agent will not have any obligation to advance such payments.

3.6 Distributions
(a) Transfers to distribution account. Not later than 12 noon on each distribution day, CitiMortgage will withdraw from the certificate account and deposit in a distribution account established by the Paying Agent (or to the extent provided in the Series Terms, any pooling, lower-tier or upper-tier REMIC account), all distributions to be made on the distribution day on the certificates (or class P or class L regular interests). The distribution account will be an Eligible Account, and will not be commingled with any other account.
(b) Distributions to certificate holders. On each distribution day, the Paying Agent will distribute from the distribution account (or, to the extent provided in the Series Terms, any pooling, lower-tier, or upper-tier REMIC account) to each certificate holder of record on the preceding record date (other than as provided in section (c) below for final distributions) the certificate holder’s share (based on the denomination of certificates of the applicable class held by the holder) of the amounts distributable to such class in accordance with the priorities set forth in the Series Terms, as set forth in the applicable distribution day statement.
All reductions in principal balance of a certificate (or one or more Predecessor Certificates) effected by distributions made on any distribution day or reductions thereof without distributions in accordance with this agreement (including final distributions under section (c) below or section 9.1) will be binding upon all holders of such certificate and of any certificate issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, whether or not the distributions are noted on the certificate.
(c) Final distributions. If CitiMortgage expects that the principal balance of any class will be reduced to zero on the next distribution day, it will, not later than the third day before that distribution day, mail to the Paying Agent and each person in whose name a certificate to be so retired is registered at the close of business on the applicable record date a notice that:
• CitiMortgage expects that funds sufficient to reduce the principal balance of the certificate to zero will be available in the certificate account on that distribution day, and
• if such funds are available, (A) a final distribution will be made on that distribution day, but only upon presentation and surrender of the certificate at the office or agency of the Paying Agent maintained for that purpose pursuant to the Series Terms (the address of which will be set forth in the notice), and (B) no interest will accrue on the certificate after the end of the month preceding the distribution day.
The final distribution on each certificate (including the final distribution on any certificate receiving a distribution in connection with a termination pursuant to section 9.1) will be payable only upon presentation and surrender of the certificate on or after the distribution day for such final distribution at the office or agency of the Paying Agent maintained for that purpose pursuant to the Series Terms.
(d) Method of payment. Each distribution will be made

by check mailed to the certificate holder at its address appearing in the Certificate Register, or
•	by wire transfer if the certificate holder is eligible for wire transfer under the Series Terms and the Paying Agent has received wiring instructions from the certificate holder, or
•	by such other means of payment as the certificate holder, CitiMortgage, and the Paying Agent may agree.
Wiring instructions received by the Paying Agent will remain in effect until changed by the certificate holder by written notice to the Paying Agent at least five business days before a distribution day.
(e) Unclaimed distributions. Any amounts in the distribution account that are distributable as interest or principal pursuant to this section 3.6, but are not distributed because of the non-presentation of the related certificates, or because the check for such payment is returned undelivered, will be held by the Paying Agent for two years in a separate trust account for the benefit of the holders of such certificates. Amounts in the separate account will be deemed to have been distributed to the holders for the purpose of any calculations required by this agreement and will no longer be available for application to any other amounts due under this agreement.
After two years, any amount that remains in the separate account will be paid to the holders of the residual certificates, as appropriate (except that any amounts representing reimbursement for an insured payment will be paid to the Insurer). After such payment, the certificate holders will be required to seek payments as unsecured general creditors from the holders of the residual certificates, as appropriate.
(f) Determination of distributions. CitiMortgage will determine on each determination date, based on payments received on the mortgage loans:
• the pool distribution amount;
• the interest allocation and interest allocation carryforward for each class;
• the principal allocation for each class;
• the principal distribution for each class;
• any ratio-stripped PO class reimbursement;
• any insurance premium; and
• any other information required to determine the distributions to be made to certificate holders in accordance with the Series Terms.
(g) Distribution day data. CitiMortgage will prepare, and will deliver to the Paying Agent no later than 12 noon on the third business day before each distribution day, distribution day data for that distribution day as to:
(i) the pool distribution amount (including any portion that represents loss recoveries);
(ii) the aggregate amount of interest accrued during the related month on all outstanding certificates and any non-supported prepayment interest shortfalls;
(iii) the aggregate amount of interest to be distributed to each class, identifying the portion attributable to the class’s interest allocation carryforwards;
(iv) the aggregate distribution in reduction of principal balance to be made for each class;
(v) the amount in reduction of principal balance of the certificates that is not the result of distributions in reduction of principal balance;
(vi) whether the amount expected to be available in the certificate account will be sufficient to pay all amounts specified in clauses (iii) and (iv) above and, if not, the percentages of each such amount that may be paid in accordance with the priorities set forth in the Series Terms from the amounts expected to be available in the certificate account;
(vii) the amounts included in the statement pursuant to clauses (iii) and (iv) above, expressed in each case per $1,000 initial principal balance (or initial notional balance), to be distributed;
(viii) the aggregate amounts of affiliated servicing fee and any third-party servicing fee to be paid pursuant to section 3.6(h);
(ix) any special hazard loss limit, fraud loss limit and bankruptcy loss limit after giving effect to the distributions to be made on the distribution day;
(x) any amount to be withdrawn from the certificate account and paid over to the holders of the class PR or class LR certificates pursuant to section 3.6(h); and
(xi) the principal balance of the certificates that will remain outstanding after giving effect to the distributions to be made on the distribution day, expressed both on an aggregate basis and per $1,000 initial principal balance.
On the second business day before each distribution day, CitiMortgage will deliver to the Paying Agent a distribution day statement (which may be in electronic form), setting forth the distribution day data in statement format.
(h) Payment of servicing fees; distributions to residual holders. On each distribution day, if
•	CitiMortgage has transferred funds from the certificate account to the distribution account in accordance with section 3.6(a), and
•
the Depository for the certificate account has set aside any uncommitted cash in the certificate account that is not required for an uncommitted cash advance, the amount of which uncommitted cash CitiMortgage will certify to such Depository, then CitiMortgage will withdraw any cash balance remaining in the certificate account, and apply it in the following order:
First, to the payment to CitiMortgage of any portion of the servicing fee not already retained pursuant to section 3.8(b); and
Second, as a distribution to the holders of any class PR, and if there are no class PR certificates, to the holders of the class LR certificates.
(i) Transfer of certificates. Subject to the foregoing provisions of this section 3.6, each certificate delivered under this agreement upon registration of transfer of or in exchange for or in lieu of any other certificate will carry the rights to unpaid distributions that were carried by the other certificate.

3.7 Third-party servicing
(a) Third-party servicing fee. As compensation for its activities under its third-party servicing agreements, each third-party servicer will be entitled to a third-party servicing fee for each third-party mortgage loan as to which a monthly installment of principal and interest is received equal to the monthly third-party servicing fee rate for the mortgage loan multiplied by the scheduled principal balance on which the installment of interest accrued. (The third-party servicer’s compensation may be reduced by any master servicing fee on such third-party mortgage loan, as described in the following paragraph (b).)
(b) Master servicing fee. CitiMortgage will be entitled to any master servicing fee that CitiMortgage and the third-party servicer may agree upon in the third-party servicing agreement, provided that the master servicing fee rate
• for a specially serviced mortgage loan may not exceed 0.25% per annum, and
• for a third-party mortgage loan other than a specially serviced mortgage loan may not exceed the per annum rate specified as the third-party servicing fee rate on schedule B-TP to exhibit B under the heading “Sub Fee.”
CitiMortgage may also be entitled to additional master servicing compensation not based on the master servicing fee rate, as agreed with the third-party servicer, such as any net REO proceeds in excess of the outstanding principal balance and accrued interest on a mortgage loan.
(c) CitiMortgage liability. Notwithstanding any third-party servicing agreement, provisions of this agreement relating to agreements or arrangements between CitiMortgage and a third-party servicer, or reference to actions taken through a third-party servicer or otherwise, CitiMortgage will remain obligated and liable to the Trustee and the certificate holders for the servicing of the third-party mortgage loans in accordance with this agreement to the same extent as though CitiMortgage alone were servicing the third-party mortgage loans itself.
All documents, instruments or contracts executed by third-party servicers on behalf of CitiMortgage will be treated by the Trustee as though executed by CitiMortgage itself.
Any amounts received by a third-party servicer for a third-party mortgage loan will be deemed to have been received by CitiMortgage for purposes of this agreement. If a third-party servicer fails to remit any amounts it receives that are required to be transferred to the certificate account or an escrow account, CitiMortgage will transmit the required amounts to the account.
Nothing in this agreement will limit any indemnification agreement between CitiMortgage and a third-party servicer, but the indemnification agreement will not diminish CitiMortgage’s obligations or liability under this agreement.

3.8 Permitted withdrawals from certificate account
(a) CitiMortgage may pay the following amounts from the certificate account, in order of priority listed:
(i) to itself, collected servicing and master servicing fees (to the extent not withheld from payments of interest received on the mortgage loans), and, for a liquidated loan, the excess of scheduled servicing fees over the collected servicing fees;
(ii) reimbursements to itself for (A) liquidation expenses incurred on a mortgage loan, up to the liquidation proceeds on the mortgage loan deposited in the certificate account, net of applicable servicing fees, (B) any amounts due CitiMortgage under section 3.12 relating to deficiency actions, and (C) any excess of the liquidation proceeds after such reimbursement over the principal balance of the mortgage loan, together with accrued and unpaid interest at the mortgage note rate to the date of purchase at the foreclosure sale, liquidation proceeding or otherwise. For these purposes, liquidation expenses will include subsequent trailing bills relating to previously disposed REO property in which distribution of net liquidation proceeds has occurred.
(iii) reimbursement to itself for (x) voluntary advances or (y) reimbursements by CitiMortgage to the Paying Agent for Paying Agent advances. Reimbursements pursuant to this clause (iii) will be limited to amounts received on particular mortgage loans (including, for this purpose, liquidation and insurance proceeds) that represent late payments of principal or interest, or subsequent payments of interest that was excused mortgagors on military service under applicable moratorium legislation;
(iv) reimbursement to an advancing person (including CitiMortgage, to the extent CitiMortgage has reimbursed the Paying Agent for a Paying Agent advance) for voluntary or Paying Agent advances that the advancing person determines are nonrecoverable advances;
(v) reimbursement to itself for servicing account advances not previously reimbursed out of the servicing account, in each case to the extent that amounts representing reimbursements of such advances on mortgage loans may have been deposited in the certificate account;
(vi) reimbursement to an advancing person of voluntary advances, Paying Agent advances, or advance account advances, made on a mortgage loan in an amount not to exceed at any time in the aggregate the amount of payments from time to time deposited in the certificate account and not required to be distributed to the certificate holders (including, for this purpose, liquidation and insurance proceeds covering the mortgaged property);
(viii) payments to itself or the holders of the residual certificates of Investment Income;
(ix) transfers to the distribution account;
(x) payments to clear and terminate the certificate account pursuant to section 9.1; and
(xi) all remittances received following the repurchase of a mortgage loan that are required to be paid to CMSI pursuant to section 2.3.
CitiMortgage may also withdraw funds from the certificate account, and adjust the pool distribution amount for any pool or the amount of scheduled or unscheduled principal payments, to appropriately adjust for prior servicing errors, including errors in posting, allocation, or distribution, if CitiMortgage believes that such withdrawals or adjustments are necessary to effect the provisions of this agreement.
If, at the request of the Trustee, CitiMortgage delivers an officer’s certificate to the Trustee in connection with any such withdrawal or adjustment, the Trustee may conclusively rely without investigation on the officer’s certificate as to the reasons, amount and conformity to this agreement of the withdrawal or adjustment.
CitiMortgage will maintain separate accounting records, on a mortgage loan-by-mortgage loan basis, of withdrawals from the certificate account pursuant to clauses (ii), (iii), (iv), (vi), (vii), (viii) and (x) of this section; provided that such records need not be retained by CitiMortgage for a period longer than its five most recent fiscal years.
(b) In lieu of withdrawing collected or scheduled servicing fees from the certificate account pursuant to paragraph (a) above, CitiMortgage may, prior to transferring collection on mortgage loans, or liquidation or insurance proceeds, to the certificate account, withhold and pay to itself out of each payment received by it on account of interest the appropriate collected servicing fee. Any amounts that CitiMortgage is required to deposit in the certificate account pursuant to section 3.4, “Prepayment interest shortfalls,” will be deemed to reduce the collected or scheduled servicing fee to which CitiMortgage is entitled pursuant to this section.

3.9 Expenses
(a) CitiMortgage expenses. CitiMortgage will pay all expenses incurred by it in connection with its servicing and master servicing activities under this agreement, and will not be entitled to reimbursement therefor except as expressly provided in this agreement. CitiMortgage will also be liable for all expenses, liabilities and obligations of the Trust Fund (other than the obligation to make principal and interest distributions on the certificates) including those set forth in section 8.5, “Trustee’s fees and expenses.” To the extent such expenses, liabilities or obligations consist of federal income taxes, including, without limitation, prohibited transaction taxes, taxes on net income from foreclosure property and taxes on certain contributions to a REMIC after the startup day, nothing will prevent CitiMortgage from contesting any such tax, if permitted by law, pending the outcome of such proceedings.
(d) Third-party servicer expenses. Each third-party servicer will pay all expenses incurred by it in connection with its servicing activities under its third-party servicing agreement (including advance payment of premiums for primary mortgage insurance policies, if required) and will not be entitled to reimbursement therefor except as expressly provided in its third-party servicing agreement.

3.10 Primary mortgage insurance
CitiMortgage will exercise its best reasonable efforts to maintain each primary mortgage insurance policy in full force. CitiMortgage will present claims to the insurer, and take any other reasonable action that may be necessary to permit recovery, under any primary mortgage insurance policy for a defaulted mortgage loan.
CitiMortgage may substitute for any primary mortgage insurance policy another substantially equivalent policy issued by another insurer, provided that no such substitution will be made unless (i) CitiMortgage is advised by each rating agency that the substitution will not negatively affect the rating agency’s then-current rating of the certificates (for any insured class certificates, without regard to any certificate insurance policy) or (ii) the claims-paying ability of the substitute primary mortgage insurer is, at the time of substitution, rated at least “AA” or its equivalent by each rating agency rating the certificates.

3.11 Hazard insurance
CitiMortgage will maintain for each mortgage loan (other than a mortgage loan for a cooperative apartment) hazard insurance with extended coverage in an amount at least equal to the lesser of
• the maximum insurable value of the improvements securing the mortgage loan if that amount is less than the unpaid principal balance on the mortgage loan,
• the principal balance owing on the mortgage loan if that amount is between 80% and 100%, inclusive, of the insurable value, or
• 80% of the insurable value if the principal balance of the mortgage loan is less than 80% of the insurable value.
Except for cooperative apartments, CitiMortgage will also maintain on property acquired upon foreclosure, or by deed in lieu of foreclosure, hazard fire insurance with extended coverage in an amount at least equal to the lesser of
• the maximum insurable value from time to time of the improvements that are a part of the property, or
• the unpaid principal balance of the mortgage loan at the time of foreclosure or deed in lieu of foreclosure plus (A) accrued interest at the mortgage note rate and (B) CitiMortgage’s good-faith estimate of liquidation expenses for the property.
If a mortgaged property is located in a federally designated flood area, the hazard insurance will include flood insurance. No earthquake or other additional insurance will be required for any property, except as required by applicable law.

CitiMortgage may maintain a blanket hazard insurance policy on all of the mortgage loans. However, if the blanket policy contains a deductible clause, CitiMortgage will deposit in the certificate account any amount not payable under the blanket policy because of the deductible clause that would have been paid under a hazard policy that meets the requirements of this section and does not have a deductible clause.
Any cost incurred by CitiMortgage in maintaining hazard insurance will not, for the purpose of calculating monthly distributions to the certificate holders, be added to the amount owing under the related mortgage loan, even if the terms of the mortgage loan permit it.

3.12 Realization on defaulted mortgage loans
CitiMortgage will use its best efforts, consistent with its customary servicing procedures, to foreclose upon or otherwise comparably convert the ownership of properties securing any mortgage loans that continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments pursuant to section 3.2. Consistent with the foregoing, CitiMortgage will use reasonable efforts to realize upon defaulted mortgage loans in a manner that will maximize the receipt of principal and interest by the certificate holders, taking into account, among other things, the timing of foreclosure proceedings.
If a deficiency action is available against the mortgagor or any other person, CitiMortgage may proceed for the deficiency. CitiMortgage may retain 25% of the net proceeds received from a mortgagor pursuant to a deficiency action as compensation for proceeding with the deficiency action.
Any property (other than the mortgaged property) pledged by or on behalf of a mortgagor as security for a mortgage loan in default, including marketable securities, may be liquidated and the proceeds thereof applied to cover any shortfalls upon the liquidation of a mortgaged property provided that the Trust Fund will in no event acquire ownership of any such property unless the Trustee receives an opinion of counsel to the effect that such ownership will not cause any constituent REMIC to fail to qualify as a REMIC and will not subject any constituent REMIC to any tax.
If title to a mortgaged property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale will be issued to the Trustee, or to its nominee on behalf of the Trust Fund. Notwithstanding such acquisition of title and cancellation of the mortgage loan, the mortgage loan will (except for purposes of section 9.1) be considered an outstanding mortgage loan until the mortgaged property is sold and the mortgage loan becomes a liquidated loan. Consistent with the foregoing for purposes of all calculations hereunder so long as the mortgage loan is considered outstanding, it will be assumed that the related mortgage note and its amortization schedule in effect on and after the acquisition of title (after giving effect to any previous principal prepayments, and before any adjustment thereto by reason of any deficient valuations and debt service reductions or any similar proceeding or any moratorium or similar waiver or grace period) remain in effect (notwithstanding that the indebtedness evidenced by the mortgage note will have been discharged), subject to adjustment to reflect the application of REO proceeds received in any month.
Net REO proceeds received in any month will be deemed to have been received first in payment of the accrued interest that remained unpaid on the date that such mortgage loan became an REO loan, with any excess being deemed to have been received for delinquent principal installments that remained unpaid on such date. Thereafter, net REO proceeds received in any month will be applied to the payment of installments of principal and accrued interest on the mortgage loan deemed to be due and payable in accordance with the terms of the mortgage note and amortization schedule. If the net REO proceeds exceed the then delinquent principal and interest installments on the mortgage loan, the excess will be treated as a principal prepayment received on the mortgage loan, up to the outstanding principal balance of the mortgage loan. Any net REO proceeds in excess of the outstanding principal balance and accrued interest on the mortgage loan will be treated as additional servicing compensation for CitiMortgage.
If CitiMortgage forecloses or accepts a deed in lieu of foreclosure on a mortgaged property, CitiMortgage will dispose of the mortgaged property before the end of the third calendar year that begins after the year of acquisition by the applicable constituent REMIC, unless
• (i) the Trustee receives an opinion of counsel to the effect that the holding by the applicable constituent REMIC of the mortgaged property subsequent to such period (and specifying the period beyond such period for which the mortgaged property may be held) will not result in the imposition of taxes on “prohibited transactions” of any of the constituent REMICs as defined in Internal Revenue Code Section 860F, or cause any of the constituent REMICs to fail to qualify as a REMIC at any time that any certificates are outstanding, in which case the applicable constituent REMIC may continue to hold such mortgaged property (subject to any conditions contained in such opinion of counsel), or
• CitiMortgage has, prior to the expiration of such period, applied to the Internal Revenue Service for an extension of the period in the manner contemplated by Internal Revenue Code Section 856(e)(3), in which case the period will be extended by the applicable period.
Notwithstanding any other provision of this agreement, unless otherwise required pursuant to applicable state law, no mortgaged property acquired by the applicable constituent REMIC will be
• rented (or allowed to continue to be rented) or otherwise used for the production of income by or on behalf of the applicable constituent REMIC in such a manner or pursuant to any terms that would (1) cause such mortgaged property to fall to qualify as “foreclosure property” within the meaning of Internal Revenue Code Section 860G(a)(8), (2) subject any of the constituent REMICs to the imposition of any federal or state income taxes on “net income from foreclosure property” earned from such mortgaged property within the meaning of Internal Revenue Code Section 860G(c), or (3) cause the sale of such mortgaged property to result in the receipt by any of the constituent REMICs of any income from non-permitted assets as described in Internal Revenue Code Section 860F(a)(2)(B), or
• sold in a manner or pursuant to terms that would subject any of the constituent REMICs to the imposition of any federal or state income taxes on “net income from foreclosure property” within the meaning of Internal Revenue Code Section 860G(c), unless CitiMortgage agrees to indemnify and hold harmless each constituent REMIC against the imposition of such taxes.

The foregoing is subject to the provision that, if any mortgaged property is damaged, whether from an uninsured cause or otherwise, CitiMortgage will not be required to expend its own funds in connection with any foreclosure or towards the restoration of such property unless it determines that
• the restoration or foreclosure will increase the net proceeds of liquidation of the mortgage loan to the certificate holders, after reimbursement to itself for such expenses, and
• CitiMortgage will recover such expenses through liquidation or insurance proceeds.
CitiMortgage will be responsible for all other costs and expenses incurred by it in any such proceedings; provided, however, that it will be entitled to reimbursement thereof from the related property, as contemplated in section 3.8. Notwithstanding the above, CitiMortgage will not be entitled to recover legal expenses incurred in connection with liquidation proceedings where the mortgagor pays all delinquent payments and expenses and the proceedings are terminated prior to liquidation, other than sums received from the mortgagor for such expenses.
Notwithstanding anything to the contrary in this section 3.12, CitiMortgage will not be obligated to foreclose upon or otherwise convert the ownership of any mortgaged property that it believes may be contaminated with or affected by pollutants, contamination, hazardous wastes or hazardous substances. CitiMortgage will not be liable to the certificate holders if, based on its belief that no such contamination or effect exists, CitiMortgage forecloses on a mortgaged property and takes title to such mortgaged property, and the mortgaged property is later determined to be so contaminated or affected.
If CitiMortgage does not elect to foreclose on a mortgaged property, CitiMortgage may, in the exercise of its judgment, elect to accept a payment or payments, in connection with the sale by the mortgagor of the mortgaged property or the retention by the mortgagor of the mortgaged property, in aggregate amount less than the outstanding balance of the mortgage loan and accrued interest thereon.
The Trustee will furnish CitiMortgage with any powers of attorney and other documents necessary or appropriate to enable CitiMortgage to carry out its efforts in realizing upon defaulted mortgage loans hereunder.

3.13 Release of mortgage files
(a) CitiMortgage will promptly notify the Trustee of the payment in full of any mortgage loan or CitiMortgage’s receipt of notice that payment in full will be escrowed in a manner customary for such purpose, and will request delivery to it of the mortgage file. CitiMortgage’s notice will include a Servicing Officer certification that all amounts that CitiMortgage must deposit in the certificate account, in connection with the payment pursuant to section 3.3 have been or will be so deposited. Upon receipt of the certification and request, the Trustee will promptly direct the Mortgage Document Custodian to release the related mortgage documents to CitiMortgage.
For the servicing or foreclosure of any mortgage loan, including collection under a primary mortgage insurance policy, the Trustee will, upon CitiMortgage’s request and its delivery to the Trustee of a receipt signed by a Servicing Officer, direct the Mortgage Document Custodian to release the related mortgage documents to CitiMortgage. The Trustee will execute such documents furnished it as are necessary to the prosecution of any such proceedings.

The receipt will obligate CitiMortgage to return the mortgage documents to the Mortgage Document Custodian when CitiMortgage no longer needs them, unless the mortgage loan has been prepaid or liquidated in the interim, in which case, upon receipt of a Servicing Officer certification similar to that described in the first paragraph of this section, the Trustee will release the receipt to CitiMortgage.
(b) CitiMortgage will record any instrument of satisfaction of the mortgage executed by it if required by applicable law, and deliver it to the person entitled thereto. CitiMortgage may not withdraw any expenses incurred in connection with the instrument of satisfaction from the certificate account.

3.14 Reports to certificate holders and others
(a) On or before each distribution day, CitiMortgage will deliver to each certificate and residual certificate holder, any Insurer, the Trustee, the Paying Agent, each rating agency and each Underwriter, a distribution report setting forth for that distribution day:
(i) for each pool, the pool distribution amount;
(ii) for each outstanding class, the interest distribution for a single certificate;
(iii) for each outstanding class, the principal distribution for a single certificate, net of any deductions for reimbursements to PO classes;
(iv) for each outstanding PO class, the amount of any reimbursements from the subordinated classes;
(v) for each outstanding class, the distribution of loss recoveries for a single certificate;
(vi) for each outstanding class, the principal or notional balance of a single certificate, and the aggregate principal or notional balance of the class, after giving effect to the distributions on the distribution day;
(vii) for each outstanding class, any increase or decrease in principal or notional balance of a single certificate since the preceding distribution day (including for each outstanding accrual class, the amount of any accrued interest added to the principal balance of a single certificate), after giving effect to the distributions on the distribution days;
(viii) for each outstanding class, any decrease in principal balance of a single certificate that is not the result of a principal distribution;
(ix) for each outstanding target-rate class, its target-rate class percentage and, for a multi-pool series, its group target rate class percentage;
(x) for each pool, the percentage of unscheduled principal payments on the pool‘s target-rate strip allocated on the distribution day to the related group’s senior target-rate classes.
(xi) for each outstanding class, any interest allocation carryforward applicable to the next succeeding distribution day;
(xii) the collected servicing fee and master servicing fee for the month preceding the month of the distribution day, as reduced, for the servicing fee, by the amount of any deposits by CitiMortgage under section 3.4 for prepayment interest shortfalls;
(xiii) for each outstanding insured class, the amount of any premiums paid to an Insurer out of remittances for the month preceding the distribution day, and any amount to be paid by an Insurer to holders of single certificates on the distribution day;
(xiv) for each pool and for the series, the aggregate amount of remittances received from the first day of the month preceding the month in which the distribution day occurs through the first day of the following month;
(xv) for each pool and for the series, any servicing account advances, voluntary and third-party servicer advances calculated as of the determination date, Paying Agent advances, advance account advances, uncommitted cash advances and any other amounts charged thereto for the applicable distribution day;
(xvi) for each pool and for the series, reimbursement for the distribution day of any servicing account advances, voluntary advances, third-party servicer advances, Paying Agent advances, advance account advances, and uncommitted cash advances for any prior distribution day;
(xvii) for each pool and for the series, the aggregate scheduled principal balance of the mortgage loans as of the last day of the month preceding the month of the distribution, after giving effect to payments on the mortgage loans due on the related first day of the month and principal prepayments distributed on the distribution day;
(xviii) for each pool and for the series, the weighted average mortgage interest rate (before deduction of the servicing fee) and the weighted average remaining term to stated maturity, after giving effect to distributions on the distribution day;
(xix) for each pool and for the series, the number and aggregate principal balance of mortgage loans delinquent 30 days and 60 or more days (as determined by CitiMortgage under the Mortgage Bankers Association method);
(xx) for each pool and for the series, the book value of any REO property; and
(xxi) any other information required for a distribution report on Form 10-D under the federal securities laws.
The distribution report will provide appropriate introductory and explanatory information to introduce any material terms, parties or abbreviations used, and shall state the applicable record, determination and distribution dates. CitiMortgage will determine the format of the distribution report, and may include additional information relating to the series if CitiMortgage believes such information may be material to certificate holders.
CitiMortgage will provide certificate holders that are federally insured savings and loan associations with certain reports, and will provide access to information and documentation regarding the mortgage loans included in the Trust Fund, sufficient to permit such associations to comply with applicable regulations of the Office of Thrift Supervision.
Any report required by this subsection (a) to be delivered to any person will be deemed delivered when it is posted to CitiMortgage’s website, www-.citimortgagembs.-com, or to any other website of which CitiMortgage gives prior notice to the person, and the person can access the statement or report on the website without paying an additional charge or subscription fee.
(b) CitiMortgage will provide the Paying Agent and the Trustee by the third business day before each distribution day with a statement of the information set forth in clauses (i) through (xii) of subsection (a), such information to be given in the aggregate.
(c) Not later than 15 business days after receipt of a written request from the Trustee, CitiMortgage will deliver to the Trustee a statement, certified by a Servicing Officer, of the aggregate of deposits in and withdrawals from the certificate account for each category of deposit specified in sections 3.3 and each category of withdrawal specified in section 3.8 for any distribution day specified by the Trustee.

(d) The Trustee may at any time during normal business hours inspect and copy at CitiMortgage’s expense CitiMortgage’s books, records and accounts for the mortgage loans.
(e) CitiMortgage will provide to any Insurer each notice, report, opinion or other written item (other than mortgage documents) delivered pursuant to the penultimate paragraph of section 2.3 and sections 2.4, 3.5, 3.6, 3.14(a), 3.19, 3.21, 3.22, 4.3, 4.4, 8.8, 9.1, 10.1, and 11.2.
(e) In addition to other reports required under this section 3.14, CitiMortgage shall make available upon request to each holder and each proposed transferee of a B-4 through B-6 certificate any additional information required to permit the proposed transfer to be effected pursuant to Rule 144A under the Securities Act.

3.15 Tax returns and reports
(a) For federal income tax purposes, each constituent REMIC will have a calendar year taxable year and will maintain its books on the accrual method of accounting.
(b) CitiMortgage will prepare and file with the Internal Revenue Service and applicable state or local tax authorities income tax or information returns for each taxable year for each constituent REMIC, and will furnish to certificate holders the schedules, statements or information, as required by the Internal Revenue Code or state or local tax laws, regulations or rules.
Within 30 days of the startup day, CitiMortgage will furnish to the Internal Revenue Service, on Form 8811 or as otherwise required by the Internal Revenue Code, the name, title, address, and telephone number of the person that certificate holders may contact for tax information relating to the REMICs, together with any additional information required by the Form, and will update such information as required by the Internal Revenue Code. Income tax or information returns will be signed by the Trustee or any other person required to sign the returns by the Internal Revenue Code or state or local tax laws, regulations or rules.
(c) In the first federal income tax return for each constituent REMIC for its short taxable year ending December 31 in the year in which the startup day occurs, REMIC status will be elected for that taxable year and all succeeding taxable years.
(d) CitiMortgage will maintain records relating to each constituent REMIC, including its income, expenses, assets and liabilities, and the adjusted basis of its property as required by the Internal Revenue Code, or as necessary to prepare the foregoing returns, schedules, statements or information.
(e) Each holder of a residual certificate will be deemed to have agreed, by acceptance thereof, to be bound by this section 3.15 and by section 5.2 and by “REMIC Provisions” in the Series Terms.

3.16 Application of buydown funds
On or before the closing date if there are any buydown mortgage loans in the Trust Fund, CitiMortgage will open the buydown account with the Depository in the name of the Trustee, on behalf of the mortgagors. For each buydown mortgage loan, on the business day following receipt of the mortgagor’s required monthly payment under the buydown agreement, CitiMortgage will withdraw from the buydown account and deposit in immediately available funds in the certificate account an amount which, when added to the mortgagor’s payment, will equal the full monthly payment due under the mortgage note. No later than the fifth business day before the last business day of each month, CitiMortgage will deposit in the buydown account in immediately available funds an amount equal to interest at the rate per annum specified in the buydown agreement compounded monthly on the buydown funds for each buydown mortgage loan.
If a buydown mortgage loan is fully prepaid while buydown funds remain in the buydown account, the unpaid principal balance of the buydown mortgage loan will be reduced by the amount of the buydown funds (which reduction will constitute a principal prepayment) and, on the business day following the date of the principal prepayment, CitiMortgage will deposit the buydown funds in the certificate account. If the property securing a buydown mortgage loan is sold in liquidation of the buydown mortgage loan (either by CitiMortgage or the insurer under any related primary mortgage insurance policy) while buydown funds remain in the buydown account, the buydown funds will be (i) deposited in the certificate account on the business day following the liquidation as a reduction of the unpaid principal balance of the buydown mortgage loan or (ii) to the extent required under an applicable primary mortgage insurance policy, paid to the insurer of the mortgage loan.

3.17 Assumption and modification agreements
If a mortgagor transfers a mortgaged property that is subject to an enforceable due-on-sale clause, CitiMortgage will accelerate the maturity of the mortgage loan to the extent permissible, unless CitiMortgage reasonably believes that the due-on-sale clause is not enforceable.
If CitiMortgage reasonably believes that the mortgaged property is not subject to an enforceable due-on-sale clause, or that enforcement will adversely affect primary mortgage insurance coverage, CitiMortgage may enter into an assumption and modification agreement with the transferee of the mortgaged property, pursuant to which both the transferee and the original mortgagor will be liable on the mortgage loan, provided that
• the mortgage loan as assumed or modified meets the requirements set forth in this agreement for mortgage loans initially included in the Trust Fund,
• the mortgage loan continues to be covered by any related primary mortgage insurance and hazard insurance policy, and
• no principal, interest or other payment on the mortgage loan is reduced or postponed.
CitiMortgage will forward an original of each assumption and modification agreement to the Mortgage Document Custodian (with a copy to the Trustee) to be added to the related mortgage file, and the agreement will be considered a part of the mortgage file for all purposes to the same extent as all other documents and instruments that are part of the mortgage file. Any fee collected by CitiMortgage for entering into such an agreement will be retained by CitiMortgage as additional servicing compensation.

3.18 Refinancings and curtailments; loan modifications
(a) In addition to waivers and arrangements permitted by section 3.2, CitiMortgage may refinance affiliated or third-party mortgage loans if the refinancing arises out of a mortgagor’s request for a refinancing, modification, or other relief from the provisions of the mortgage loan.
On the business day preceding the distribution day in the month following the effective date of the refinancing of a mortgage loan pursuant to this section, CitiMortgage will deposit into the certificate account the amount of the prepayment in full of the mortgage loan (net of all voluntary advances and Paying Agent advances for the mortgage loan, which will be reimbursed to the Paying Agent or deemed reimbursed to CitiMortgage, as the case may be). Upon the Trustee’s receipt of written notification of the deposit signed by an Authorized Officer of CitiMortgage, the related mortgage file will be released, and the Trustee will comply with the provisions of section 3.13.
For the purposes of this section, a “refinancing” will include any process with a mortgagor that results in the refinanced mortgage loan being identified and serviced as a “new mortgage loan” in CitiMortgage’s books, records and servicing files. However, in connection with a partial prepayment, CitiMortgage may reduce the scheduled monthly payments on the mortgage loan so that the mortgage loan will still be paid in equal monthly installments of principal and interest, but the prepayment will not change the originally scheduled maturity date, and such modification will not be considered a “refinancing” for purposes of this section.
(b) CitiMortgage may agree with any homeowner to modify or waive any provision of a mortgage loan if the modification or waiver does not
• affect the amount or timing of any payment of principal or interest on the mortgage loan,
• in CitiMortgage’s judgment, materially impair the security for, or reduce the likelihood of timely payment of amounts due on, the mortgage loan, or
• otherwise constitute a “significant modification” within the meaning of Treasury Regulations Section 1.860G-2(b).
Notwithstanding the preceding paragraph, CitiMortgage may agree with any homeowner to modify or waive any provision of a mortgage loan if
• the mortgage loan is 90 days or more past due or, in CitiMortgage’s judgment, is subject to imminent default, or
• CitiMortgage delivers to the Trustee an opinion of counsel to the effect that the modification or waiver will not affect the REMIC status of any REMIC.
CitiMortgage will within 10 business days deliver to the Mortgage Document Custodian for deposit in the related mortgage file an original signed copy of the agreement providing for the modification or waiver. If applicable law requires a modification or waiver to be recorded, CitiMortgage will (i) deliver a copy of such signed agreement to the Trustee and (ii) deliver to the Trustee such document, with evidence of notification upon receipt thereof from the public recording office.
CitiMortgage may condition any modification or waiver on the homeowner’s payment to CitiMortgage of a reasonable or customary fee for the additional services performed, together with reimbursement for CitiMortgage’s out-of-pocket expenses, in connection with the modification or waiver. CitiMortgage may retain such fees or reimbursements as additional servicing compensation.

3.19 Investment accounts
(a) Investments. CitiMortgage may invest and reinvest funds in an investment account in accordance with this section 3.19 in one or more Eligible Investments (as described below) bearing interest or sold at discount. However, no such investment may mature later than the business day immediately preceding the next distribution day, except, that investments (including repurchase agreements) on which the Paying Agent, in its commercial capacity, is the obligor may mature on the next distribution day.
The Trustee and CitiMortgage will deposit in the certificate account immediately upon receipt all proceeds from investment of funds and disposition of assets in the certificate account. Any loss resulting from such investment will be charged to the certificate account.
CitiMortgage may, from time to time, withdraw from any investment account (other than the certificate account), any Investment Income therein, and pay same to itself, the seller or the holders of the residual certificates, as applicable.
CitiMortgage will not invest funds in the certificate account or sell an investment held in an investment account unless the investment:
• is made in the name of the Trustee (in its capacity as such) or a Qualified Nominee of the Trustee, and
• is a “cash flow investment” as defined in Internal Revenue Code Section 860G(a)(6).
CitiMortgage will not dispose of any Eligible Investment prior to its maturity. However, if sufficient uninvested funds are not available in the certificate account to make a required disbursement, CitiMortgage may sell or otherwise convert to cash a sufficient amount of the investments in the certificate account if, prior to such sale or conversion, CitiMortgage receives
(i) an opinion of counsel (which opinion may not be provided by an employee of CitiMortgage or of an affiliate of CitiMortgage) that the sale or conversion will not constitute a “prohibited transaction” under Internal Revenue Code Section 860F(a), or
(ii) if the sale or conversion constitutes such a “prohibited transaction,” (A) the consent of the holders of 100% percentage interest of the residual certificates to the prohibited transaction together with each such holder’s proportionate share of any tax imposed on the Trust Fund attributable to the transaction, and (B) an opinion of counsel (which opinion may not be provided by an employee of CitiMortgage or of an affiliate of CitiMortgage) that the transaction will not disqualify any constituent REMIC as a REMIC.
The Trustee will not have any liability for any loss incurred in connection with any investment or any sale or liquidation thereof pursuant to this agreement, unless caused by its negligence or willful misconduct, or for any insufficiency in the certificate account or the buydown account, except for losses on investments that are liabilities of the Trustee in its commercial capacity.
(b) Custodial investment account. Prior to the business day preceding the distribution day, CitiMortgage may deposit the amounts required to be transferred on the determination date from the custodial accounts for P&I in a separate account in the name of CitiMortgage and the Trustee (such account will be maintained in the trust department of a Depository and will bear a designation clearly indicating that the principal of all investments in such account is held for the benefit of the Trustee on behalf of the certificate holders) (the custodial investment account) for investment only in one or more Eligible Investments. CitiMortgage will bear any and all losses incurred on any investments made with such funds and will be entitled to retain all gains realized on such investments as additional compensation for its services as master servicer. The amount of any losses incurred in respect of any such investments will be deposited in the custodial investment account by CitiMortgage out of its own funds immediately as realized. Any successor master servicer appointed pursuant to this agreement will not be responsible for losses attributable to its predecessor. No investments held in the custodial investment account will mature later than the business day preceding the distribution day.
(c) Eligible Investments. Eligible Investments means any one or more of the following obligations or securities:
(i) direct obligations of, and obligations fully guaranteed by, the United States of America, Freddie Mac, Fannie Mae, the Farm Credit Banks, the Federal Home Loan Banks, the Student Loan Marketing Association (but only for obligations backed by letters of credit or senior obligations) or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America; provided, however, that any obligation of, or guaranteed by, the Federal Home Loan Banks or the Farm Credit Banks or any obligation of, or guaranteed by, Freddie Mac or Fannie Mae, other than a senior debt obligation of Freddie Mac or Fannie Mae or a mortgage participation or pass-through certificate guaranteed by Freddie Mac or Fannie Mae, excluding stripped mortgage securities which are valued greater than par on the portion of unpaid principal, will be an Eligible Investment only if, at the time of investment, each rating agency confirms in writing that such investment is acceptable;
(ii) Federal Funds, demand and time deposits in, certificates of deposits of, or bankers’ acceptances issued by, any depository institution or trust company (including the Trustee or any agent of the Trustee, acting in their respective commercial capacities) incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by federal or state banking authorities, so long as at the time of such investment or contractual commitment providing for such investment the certificate of deposit or other unsecured short-term debt obligations of such depository institution or trust company have a maturity of not more than one year and a credit rating of not less than “A-1+” (“A-1” if the maturity is not greater than 30 days) by S&P if S&P is a rating agency, “P-1” by Moody’s if Moody’s is a rating agency, and “F-1” by Fitch if Fitch is a rating agency; each such investment being expressly authorized and deemed authorized by a certificate holder’s purchase or acceptance of any certificate when acting in the capacity of a fiduciary (including a “fiduciary” of an “employee benefit plan” subject to ERISA, as those term are defined in Sections 3(21) and 3(3) of ERISA, respectively) which purchase or acceptance will also evidence and be deemed to evidence any such certificate holder’s representation and warranty to CitiMortgage, the Certificate Registrar and the Trustee and any agent of the Trustee that such certificate holder is duly authorized by and empowered under appropriate governing instruments (for example, an employee benefit plan, in the case of an ERISA fiduciary) to give such authorization; and money market funds investing exclusively in any of the investments discussed in this definition of Eligible Investments with a rating of not less than “A-1+” (“A-1” if the maturity is not greater than 30 days) by S&P if S&P is a rating agency, “F-1” by Fitch if Fitch is a rating agency, and “P-1” by Moody’s if Moody’s is a rating agency;
(iii) repurchase obligations for (A) any security described in clause (i) above or (B) any other security issued or guaranteed by an agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America, in either case where such security has a remaining maturity of one year or less and where such repurchase obligation has been entered into with a depository institution or trust company (acting as principal) with a rating of not less than “A-1+” by S&P if S&P is a rating agency, “P-1” by Moody’s if Moody’s is a rating agency, and “F-1” by Fitch if Fitch is a rating agency;
(iv) securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state thereof which have a maturity not greater than 30 days and an unsecured long-term debt rating of at least “AA” if S&P is a rating agency, “AA” if Fitch is a rating agency, and “Aa” if Moody’s is a rating agency, or an unsecured short-term debt rating, of at least “A-1” if S&P is a rating agency, “F-1” if Fitch is a rating agency, and “P-1” if Moody’s is a rating agency, at the time of such investment or contractual commitment providing for such investment; provided, however, that securities issued by any particular corporation will not be Eligible Investments to the extent that investment therein will cause the then outstanding principal balance of securities issued by such corporation and held as part of the Trust Fund to exceed 10% of the aggregate current principal balance of certificates outstanding and of the current percentage interest of the residual certificates outstanding, and the aggregate principal balance of all cash and Eligible Investments, held in the Trust Fund;
(v) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than one year after the date of issuance thereof) having at the time of such investment a rating of not less than “A-1+” (“A-1” if the maturity is not greater than 30 days and such commercial paper does not exceed 20% of the then current balance of the certificates) by S&P if S&P is a rating agency, “F-1” by Fitch if Fitch is a rating agency, and “P-1” by Moody’s if Moody’s is a rating agency;
(vi) a Qualified GIC;
(vii) certificates or receipts representing direct ownership interests in future interest or principal payments on obligations of the United States of America or its agencies or instrumentalities (which obligations are backed by the full faith and credit of the United States of America) held by a custodian on behalf of the holders of such receipts;
(viii) any other money market deposit, obligation, security or investment bearing interest or sold at a discount which has an unsecured short-term debt rating of at least “A-1+” (“A-1” if the maturity is not greater than 30 days and such investments do not exceed 20% of the then scheduled principal balance of the mortgage loans) if S&P is a rating agency, “F-1” if Fitch is a rating agency, and “P-1” if Moody’s is a rating agency, or if such investment relates to a money market fund, such fund must be rated in the highest rating category by each rating agency (which, for S&P, is “AAAm” or “AAAm-G”); and
(ix) any other demand or time deposit, obligation, security or investment bearing interest or sold at a discount that each rating agency confirms in writing is acceptable;
provided, that each such Eligible Investment is a “permitted investment” as defined in Internal Revenue Code Section 860G(a)(5).

3.20 Paying Agent and Certificate Registrar
(a) Paying Agent. CitiMortgage or the Trustee may remove a Paying Agent, and

CitiMortgage, with the Trustee’s approval, may appoint another Paying Agent.
A Paying Agent
• may not be an Originator, CitiMortgage or an affiliate of CitiMortgage unless the Paying Agent is an agency and trust department of Citibank, N.A.,
• must be authorized to exercise corporate trust powers under the laws of its jurisdiction of organization, and
• must be rated at least “A-1” by S&P if S&P is a rating agency, and at least “F-1” by Fitch if Fitch is a rating agency.
If no Paying Agent is appointed, the Trustee will be the Paying Agent. CitiMortgage will notify the rating agencies of any change of Paying Agent.
The Paying Agent will
• hold all amounts deposited with it by CitiMortgage or the Trustee for payment on the certificates in trust for the benefit of the certificate holders and any Insurer until the amounts are paid to the certificate holders or the Insurer or otherwise disposed of in accordance with this agreement,
• give the Trustee notice of any default by CitiMortgage in making any such deposit, and
• during the continuance of a default by CitiMortgage in making such a deposit, upon the Trustee’s written request, immediately pay to the Trustee all amounts so held in trust by the Paying Agent.
CitiMortgage will cause any Paying Agent that is not the Trustee or a signatory to this agreement to execute and deliver to the Trustee an instrument in which the Paying Agent agrees with the Trustee that the Paying Agent will have all the rights and obligations of a Paying Agent under this agreement.
(b) Certificate Registrar. CitiMortgage or the Trustee may remove a Certificate Registrar, and CitiMortgage, with the Trustee’s approval, may appoint another Certificate Registrar.
A Certificate Registrar
• may not be an Originator, CitiMortgage or an affiliate of CitiMortgage unless the Certificate Registrar is an agency and trust department of Citibank, N.A., and
• must be authorized to exercise corporate trust powers under the laws of its jurisdiction of organization.
If no Certificate Registrar is appointed, the Trustee will be the Certificate Registrar.

3.21 Exchange Act reporting
(a) CitiMortgage, as servicer, will prepare and file all reports required to be filed by CMSI, as depositor, under the Exchange Act (other than Forms 10-K), including required periodic reports on Form 10-D, and any required current report on Form 8-K. CMSI authorizes CitiMortgage to sign and file such reports on behalf of CMSI. CMSI will file all required Forms 10-K.
(b) For each calendar year for which CMSI is required to file a Form 10-K with the Securities and Exchange Commission for this series, each party to this agreement who
• participates in the servicing function, within the meaning of section 1122 of Regulation AB under the Securities Act (Regulation AB), for this series, or who controls such a participant, will submit, or will cause such controlled participant to submit, by March 1 of the following year, a report on an assessment of compliance covering the servicing criteria set forth opposite its name on schedule 1, “Servicing criteria to be addressed in report on assessment of compliance” (as such schedule may be modified pursuant to section 3.22(c) below), and an attestation report of a registered public accounting firm, all as required by and in full conformity with the requirements of rule 1122, and
• is a servicer, within the meaning of section 1123 of Regulation AB, for this series, or who controls such a servicer, will submit, or will cause such controlled servicer to submit, by March 1 of the following year, a statement of compliance signed by an authorized officer, as required and in full conformity with the requirements of rule 1123.
(c) Schedule 1 may be modified
• by agreement of CMSI and each party affected by such modification, without the consent of any other party or the certificate holders, and
• by CMSI, without the consent of any other party or the certificate holders, if CMSI is advised by counsel that such change may be required to comply with Regulation AB.
(d) CMSI and each other person who is or becomes a party to this agreement shall render all reasonably requested assistance to CMSI and CitiMortgage in providing information necessary for the preparation of such reports. CMSI and CitiMortgage shall require each third-party servicer, and any other person who participates in the servicing function, to agree to provide such assistance.
(e) CitiMortgage hereby appoints KPMG LLP as its independent accountants for purposes of preparing and delivering for each year an attestation on CitiMortgage’s assessment of compliance with the applicable servicing criteria as of and for the period ending the end of such year. The attestation report is to be furnished to CitiMortgage and the Trustee by March 1 in the following year, and must be made in accordance with standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board.
If such firm resigns, CitiMortgage will promptly appoint a successor firm of independent accountants of recognized national reputation. CitiMortgage will promptly notify the Trustee if CitiMortgage fails to appoint a successor firm of independent accountants within 15 days after such resignation. If CitiMortgage does not appoint a successor within 10 days thereafter, the Trustee will promptly appoint a successor firm of independent accountants of recognized national reputation. The fees of the independent accountants and any successor will be paid by CitiMortgage as servicer, or by any successor servicer.

4 CitiMortgage

4.1 Liability of CitiMortgage and others
Each of CitiMortgage, CMSI and Citibank, N.A. will be liable under this agreement to any person or to the certificate holders only to the extent of obligations specifically undertaken by CitiMortgage, CMSI or Citibank, N.A. in this agreement.
Neither CitiMortgage, CMSI nor Citibank, N.A., nor any of their directors, officers, employees and agents will be liable to the Trust Fund or the certificate holders for any action, or for refraining from taking any action, pursuant to this agreement, or for errors in judgment, provided, however, that neither CitiMortgage, CMSI, Citibank, N.A., nor any such person will be protected against any liability that would otherwise be imposed for willful misfeasance, bad faith or gross negligence in the performance, or for reckless disregard, of their obligations under this agreement. CitiMortgage, CMSI, Citibank, N.A. and any of their directors, officers, employees or agents may rely on any document prima facie properly executed and submitted by any person as to any matters arising under this agreement.
CitiMortgage, CMSI, Citibank, N.A., and each of their directors, officers, employees and agents will be indemnified and held harmless by the Trust Fund against any loss, liability or expense incurred in connection with any actual or threatened legal or regulatory proceedings relating to this agreement or the certificates, other than a loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance, or reckless disregard, of their obligations under this agreement.
CitiMortgage need not appear in, prosecute or defend any legal action that is not incidental to its duties to service the mortgage loans in accordance with this agreement and that in its opinion may involve it in any expense or liability. CitiMortgage may, however, undertake any such action it deems desirable to enforce or secure the rights and duties of the parties or the interests of the certificate holders. CitiMortgage’s legal expenses and costs of such action and any resulting liability will be expenses, costs and liabilities of the Trust Fund, for which CitiMortgage will be reimbursed out of the certificate account.
Notwithstanding the foregoing, CitiMortgage will indemnify, defend and hold harmless the Trustee and the Trust Fund against any damages, claims or liabilities arising out of any violation (or claimed violation) prior to the closing date of any predatory lending law.

4.2 Assumption of CitiMortgage’s obligations by affiliate
Any corporation into which CitiMortgage is merged or consolidated, or that results from a merger, conversion or consolidation involving CitiMortgage, or that succeeds to the business of CitiMortgage, or more than 50% of the voting stock of which is, directly or indirectly, owned by Citigroup Inc., and that executes an agreement of assumption to perform all of CitiMortgage’s obligations under this agreement, will be CitiMortgage’s successor under this agreement, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding. Such agreement of assumption will not, however, release CitiMortgage from any of its obligations or liabilities under this agreement.

4.3 Maintenance of office or agency
CMSI shall maintain or cause to be maintained at its expense an office or offices or agency or agencies where the certificates may be surrendered for registration of transfer or exchange and where notices and demands to or upon CMSI in respect of the certificates and this agreement may be served. CMSI initially appoints the Certificate Registrar designated in the Series Terms as its office for purposes of receipt of notices and demands. CMSI will give prompt written notice to CitiMortgage, the Trustee and the certificate holders of any change in the location of the Certificate Register or any such office or agency.

4.4 Servicer not to resign
Subject to sections 4.2 and 4.5, CitiMortgage will not resign as servicer without the consent of the Trustee, any Insurer, the holders of more than 2/3 of the voting interests of the outstanding certificates and 2/3 of the percentage interests of the residual certificates, except upon a determination that the performance of its duties hereunder is no longer permissible under applicable law. Any such determination permitting the resignation of CitiMortgage as Servicer will be supported by an opinion of counsel to such effect delivered to the Trustee. No resignation by CitiMortgage will become effective until the Trustee or a successor servicer and master servicer have assumed CitiMortgage’s obligations in accordance with section 7.2.

4.5 Delegation of duties
CitiMortgage may without notice or consent delegate any of its servicing duties, and any rights relating to such duties, to any person or persons, including a person more than 50% of whose stock is owned, directly or indirectly, by Citigroup Inc.; provided that each such person that services any mortgage loans has been approved as a seller/servicer by the Federal Housing Administration, GNMA, Fannie Mae or Freddie Mac, and has been approved in writing by the rating agencies. Such delegation will not, however, relieve CitiMortgage of its responsibility for such duties. Each delegee of CitiMortgage’s servicing duties will have those powers and duties that are granted to or required of CitiMortgage as servicer or master servicer under this agreement for such duties, subject to the limitations imposed by the agreement between CitiMortgage and such delegee.

4.6 Errors and omissions insurance
CitiMortgage will maintain in force
• a policy or policies of insurance covering errors and omissions in the performance of its servicing obligations, and
• a fidelity bond for its officers, employees and agents.
Such policies and bond will, together, comply with Fannie Mae or Freddie Mac requirements for persons servicing mortgage loans purchased by such association.

5 The certificates

5.1 The certificates
(a) The certificates and residual certificates will be substantially in the forms set forth in exhibit A. The certificates will be issued in the denominations specified in the Series Terms and will be executed by manual or facsimile signature on behalf of CMSI by its Chairman, President, one of its Vice Presidents, or one of its Assistant Vice Presidents. Certificates bearing the manual or facsimile signatures of individuals who were authorized to sign on behalf of CMSI when the signatures were affixed will bind CMSI, even if prior to the authentication and delivery of the certificates some of the individuals ceased to be authorized or to hold such offices.
No certificate will be entitled to any benefit under this agreement, or be valid for any purpose, unless it authenticated substantially in the form set forth in exhibit A. The authentication must be manually signed by the Trustee or an Authenticating Agent appointed pursuant to section 8.12, and such signature will be conclusive evidence, and the only evidence, that the certificate has been duly authenticated and delivered. All certificates will be dated the date of their authentication.
(b) Upon original issuance, book-entry certificates will be issued in the form of one or more typewritten certificates, to be delivered to the initial Clearing Agency, by, or on behalf of, CMSI. Such certificates will initially be registered on the Certificate Register in the name of the nominee of the initial Clearing Agency, and will bear a legend in substantially the following form:
“Unless this certificate is presented by an authorized representative of [the Clearing Agency] to Citicorp Mortgage Securities, Inc. or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of [the Clearing Agency nominee] or such other name as requested by an authorized representative of [the Clearing Agency] (and any payment is made to [the Clearing Agency nominee] or to such other entity as is requested by an authorized representative of [the Clearing Agency]), any transfer, pledge, or other use hereof for value or otherwise by or to any person is wrongful inasmuch as the registered owner hereof, [the Clearing Agency nominee], has an interest herein.”
No beneficial owner will receive a definitive certificate representing such beneficial owner’s interest in the book-entry certificates, except as provided in section 5.6. Until definitive certificates have been issued to beneficial owners pursuant to section 5.6:
(i) This section 5.1(b) will be in full force and effect.
(ii) CMSI, the Certificate Registrar and the Trustee may deal with the Clearing Agency for all purposes (including distributions on the book-entry certificates and actions by the holders of book-entry certificates) as the authorized representative of the beneficial owners.
(iii) To the extent that this section 5.1(b) conflicts with any other provision of this agreement, this section 5.1(b) will control.
(iv) The rights of beneficial owners will be exercised only through the Clearing Agency and will be limited to those established by law, the rules, regulations and procedures of the Clearing Agency and agreements between such beneficial owners and the Clearing Agency or the Clearing Agency Participants. For book-entry certificates, references in this agreement to
• actions by certificate holders will refer to actions taken by the Clearing Agency upon instructions from the Clearing Agency Participants, and
• distributions, notices, reports and statements to certificate holders will refer to distributions, notices, reports and statements to the Clearing Agency or its nominee, as registered holder of the book-entry certificates for the distribution to beneficial owners in accordance with the procedures of the Clearing Agency.
(v) The initial Clearing Agency will make book-entry transfers among the Clearing Agency Participants, and will receive and transmit distributions of principal and interest on the certificates to the Clearing Agency Participants, for distribution to the beneficial owners or their nominees.
For purposes of any provision of this agreement requiring or permitting actions with the consent of, or at the direction of, holders of book-entry certificates evidencing specified voting interests, such direction or consent will be given by beneficial owners having the requisite percentage interests.
Until definitive certificates are issued to beneficial owners pursuant to section 5.6, copies of the reports or statements referred to in section 3.14 will be available to beneficial owners upon written request to the Trustee at the corporate trust office or, if Citibank, N.A. is the Paying Agent, at the website referred to in section 3.14.

5.2 Registration of transfer and exchange of certificates
(a) CMSI will maintain at its expense an office or offices or agency or agencies where the certificates may be surrendered for registration of transfer or exchange and where notices and demands to or upon CMSI relating to the certificates and this agreement may be served. CMSI initially appoints the Certificate Registrar designated in the Series Terms as its office for purposes of receipt of notices and demands.
CMSI will maintain a Certificate Register at such office in which, subject to such reasonable regulations as it prescribes, CMSI will provide for the registration and transfer of certificates. CMSI will give prompt written notice to the Trustee and to the certificate holders of any change in the location of the Certificate Register or any such office or agency.
Upon surrender for registration of transfer of any certificate at the office or agency, CMSI will execute and the Trustee or the Authenticating Agent will authenticate and deliver, in the name of the designated transferee or transferee, one or more new certificates in authorized denominations of the same aggregate number of single certificates or the same aggregate percentage interest, as the case may be.
At the option of the certificate holder, certificates may be exchanged for other certificates of authorized denominations evidencing the same aggregate number of single certificates or the same aggregate percentage interest, as the case may be, upon surrender of the certificates to be exchanged at the office or agency. CMSI will execute and the Trustee or Authenticating Agent will authenticate and deliver the certificates that the certificate holder is entitled to receive.
Every certificate surrendered for registration of transfer or exchange will be accompanied by a written instrument of transfer in form satisfactory to the Trustee, CMSI and the Certificate Registrar, duly executed by the holder or his attorney duly authorized in writing.
No service charge will be made for any registration of transfer or exchange of certificates, but the Certificate Registrar may require a payment sufficient to cover any tax or governmental charge imposed in connection with the transfer or exchange.
All certificates surrendered for registration of transfer and exchange will be canceled and, subject to the record retention requirements of the Exchange Act, subsequently destroyed by the Trustee or, at its direction, by the Certificate Registrar.
The Certificate Registrar will provide the Paying Agent and the Trustee by the third business day before each distribution day, the names and addresses of each certificate holder as of the record date and the number of single certificates or percentage interest it holds of record.
(b) Notwithstanding the foregoing section 5.2(a), no legal or beneficial interest in all or any portion of a residual certificate may be transferred, directly or indirectly, to a “disqualified organization“ within the meaning of Internal Revenue Code Section 860E(e)(5), or to an agent of a disqualified organization (including a broker, nominee, or other middleman) (an Agent) and any such purported transfer will be void and of no effect. Further, no legal or beneficial interest in all or any portion of a residual certificate may be registered in the name of a Plan or a person investing the assets of a Plan (such Plan or person an ERISA Prohibited holder) or in the name of a person that is not (i) a U.S. person or (ii) a non-U.S. person that holds the residual certificate in connection with the conduct of a trade or business within the United States and has furnished the transferor, the Certificate Registrar, and the Trustee with an effective Internal Revenue Service Form W-8ECI or (iii) a non-U.S. person that has delivered to the transferor, the Certificate Registrar, and the Trustee an opinion of a nationally recognized tax counsel to the effect that the transfer of the residual certificate to it is in accordance with the requirements of the Internal Revenue Code and that such transfer of the residual certificate will not be disregarded for federal income tax purposes (any such person who is not described in clauses (i), (ii) or (iii) above being referred to herein as a “Non-permitted Foreign holder”). Furthermore, no legal or beneficial interest in all or any portion of a residual certificate may be transferred, directly or indirectly, to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of the transferee or any other person. CMSI will not execute and the Trustee or Authenticating Agent will not authenticate and deliver, a new residual certificate in connection with any transfer of a residual certificate, and neither CMSI, the Certificate Registrar nor the Trustee will accept a surrender for transfer or registration of transfer, or register the transfer of, any residual certificate unless the transferor will have provided to CMSI, the Certificate Registrar and the Trustee an affidavit, substantially in the form of Appendix 1 hereto, signed by the transferee, to the effect that the transferee is not such a disqualified organization, an agent for any entity as to which the transferee has not received a substantially similar affidavit, an ERISA Prohibited holder, a Non-permitted Foreign holder, or a person for whom income on the residual certificate is attributed to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of the transferee or any other person, accompanied by a written statement signed by the transferor to the effect that, as of the time of the transfer, the transferor has no actual knowledge that such affidavit is false. Upon notice by CMSI that any legal or beneficial interest in any portion of a residual certificate has been transferred, directly or indirectly, to a disqualified organization or an Agent in contravention of the foregoing restrictions, the Trustee will furnish to the Internal Revenue Service and the transferor of such residual certificate or to such Agent, within 60 days of the request therefor by such transferor or such Agent, and CMSI agrees to provide the Trustee with the computation of such information necessary to the application of Internal Revenue Code Section 860E(e) as may be required by the Internal Revenue Code, including but not limited to the present value of the total anticipated excess inclusions for such residual certificate (or portion thereof) for periods after such transfer. At the election of CMSI, the reasonable cost of computing and furnishing such information may be charged to the transferor or such Agent; however, the Trustee and CMSI will in no event be excused from furnishing such information. Every holder of a residual certificate will be deemed to have consented to such amendments to this agreement as may be required to further effectuate the restrictions on transfer of residual certificates to a disqualified organization, an Agent, an ERISA Prohibited holder or a Non-permitted Foreign holder.
The affidavit described in the preceding paragraph will also contain the statement of the transferee that it (i) has historically paid its debts as they have come due and intends to do so in the future, (ii) understands that it may incur liabilities in excess of cash flows generated by the residual certificate, (iii) intends to pay taxes associated with holding the residual certificate as they become due, (iv) will not cause the income for the residual certificate to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of the transferee or any other person and (v) will not transfer the residual certificate to any person or entity that does not provide a similar affidavit.

The transferor’s statement to the Trustee and the Certificate Registrar accompanying the affidavit will state that, after conducting a reasonable investigation of the financial condition of the transferee, the transferor has no knowledge or reason to know that the statements made by the transferee for clauses (i) and (iii) of the preceding sentence are false. Each residual certificate will bear a legend referring to the restrictions contained in this paragraph and the preceding paragraph.
Notwithstanding the foregoing, no transfer of any private certificate may be made unless such private certificate has been registered under the Securities Act and applicable state securities or “blue sky” laws, or an exemption from the Securities Act and applicable state securities or “blue sky” laws is available. Upon surrender for registration of transfer of any private certificate, (1) neither the Trustee nor the Certificate Registrar will accept surrender for transfer or registration of transfer of, or register the transfer of, any private certificate and (2) CMSI will not execute, and neither the Trustee nor the Authenticating Agent will authenticate and deliver, any new private certificate in connection with the transfer of any private certificate, unless either (A) such private certificate has been registered under the Securities Act and applicable state securities or “blue sky” laws, or (B) exemptions from the registration requirements of the Securities Act and applicable state securities or “blue sky” laws are available, and the transferee delivers to CMSI, the Trustee and the Certificate Registrar a letter substantially to the effect set forth in exhibit D to this agreement and (1) if such transferee is not a “Qualified Institutional Buyer” within the meaning of Rule 144A of the Securities Act, and if so requested by CMSI, an opinion of counsel acceptable to CMSI will have been delivered to CMSI, the Trustee, and the Certificate Registrar, to the effect that such transfer is in compliance with either subclause (A) or subclause (B) of this clause (i) of this section 5.2; or (2) if such transfer is to a non-institutional investor, unless such investor is an accredited investor (as defined in Regulation D under the Securities Act) and has a net worth (exclusive of primary residence) of at least $1,000,000 as confirmed in writing to the Trustee and the Certificate Registrar.
Notwithstanding the foregoing, any transferee of a legal or beneficial interest in all or a portion of a private certificate that is a book-entry certificate will be deemed to have made the representations set forth in exhibit D to this agreement including, in clause 2 of such exhibit, the representation that such transferee is a “Qualified Institutional Buyer” within the meaning of Rule 144A of the Securities Act.
No transfer of an ERISA Restricted Certificate may be made unless any proposed transferee (i) executes a representation letter in substantially the form of exhibit E hereto and in substance satisfactory to the Trustee, the Certificate Registrar and CMSI either stating (a) that it is not, and is not acting on behalf of, any employee benefit plan subject to Title I of ERISA or Section 4975 of the Internal Revenue Code, or a governmental plan, as defined in Section 3(32) of ERISA, subject to any federal, state or local law (Similar Law) which is, to a material extent, similar to the foregoing provisions of ERISA or the Internal Revenue Code (collectively, a “Plan”) or using the assets of any such Plan to effect such purchase or (b) it is an insurance company and the source of funds used to purchase the ERISA Restricted Certificates is an “insurance company general account” (as such term is defined in

Section V(e) of Prohibited Transaction Class Exemption 95-60 (“PTE 95-60”), 60 Fed. Reg. 35925 (July 12, 1995)) and there is no Plan for which the amount of such general accounts reserves and liabilities for the contracts) held by or on behalf of such Plan and all other Plans maintained by the same employer (or affiliate thereof as defined in Section V(a)(1) of PTE 95-60) or by the same employee organization, exceed 10% of the total of all reserves and liabilities of such general account (as such amounts are determined under Section I(a) of PTE 95-60) at the date of acquisition and the purchase and holding of such ERISA Restricted Certificate is covered by Sections I and III of PTE 95-60 or (ii) provides (A) an opinion of counsel in form and substance satisfactory to the Trustee, the Certificate Registrar and CMSI that the purchase or holding of ERISA Restricted Certificate by or on behalf of such Plan will not result in the assets of the Trust being deemed to be “plan assets” and subject to the prohibited transaction provisions of ERISA and the Internal Revenue Code or Similar Law and will not subject CMSI, the Trustee or the Certificate Registrar to any obligation in addition to those undertaken in this agreement and (B) such other opinions of counsel, officers’ certificates and agreements as CMSI, the Trustee or the Certificate Registrar may require in connection with such transfer.
The applicable representation set forth in clause (i) of the preceding paragraph shall be deemed to have been made to the Trustee, Certificate Registrar and CMSI by the acceptance by a transferee of the beneficial interest in any such ERISA Restricted Certificate, unless the Trustee, Certificate Registrar and CMSI shall have received from the transferee either an alternative representation acceptable in form and substance to the Trustee, Certificate Registrar and CMSI or the opinion of counsel and other documentation set forth in clause (ii) of the preceding paragraph.

5.3 Mutilated, destroyed, lost or stolen certificates
If
• any mutilated certificate is surrendered to the Certificate Registrar, or the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any certificate,
• each of CMSI, the Certificate Registrar and the Trustee receive such security or indemnity as it requires to save it harmless, and
• neither the Certificate Registrar nor the Trustee is notified that the certificate has been acquired by a protected purchaser under Article 8 of the Uniform Commercial Code as in effect in the applicable jurisdiction, then CMSI will execute and the Trustee or Authenticating Agent will authenticate and deliver, in exchange for or in lieu of such mutilated, destroyed, lost or stolen certificate, a new certificate of like tenor and initial principal balance, initial notional balance or percentage interest. In connection with the issuance of any new certificate under this section 5.3, the Certificate Registrar may require a payment sufficient to cover any tax or other governmental charge imposed and any other expenses (including the fees and expenses of the Trustee and the Certificate Registrar) in connection with the issuance. Any duplicate certificate issued pursuant to this section 5.3 will constitute complete and indefeasible evidence of ownership in the Trust Fund, as if originally issued on the closing date, whether or not the lost, stolen or destroyed certificate is found at any time.

5.4 Persons deemed owners
Prior to due presentation of a certificate for registration of transfer, CMSI, the Trustee, any Insurer, the Certificate Registrar and any agent of CMSI, the Trustee or the Certificate Registrar may treat the person in whose name the certificate is registered as the owner of the certificate for the purpose of receiving distributions pursuant to section 3.6 and for all other purposes whatsoever, and neither CMSI, the Trustee, any Insurer, the Certificate Registrar nor any agent of CMSI, the Trustee or the Certificate Registrar will be affected by any notice to the contrary.

5.5 Access to list of certificate holders’ names and addresses
If the Trustee is not the Certificate Registrar and requests CMSI or the Certificate Registrar to provide a list of the names and addresses of certificate holders, CMSI or the Certificate Registrar will furnish to the Trustee, within 15 days after receipt of the request, a list as of the most recent record date, in such form as the Trustee reasonably requires.
If three or more certificate holders
• request such information in writing from the Trustee,
• state that they desire to communicate with other certificate holders regarding their rights under this agreement or under the certificates, and
• provide a copy of the communication they propose to transmit, then the Trustee will, within five business days after the receipt of the request, afford the certificate holders access during normal business hours to the most recent list held by the Trustee, if any. If such list is as of a date more than 90 days prior to the date of receipt of the certificate holders’ request, the Trustee will promptly request from CMSI or the Certificate Registrar a current list and will afford the certificate holders access to the list promptly upon its receipt by the Trustee. Every certificate holder, by receiving and holding a certificate, agrees that neither CMSI, the Certificate Registrar nor the Trustee will be held accountable by reason of the disclosure of any such information as to the list of the certificate holders, regardless of the source from which the information is derived.

5.6 Definitive certificates
If
• DTC advises the Trustee and the Certificate Registrar in writing that the Clearing Agency is no longer willing or able properly to discharge its responsibilities as depository for the book-entry certificates, and
• CMSI is unable to locate a qualified successor,
the Certificate Registrar will notify the beneficial owners, through the Clearing Agency, of the occurrence of such event and of the availability of definitive certificates to beneficial owners requesting them. Upon surrender to the Certificate Registrar by the Clearing Agency of the certificates held of record by its nominee, accompanied by re-registration instructions and directions to execute and authenticate new certificates from CMSI, the Trustee or the Authenticating Agent will execute and authenticate definitive certificates for delivery. CMSI will arrange for, and will bear all costs of, the printing and issuance of the definitive certificates. Neither CMSI, the Trustee, the Certificate Registrar nor the Authenticating Agent will be liable for any delay in delivery of such instructions by the Clearing Agency and may conclusively rely on, and will be protected in relying on, such instructions.

5.7 Notices to Clearing Agency
Whenever notice or other communication to the holders of book-entry certificates is required under this agreement, until definitive certificates are issued to beneficial owners pursuant to section 5.6, the Trustee will deliver such notices and communications to the Clearing Agency.

6 [Reserved]

7 Default

7.1 Events of Default
If any of the following events (Events of Default) is continuing:
(a) CitiMortgage, as servicer or master servicer, fails to make a full payment, deposit, transfer or distribution required of it in such capacities under this agreement, and the failure continues unremedied for
• 10 business days after the Trustee gives written notice of the failure to CitiMortgage, or the holders of the Required Amount of certificates give written notice of the failure to CitiMortgage and the Trustee, if the failure results from an error in calculating the amount of the required deposit, transfer or distribution, or
• three business days after such notice if the failure results from any other reason; or
(b) CitiMortgage fails to reimburse a Paying Agent advance as required by section 3.5, and the failure is not remedied for 60 business days after the Trustee or the Paying Agent gives CitiMortgage written notice of the failure, or the holders of the Required Amount of Certificates give CitiMortgage and the Trustee such notice; or
(c) CitiMortgage fails to observe or perform in any material respect any other covenant or agreement of CitiMortgage set forth in the certificates or in this agreement, and the failure
• materially and adversely affects the rights of the certificate holders, and
• continues unremedied for 60 business days after the Trustee gives CitiMortgage written notice of the failure, requiring the failure to be remedied, or the holders of the Required Amount of Certificates give such notice to CitiMortgage and the Trustee; or
(d) a court or agency or supervisory authority having jurisdiction enters a decree or order for the appointment of a conservator, receiver or liquidator for CitiMortgage in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceeding, or for the winding up or liquidation of CitiMortgage’s affairs, and the decree or order continues unstayed and in effect for 60 consecutive days; or
(e) CitiMortgage consents to the appointment of a conservator, receiver or liquidator in an insolvency, readjustment of debt, marshaling of assets and liabilities, or similar proceeding for CitiMortgage or substantially all of its property, or CitiMortgage admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations;
then the Trustee or the holders of the Required Amount of certificates, by notice in writing to CitiMortgage (and to the Trustee if given by the certificate holders) may terminate all of CitiMortgage’s rights and obligations as servicer of the affiliated mortgage loans and as master servicer of the third-party mortgage loans under this agreement. Upon CitiMortgage’s receipt of such notice, all CitiMortgage’s authority under this agreement, whether for the certificates or the mortgage loans or otherwise, will pass to and be vested in the

Trustee pursuant to this section 7.1, and the Trustee will be authorized to execute and deliver, on behalf of CitiMortgage as attorney-in-fact or otherwise, any documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice, whether to complete the transfer and endorsement of the mortgage loans and related documents or otherwise. CitiMortgage will cooperate with the Trustee in effecting the termination of CitiMortgage’s responsibilities and rights hereunder, including the transfer to the successor servicer for the administration by it of all cash amounts held by CitiMortgage for deposit, or deposited by CitiMortgage, in the certificate account or servicing account or subsequently received on the mortgage loans. In addition to any other amounts that are then payable, or, notwithstanding the termination of its activities as servicer and master servicer of the mortgage loans, may become payable to CitiMortgage under this agreement, CitiMortgage will be entitled to receive out of any delinquent interest payment on a mortgage loan, due before such termination notice but received afterwards, that portion of the payment that it would have received if the notice had not been given.

7.2 Trustee to act; appointment of successor
Once CitiMortgage receives a notice of termination under section 7.1, the Trustee will be the successor in all respects to CitiMortgage in its capacity as servicer and master servicer, and will be subject to all CitiMortgage’s rights and obligations under this agreement. As compensation, the Trustee will, except as provided in section 7.1, be entitled to the same compensation (whether payable out of the certificate account or otherwise) as CitiMortgage would have been entitled to under this agreement if no such notice of termination had been given. However, the Trustee may, if it is unwilling so to act, or will, if it is legally unable so to act, appoint, or petition a court of competent jurisdiction to appoint, an established housing finance institution with a net worth of not less than $5 million and approved as seller/servicer by GNMA, Fannie Mae or Freddie Mac as the successor to CitiMortgage in the assumption of all or any part of the rights and obligations of CitiMortgage under this agreement. Until such a successor is appointed, unless the Trustee is prohibited by law from so acting, the Trustee will act in such capacity as provided above. The Trustee may make such arrangements for compensation of such successor out of payments on the mortgage loans as it and the successor agree; provided, however, that no such compensation will exceed CitiMortgage’s compensation under this agreement. The Trustee and the successor will take any actions, consistent with this agreement, necessary to effect the succession.
The Trustee will promptly notify the certificate holders and any Insurer of any termination of CitiMortgage or appointment of a successor pursuant to this section 7.

8 The Trustee

8.1 Duties
(a) Unless the Trustee has notice that an Event of Default is continuing, the Trustee will only have those obligations that are specifically set forth in this agreement, and no implied covenants of the Trustee will be read into this agreement.
(b) If the Trustee has notice that an Event of Default is continuing, then notwithstanding anything to the contrary in this agreement, the Trustee will exercise those rights and powers vested in it by this agreement, and use the same degree of care and skill in their exercise, as a prudent man would exercise under the circumstances in the conduct of his own affairs. If the Trustee is incorporated or organized under the laws of the State of New York, then, in considering what actions are prudent in the circumstances, the Trustee will consider, to the extent applicable, the matters enumerated in Section 126(2)(a) through (e) of the New York Real Property Law, as in effect on the date of this agreement, and will comply with subdivisions (3),(4) and (5) of Section 126 of the New York Real Property Law, as in effect on the date of this agreement.
The Trustee will not be charged with notice of an Event of Default (other than a default in payment to the Trustee) unless a Responsible Officer of the Trustee obtains actual knowledge of such failure or receives written notice of such Event of Default at its corporate trust office from CitiMortgage or the holders of the Required Amount of Certificates.
(c) The Trustee, upon receipt of all resolutions, certifications, statements, opinions, reports, documents, orders or other instruments that are specifically required or requested to be furnished to the Trustee pursuant to this agreement (each a Furnished Document), will examine them to determine whether they conform to the requirements of this agreement. The Trustee may request an officer’s certificate as to any matter of fact if the Trustee believes it desirable that the fact be established before the Trustee takes an action under this agreement. Unless the Trustee has notice that an Event of Default is continuing, the Trustee may conclusively rely, without investigation, on the truth of the statements and the correctness of the opinions expressed in any Furnished Document that the Trustee believes to be genuine, signed or presented by the proper parties, and in conformity with the requirements of this agreement.
The Trustee will investigate the facts or matters stated in a Furnished Document if the holders of the Required Amount of Certificates request such investigation in writing. CitiMortgage will pay, or will reimburse the Trustee upon demand, for the reasonable expense of such investigation. If the Trustee believes that the payment within a reasonable time of the costs and liabilities likely to be incurred in the investigation are not reasonably assured to it, the Trustee may, as a condition to conducting such investigation, require reasonable indemnity from the certificate holders against such expense or liability. Nothing in this clause (c) will derogate from CitiMortgage’s obligation to observe any applicable law prohibiting disclosure of information regarding the mortgagors.
(d) The Trustee will not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties under this agreement, or in the exercise of any of its rights or powers, if the Trustee reasonably believes that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.
(e) Except to the extent that the Trustee becomes a successor servicer to CitiMortgage under sections 4.3 or 7.2, the Trustee will have no responsibility for the performance or the manner of performance of any of CitiMortgage’s obligations under this agreement. The relationship of CitiMortgage to the Trustee under this agreement is intended by the parties to be that of an independent contractor and not that of a joint venturer, partner or agent.
(f) The Trustee may appoint agents (which may include CitiMortgage and its affiliates) to perform any of the Trustee’s obligations under this agreement. Such agents will have all of the rights and obligations of the Trustee conferred on them by such appointment, but the Trustee will continue to be responsible for its obligations under this agreement.

8.2 Liability
(a) In performing its obligations under this agreement, the Trustee will be liable for its own negligence or misconduct, except that the Trustee will not be liable for
• an error of judgment by a Responsible Officer of the Trustee, unless the Trustee was negligent in ascertaining the pertinent facts;
• an action by the Trustee believed by it to be permitted under this agreement; and
• an action taken in accordance with the direction of the holders of the Required Amount of certificates relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this agreement.
(b) The Trustee may consult with counsel, and an opinion of counsel will be full and complete authorization and protection for any action by the Trustee taken under this agreement in accordance with such opinion.
(c) The Trustee will not be responsible for the selection of the Mortgage Document Custodian, or any Note Custodian, Paying Agent, Certificate Registrar, or Authenticating Agent, nor for their performance of their obligations under this agreement, the Mortgage Document Custodial Agreement, or any other applicable agreement.

8.3 Trustee not liable for certificates or mortgage loans
The recitals contained herein and in the certificates (other than the certification of authentication on the certificates) will be taken as the statements of CitiMortgage, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this agreement, the Mortgage Document Custodial Agreement or of the certificates (other than the certification of authentication on the certificates) or of any mortgage loan or related document. The Trustee will not be accountable for the use or application by CitiMortgage of any of the certificates or of the proceeds of such certificates or for the use or application of any funds paid to CitiMortgage in respect of the mortgage loans or deposited in or withdrawn from the certificate account or servicing account by CitiMortgage. The Trustee will have no liability for any losses incurred as a result of
• any failure of the Trust Fund to qualify as the specified separate constituent REMICs,
• any termination, inadvertent or otherwise, of the status of the Trust Fund as the specified separate constituent REMICs,
• any tax on prohibited transactions imposed by Internal Revenue Code Section 860F(a)(1),
• any tax on net income from foreclosure property imposed by Internal Revenue Code Section 860G(c),
• any tax on contributions to any constituent REMIC after the startup day imposed by Internal Revenue Code Section 860G(d),
• any erroneous calculation or determination or any act or omission of CitiMortgage hereunder or
• any erroneous information included in any federal, state or local income tax or information return prepared pursuant to section 3.16;
provided, that the Trustee will not be excused hereby from liability for its own negligence, bad faith or failure to perform its duties as specified herein.

8.4 Trustee may own certificates
The Trustee in its individual or any other capacity may become the owner or pledgee of one or more of the certificates with the same rights as it would have if it were not Trustee and may otherwise deal with CitiMortgage or any of its affiliates as if it were not the Trustee.

8.5 Trustee’s fees and expenses
The Trustee’s fees and expenses (and those of any co-trustee appointed pursuant to section 8.10), and of any Certificate Registrar, Mortgage Document Custodian, Depository, Paying Agent, Authenticating Agent appointed pursuant to section 8.12, and agent of the Trustee appointed pursuant to section 8.2(g), will be paid by CitiMortgage, as servicer, in accordance with section 3.9(a). Citibank, N.A., as Paying Agent, has agreed to a fee of $3,000 a year. CitiMortgage will also pay any expenses associated with the resignation or removal of the Trustee and the appointment of a successor Trustee.
In consideration of paying the amounts payable pursuant to this section 8.5, CitiMortgage may retain any trustee fee that may be payable on the third-party mortgage loans. The Trustee (and any such co-Trustee) will be entitled to reasonable compensation (which will not be limited by any provision of law with respect to the compensation of a trustee of an express trust) for all services rendered by them in the execution of the trust or trusts hereby created and in the exercise and performance of any of the powers and duties hereunder of the Trustee, and upon notice to CitiMortgage, the Trustee will be paid or reimbursed by CitiMortgage for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any of the provisions of this agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ) except any such expense, disbursement or advance as may arise from its negligence or bad faith or which is the responsibility of the certificate holders hereunder.
The Trustee, each Certificate Registrar, each Note Custodian, each Mortgage Document Custodian, each Depository, each Paying Agent, each Authenticating Agent and any agent appointed pursuant to section 8.2 are entitled to indemnification from CitiMortgage, as servicer or master servicer, and will be held harmless against any loss, liability or expense incurred without negligence or bad faith on their part, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses of defending themselves against any claim or liability in connection with the exercise or performance of any of their powers or duties hereunder. Such indemnification will survive the payment of the certificates and termination of the Trust Fund, as well as the resignation or removal of CitiMortgage as servicer (if such action which caused the need for the indemnification occurred while CitiMortgage acted as servicer), and for purposes of such indemnification neither the negligence nor bad faith of any of the entities enumerated in the preceding sentence, nor of any Note Custodian or Mortgage Document Custodian, will be imputed to, or adversely affect, the right of any other entity enumerated in the preceding sentence to be entitled to indemnification.

8.6 Eligibility requirements for Trustee
The Trustee hereunder will at all times be a corporation or a national banking association, other than an affiliate of CitiMortgage, having its principal office in, and organized and doing business under the laws of, the United States of America or a state thereof, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $30 million, and subject to supervision or examination by federal or state authority. If such corporation or national banking association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this section 8.6, the combined capital and surplus of such corporation or national banking association will be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If the Trustee ceases to be eligible in accordance with the provisions of this section 8.6, the Trustee will resign immediately in the manner and with the effect specified in section 8.7.

8.7 Resignation or removal of Trustee
The Trustee may resign and be discharged from the trusts hereby created by giving written notice thereof to CitiMortgage. Upon receiving such notice of resignation, CitiMortgage will promptly appoint a successor Trustee by written instrument, in duplicate, one copy of which instrument will be delivered to the resigning Trustee and one copy to the successor Trustee. If no successor Trustee will have been so appointed and having accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.
If the Trustee ceases to be eligible in accordance with the provisions of section 8.6 and will fail to resign after written request therefor by CitiMortgage, or if the Trustee is legally unable to act, or is adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property is appointed, or any public officer takes charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conversion or liquidation, then CitiMortgage may remove the Trustee. If it removes the Trustee under the authority of the immediately preceding sentence, CitiMortgage will promptly appoint a successor Trustee by written instrument, in duplicate, one copy of which instrument will be delivered to the Trustee so removed and one copy to the successor Trustee.
The Trustee may also be removed (i) by CitiMortgage, (a) if the Trustee ceases to be eligible to continue as such under this agreement or if the Trustee becomes insolvent, (b) if the Trustee breaches any of its duties under this agreement which materially adversely affects the certificate holders, (c) if through the performance or nonperformance of certain actions by the Trustee, the rating assigned to the certificates would be lowered or (d) if the credit rating of the Trustee is downgraded to a level which would result in the rating assigned to the certificates to be lowered; or (ii) by the holders of certificates evidencing more than 50% of the voting interest of the certificates then outstanding and more than 50% of the percentage interests of the residual certificates.
Any resignation or removal of the Trustee and appointment of a successor Trustee pursuant to any of the provisions of this section 8.7 will not become effective until acceptance of appointment by the successor Trustee as provided in section 8.8.

8.8 Successor trustee
Any successor Trustee appointed as provided in section 8.7 will execute, acknowledge and deliver to CitiMortgage and to its predecessor Trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee will become effective and such successor Trustee, without any further act, deed or conveyance, will become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder with like effect as if originally named as Trustee. The predecessor Trustee will deliver to the successor Trustee all mortgage files and related documents and statements held by it hereunder; and, if any mortgage notes or mortgage documents are then held by the Mortgage Note Custodian or Mortgage Document Custodian, respectively, pursuant to a Mortgage Document Custodial Agreement, the predecessor Trustee and the Mortgage Note Custodian or the Mortgage Document Custodian, as the case may be, will amend such Mortgage Document Custodial Agreement to make the successor Trustee the successor to the predecessor Trustee thereunder; and CitiMortgage and the predecessor Trustee will execute and deliver such instruments and do other such things as may reasonably be required for fully and certainly vesting and confirming in the successor Trustee all such rights, powers, duties and obligations.
No successor Trustee will accept appointment as provided in this section 8.8 unless at the time of such acceptance such successor Trustee will be eligible under the provisions of section 8.6.
Upon acceptance of appointment by a successor Trustee as provided in this section 8.8, CitiMortgage will mail notice of the succession of such Trustee hereunder to all holders of certificates at their addresses as shown in the Certificate Register, and to any Insurer. If CitiMortgage fails to mail such notice within 10 days after acceptance of appointment by the successor Trustee, the successor Trustee will cause such notice to be mailed at the expense of CitiMortgage.

8.9 Merger or consolidation of Trustee
Any corporation or national banking association into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation or national banking association resulting from any merger, conversion or consolidation to which the Trustee will be a party, or any corporation or national banking association succeeding to all or substantially all of the corporate trust business of the Trustee, will be the successor of the Trustee hereunder, provided such corporation or national banking association will be eligible under the provisions of section 8.6, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

8.10 Appointment of co-trustee or separate trustee
Notwithstanding any other provisions of this agreement, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing any mortgage note may at the time be located, CitiMortgage and the Trustee acting jointly will have the power and will execute and deliver all instruments to appoint one or more persons approved by the Trustee to act as co-trustee or co-trustees jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such person or persons, in such capacity and for the benefit of the certificate holders and any Insurer, such title to the Trust Fund, or any part thereof, and, subject to the other provisions of this section 8.10, such powers, duties, obligations, rights and trusts as CitiMortgage and the Trustee may consider necessary and desirable. If CitiMortgage will not have joined in such appointment within 15 days after the receipt by it of a request so to do, or in the case an Event of Default will have occurred and be continuing, the Trustee alone will have the power to make such appointment. No co-trustee or separate trustee hereunder will be required to meet the terms of eligibility as a successor trustee under section 8.6 and no notice to the certificate holders of the appointment of any co-trustee or separate trustee will be required under section 8.8.
Every separate trustee and co-trustee will, to the extent permitted by law and by the instrument appointing such separate trustee or co-trustee, be appointed and act subject to the following provisions and conditions:
(a) All rights, powers, duties and obligations conferred or imposed upon the Trustee will be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to CitiMortgage hereunder), the Trustee will be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction) will be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;
(b) No trustee hereunder will be held personally liable by reason of any act or omission of any other trustee hereunder; and
(c) CitiMortgage and the Trustee acting jointly may accept the resignation of or remove any separate trustee or co-trustee.
Any notice, request or other writing given to the Trustee will be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee will refer to this agreement and the conditions of this section 8. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, will be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all of the provisions of this agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument will be filed with the Trustee and a copy thereof given to CitiMortgage.
Any separate trustee or co-trustee may constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this agreement on its behalf and in its name. If any separate trustee or co-trustee will die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts will vest in and be exercised by the Trustee to the extent permitted by law, without the appointment of a new or successor trustee.

8.11 Tax returns
The Trustee, upon request, will furnish CitiMortgage with all such information as may be reasonably required in connection with the preparation of all federal, state and local income tax or information returns of each constituent REMIC. The Trustee will sign the federal and, if applicable, state and local income tax returns of each constituent REMIC.

8.12 Appointment of authenticating agent
As long as any of the certificates remain outstanding the Trustee may appoint an Authenticating Agent or Agents (which may include CitiMortgage or any of its affiliates) which will be authorized to act on behalf of the Trustee to authenticate certificates, and certificates so authenticated will be entitled to the benefit of this agreement and will be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Wherever reference made in this agreement to the authentication and delivery of certificates by the Trustee or the Trustee’s certification of authentication, such reference will be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certification of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent will be acceptable to CitiMortgage and will at all times be a corporation or national banking association organized and doing business under the laws of the United States of America, any state thereof or the District of Columbia, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than $15 million, authorized under such laws to conduct a trust business and subject to supervision or examination by federal or state authority. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this section 8.12, the combined capital and surplus of such Authenticating Agent will be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If an Authenticating Agent ceases to be eligible in accordance with the provisions of this section 8.12, such Authenticating Agent will resign immediately in the manner and with the effect specified in this section 8.12.
Any corporation or national banking association into which an authenticating Agent may be merged in or converted or with which it may be consolidated, or any corporation or national banking association resulting from any merger, conversion or consolidation to which such Authenticating Agent will be a party, or any corporation or national banking association succeeding to the corporate agency or corporate trust business of an Authenticating Agent, will continue to be an Authenticating Agent, provided such corporation or national banking association will be otherwise eligible under this section 8.12, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.
An Authenticating Agent may resign by giving written notice thereof to the Trustee and to CitiMortgage. The Trustee may terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to CitiMortgage. Upon receiving such a notice of resignation or upon such a termination, or if the Authenticating Agent ceases to be eligible in accordance with the provisions of this section 8.12, the Trustee may appoint a successor acceptable to CitiMortgage and will mail written notice of such appointment by first-class mail, postage prepaid to all certificate holders as their names and addresses appear in the Certificate Register, and to any Insurer. Any successor Authenticating Agent upon acceptance of its appointment hereunder will become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent herein. No successor Authenticating Agent will be appointed unless eligible under the provisions of this section 8.12.
Any reasonable compensation paid to an Authenticating Agent for its services under this section 8.12 will be a reimbursable expense pursuant to section 8.5 if paid by the Trustee.
If an appointment is made pursuant to this section 8.12, the certificates may have endorsed thereon, in addition to the Trustee’s certification of authentication, an alternate certification of authentication in the following form:
“This is one of the certificates referred to in the within-mentioned Agreement.
_______________
As Trustee

By_______________________
Authenticating Agent

By_______________________
Authenticating Signature”

9 Termination

9.1 Termination upon repurchase by CMSI or liquidation of all mortgage loans
The obligations and responsibilities of CMSI, CitiMortgage and the Trustee under, and the Trust Fund created by, this agreement will terminate upon
(a) the repurchase by CMSI of all of the mortgage loans and all property acquired in respect of any mortgage loan remaining in the Trust Fund, or
(b) the later of (i) the maturity or other liquidation (or any advance with respect thereto) of the last mortgage loan remaining in the Trust Fund and the disposition of all property acquired upon foreclosure or by deed in lieu of foreclosure of any mortgage loan and (ii) the payment to the certificate holders and to the Insurer, as subrogee of any insured class certificates, of all amounts required to be paid to them pursuant to this agreement;
provided, however, that in no event will the trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the lawful descendants of Joseph P. Kennedy, the late Ambassador of the United States of America to the Court of St. James’s, living on the date of this agreement.
CMSI’s right to repurchase all of the mortgage loans on any distribution day pursuant to clause (a) above will be conditioned upon
• the aggregate scheduled principal balances of such mortgage loans, at the time of any such repurchase and after giving effect to distributions to be made on such distribution day, aggregating an amount less than 10% of the aggregate scheduled principal balance of the mortgage loans as of the closing date, which amount is set forth in the Series Terms and
• any other condition set forth in the Series Terms.
The repurchase of the mortgage loans and other property under clause (a) above will be at a price equal to the sum of
• 100% of the unpaid principal balance of each mortgage loan on the first day of the month of repurchase (after giving effect to payments of principal due on such first day)

• plus accrued interest at the pass-through rate for each mortgage loan to but not including the first day of the month in the month in which the related distribution is made to certificate holders, after the deduction of (x) unreimbursed voluntary advances, affiliated Paying Agent advances, third-party Paying Agent advances, and advance account advances (other than such payments and advances in respect of interest in excess of the pass-through rate on the mortgage loans) made prior to the month of repurchase, whereupon such voluntary advances, affiliated Paying Agent advances, third-party Paying Agent advances and advance account advances will be reimbursed to the Paying Agent or deemed reimbursed to CitiMortgage, as the case may be, by such deductions, and (y) the aggregate amount of any non-supported prepayment interest shortfalls for the distribution day in the month of such repurchase, and
• the appraised value of any acquired property in the Trust Fund (less the good faith estimate of CitiMortgage of liquidation expenses to be incurred in connection with its disposal thereof), such appraisal to be conducted by an appraiser mutually agreed upon by CitiMortgage and the Trustee.
Notwithstanding anything to the contrary in this section 9.1, if the purchase price of the mortgage loans under clause (a) above would be less than the aggregate fair market value of the mortgage loans on the first day of the month of repurchase (after giving effect to payments of principal due on such first day), then CMSI may so repurchase the mortgage loans only if the repurchase would be permitted under then-applicable risk-based capital rules applicable to securitizations treated as sales.
Any method of termination or repurchase of the Trust Fund other than as provided in clauses (a) or (b) above must be based on the receipt by the Trustee of an opinion of counsel (who may not be an employee of CMSI or of an affiliate of CMSI) or other evidence that such termination and repurchase will be part of a “qualified liquidation” within the meaning of Internal Revenue Code Section 860F(a)(4)(A), will not adversely affect the status of the Trust Fund as separate constituent REMICs under the Internal Revenue Code and will not otherwise subject the Trust Fund to any tax. CMSI may transfer its right to repurchase all of the mortgage loans pursuant to clause (a) above to any third party of choice.
Such termination will occur only in connection with a “qualified liquidation” of each constituent REMIC within the meaning of Internal Revenue Code Section 860F(a)(4)(A), pursuant to which the Trustee will sell or otherwise dispose of all of the remaining assets of the Trust Fund and make all required distributions to certificate holders within 90 days of the adoption of a plan of complete liquidation. For this purpose, the notice of termination described in the next paragraph will be the adoption of a plan of complete liquidation described in Internal Revenue Code Section 860F-(a)(4)-(A)(i), which will be deemed to occur on the date the first such notice is mailed. Such date will be specified in the final federal income tax return of each constituent REMIC constituted by the Trust Fund.
Notice of a termination, specifying the distribution day upon which the certificate holders may surrender their certificates to the Paying Agent for payment of the final distribution and cancellation, will be given promptly by the Trustee by letter to the certificate holders mailed not earlier than 30 days nor more than 60 days prior to such distribution day specifying
•	the distribution day upon which final payment of the certificates will be made upon presentation and surrender of the certificates at the office of the Paying Agent designated in the notice,
•	the amount of the final distribution, and
•
that the record date otherwise applicable to such distribution day will not apply, and that distributions will be made only upon presentation and surrender of the certificates at the designated office of the Paying Agent.

CMSI will give such notice to the Trustee and, if applicable, the Certificate Registrar, the Mortgage Document Custodian and the Paying Agent at the time the notice is given to the certificate holders.
If such notice is given, CMSI will deposit in the certificate account or the account designated by the Paying Agent, on the business day preceding the distribution day for the final distribution, an amount equal to the final distribution on the certificates. Upon certification to the Trustee by an Authorized Officer of CMSI following such final deposit, and delivery by CMSI of an opinion of counsel to the effect that all conditions set forth in this section 9.1 have been met, the Trustee will promptly release to CMSI the mortgage files for the mortgage loans.
If all of the certificate holders do not surrender their certificates for cancellation within six months after the date specified in the notice, the Trustee will give a second written notice to the remaining certificate holders to surrender their certificates for cancellation and receive the final distribution. If all the certificates have not been surrendered for cancellation within one year after the second notice, the Trustee may take appropriate steps to contact the remaining certificate holders concerning surrender of their certificates, and the cost thereof will be paid out of the funds and other assets which remain subject hereto. Interest will not accrue for the period of any delay in the payment of a certificate resulting from the failure of a holder to surrender the certificate in accordance with the notice.

10 General provisions

10.1 Amendments
This Agreement may be amended by the parties, without the consent of any of the certificate holders,
• to cure an ambiguity or inconsistency, or to correct a mistake,
• to add provisions not inconsistent with this agreement,
• to comply with any requirements imposed by the Internal Revenue Code,
• to establish a “qualified reserve fund” within the meaning of Internal Revenue Code Section 860G(a)(7)(B), or
• to maintain the status of the Trust Fund as separate constituent REMICs.
This Agreement may also be amended by the parties, without certificate holder consent, if CMSI or CitiMortgage delivers an opinion of counsel acceptable to the Trustee and the Insurer to the effect that the amendment will not materially adversely affect the interests of the certificate holders or the Insurer.
The Trustee will execute and deliver any amendment to this agreement provided by CMSI or CitiMortgage that conforms to the preceding two paragraphs, but the Trustee need not enter into any such amendment that affects the Trustee’s own rights, duties or immunities under this agreement or otherwise.
This Agreement may also be amended by the parties to add, change or eliminate provisions of this agreement, or to modify the rights of certificate holders; with the consent of
1 the holders of 2/3 of the certificates,

2 if a class of certificates is affected materially and adversely by the amendment in a way that is different from the other affected classes, 2/3 of the certificates of the differently affected class, and
3 the Insurer if the Insurer is materially and adversely affected by the amendment.
Approval shall be by percentage interest for residual certificates and by principal balance for all other certificates.
In connection with any such amendment, CMSI or CitiMortgage will deliver an opinion of counsel acceptable to the Trustee (x) identifying any class of certificates that may be affected materially and adversely by the amendment in a way that is different from the other affected classes (or stating that there is no such differently affected class) and (y) identifying any class whose certificate holders would not be materially adversely affected by such amendment.
Notwithstanding the foregoing, no amendment will, without the consent of the holders of all the outstanding certificates
• reduce or delay collections or payments received on mortgage loans or distributions to be made on any certificate, or
•  reduce the proportion required to consent to any such amendment.
Certificate holders may consent to an amendment by approving the substance of the amendment rather than the particular form of the proposed amendment. The Trustee may prescribe reasonable requirements for the manner of obtaining and evidencing such consents. Any proposed amendment is subject to the receipt by the Trustee of a legal opinion, at the expense of the party proposing the amendment (or at the expense of the Trust Fund if proposed by the Trustee), that the amendment will not cause any constituent REMIC to fail to qualify as a REMIC or subject any constituent REMIC to tax.
Promptly after the execution of any such amendment or such consent, the Trustee will notify each certificate holder of the substance of the amendment or provide the holder with a copy of the amendment.

10.2 Recordation of Agreement
Any manually signed copy of this agreement may be recorded in any appropriate public office for real property records in a county or other jurisdiction where mortgaged properties are located, or any other appropriate public recording office. CitiMortgage will effect such recordation at its expense upon the Trustee’s request, acting at the direction of the holders of a majority by percentage interest of the residual certificates. The request must be accompanied by a legal opinion to the effect that the recording will materially and beneficially affect the interests of the certificate holders.

10.3 Limitation on rights of certificate holders
A certificate holder’s death or incapacity will not terminate this agreement or the Trust Fund, nor entitle the certificate holder’s legal representatives or heirs to claim an accounting or to take an action or commence a proceeding in any court for a partition or winding up of the Trust Fund, nor otherwise affect the rights, obligations and liabilities of any party to this agreement.
No certificate holder may vote (except as provided in section 10.1) or otherwise control the operation and management of the Trust Fund or the obligations of the parties, nor will anything in this agreement or the certificates be construed to constitute the certificate holders as partners (except to the extent provided in Internal Revenue Code Section 860F(e) for holders of residual certificates) or members of an association; nor will a certificate holder be liable to any third person for any action taken by the parties to this agreement pursuant to its provisions.
A certificate holder may not institute any suit, action or proceeding with respect to this agreement, unless
• the holder has notified the Trustee of the continuance of an Event of Default,
• the holders of the Required Amount of certificates have requested the Trustee to institute such action, suit or proceeding in its own name as Trustee, and have offered the Trustee such reasonable indemnity as it requires against the costs, expenses and liabilities to be incurred, and
• the Trustee, for 60 days after its receipt of the notice, request and offer of indemnity, fails to institute any the action, suit or proceeding.
Each certificate holder understands, and agrees with every other certificate holder and the Trustee, that no certificate holders may under this agreement affect, disturb or prejudice the rights of any other certificate holders, or obtain priority over or preference to any such other holders, or enforce any right under this agreement, except as provided in this agreement, and for the equal, ratable and common benefit of all certificate holders. For the protection and enforcement of the provisions of this section 10.3, each certificate holder and the Trustee may seek such relief as can be given either at law or in equity.

10.4 Governing law
This Agreement and the certificates will be governed by the laws of the State of New York, except that the immunities and standards of care of the Trustee will be governed by the law of the jurisdiction in which its corporate trust office is located.

10.5 Maintenance of REMICs
The execution and delivery of this agreement will constitute an acknowledgment by each of CMSI and CitiMortgage on behalf of the certificate holders that it intends hereby to establish and maintain (for federal income tax purposes) one or more “real estate mortgage investment conduits” within the meaning of Internal Revenue Code Section 860D, and CMSI and CitiMortgage are hereby granted all necessary powers to further such intent.

10.6 Notices
Except as otherwise stated in this agreement, all communications relating to this agreement including all demands and notices will be in writing and will be deemed to have been duly given if personally delivered at or mailed by first class mail, to a party at the address for notices set forth in the Series Terms or at such other address as the party designates in a written notice to each other party. Any notice required or permitted to be mailed to a certificate holder will be given by first class mail, postage prepaid, at the holder’s address shown in the Certificate Register. Any notice so mailed within the time prescribed in this agreement will be conclusively presumed to have been duly given, whether or not the certificate holder receives the notice. Notices to the Trustee will be effective only upon receipt.

10.7 Severability of provisions
If a provision of this agreement is held invalid, then such provisions will be deemed severable from the remaining provisions of this agreement and will in no way affect the validity or enforceability of the other provisions, or of the certificates or the rights of their holders.

10.8 Assignment
Notwithstanding anything to the contrary in this agreement, except as provided in sections 4.2, 4.3 and 4.5, CMSI or

CitiMortgage may not assign this agreement without the prior consent of the Trustee and the holders of 2/3 of the outstanding certificates and 2/3 of the percentage interests of the outstanding residual certificates.

10.9 Certificates nonassessable and fully paid
It is the intention of the Trustee that the certificate holders will not be personally liable for obligations of the Trust Fund, that the interests represented by the certificates will be nonassessable for any losses or expenses of the Trust Fund or for any reason whatsoever, and that the certificates upon authentication thereof by the Trustee pursuant to section 2.5 are and will be deemed fully paid.

11 Depositories

11.1 Depositories
CitiMortgage may transfer the certificate account, buydown account, if any, escrow account, custodial accounts for P&I or servicing account to a bank, savings and loan association or trust company organized under the laws of the United States or any State thereof (an “eligible depository”). Upon such transfer, such transferee bank, savings and loan association or trust company will be deemed to be a Depository for the transferred account or accounts.
For a Depository of the certificate account, buydown account, escrow account, custodial accounts for P&I or servicing account to satisfy the “rating requirement”
• its long-term debt obligations must be rated at least “A” by Fitch if Fitch is a rating agency, and
• its short-term debt obligations are rated at least “A-1+” by S&P if S&P is a rating agency, “F-1” by Fitch if Fitch is a rating agency, and “P-1” by Moody’s if Moody’s is a rating agency.
If a Depository ceases to satisfy the rating requirement, then within five business days after such cessation, CitiMortgage will
(A) transfer or direct the Trustee to transfer the certificate account, buydown account, escrow account, custodial accounts for P&I or servicing account to an eligible depository that satisfies the rating requirements,
(B) establish another account in the corporate trust department of the Trustee or if such Trustee satisfies the rating requirements, in any department of the Trustee (the “alternative certificate account,” “alternative buydown account,” “alternative escrow account,” “alternative custodial accounts for P&I,” or “alternative servicing account,” as the case may be) and transfer the funds from the buydown account to the alternative buydown account, direct CitiMortgage or a third-party servicer, as applicable, to remit in accordance with this agreement any funds deposited into the servicing account, escrow account or custodial accounts for P&I to the alternative servicing account, alternative escrow account or alternative custodial account for P&I, respectively, and direct CitiMortgage to remit in accordance with this agreement any funds deposited into the certificate account to the alternative certificate account,
(C) (i) cause the Depository to pledge securities in the manner provided by applicable law or (ii) pledge or cause to be pledged securities, which will be held by the Trustee or its agent free and clear of the lien of any third party, in a manner conferring on the Trustee a perfected first lien and otherwise reasonably satisfactory to the Trustee; such pledge in either case to secure the Depository’s performance of its obligations in respect of the certificate account, buydown account, escrow account, custodial accounts for P&I or servicing account to the extent, if any, that such obligation is not fully insured by the FDIC; provided, however, that prior to the day a Depository or CitiMortgage, as the case may be, pledges securities pursuant to this subsection (C), CitiMortgage, any Insurer and the Trustee have received the written assurance of each rating agency that the pledging of such securities and any arrangements or agreements relating thereto will not result in a reduction or withdrawal of the then-current rating of the certificates (for any insured class certificates, without reference to any certificate insurance policy),
(D) establish an account or accounts or enter into an agreement so that the existing certificate account, buydown account, escrow account, custodial accounts for P&I or servicing account is supported by a letter of credit or some other form of credit support, which issuer of such letter of credit or other form of credit support has a long-term and short-term debt rating at least equal to the rating requirements; provided, however, that prior to the establishment of such an account or the entering into of such an agreement, CitiMortgage, any Insurer and the Trustee receive written assurance from each rating agency that the establishment of such an account or the entering into of such an agreement so that the existing certificate account, buydown account or servicing account is supported by a letter of credit or some other form of credit support will not result in a reduction or withdrawal of the then-current rating on the certificates (for an insured class certificates, without reference to a certificate insurance policy),
(E) establish another account which constitutes an Eligible Account, or
(F) make such other arrangements as to which CitiMortgage, any Insurer and the Trustee have received prior written assurance from each rating agency that such arrangement will not result in a reduction or withdrawal of the then-current rating on the certificates.
If the rating on the certificates has been downgraded as a result of a rating downgrade of the Depository, for purposes of this paragraph, the then-current rating on the certificates will be the rating assigned to the certificates prior to any such downgrade (for any insured class certificates, without reference to any certificate insurance policy).

SIGNATURES AND ACKNOWLEDGMENTS
Citicorp Mortgage Securities, Inc.

By:  /s/ Daniel P. Hoffman
Daniel P. Hoffman
President

State of Missouri	)
) ss.:
County of St. Charles	)

On the 23rd day of February 2007 before me, a notary public in and for the State of Missouri, personally appeared Daniel P. Hoffman, known to me who, being by me duly sworn, did depose and say that he is President of Citicorp Mortgage Securities, Inc., one of the parties that executed the foregoing instrument; and that he signed his name thereto by authority of the Board of Directors of said corporation.

/s/ Michelle E. Hines
Notary Public

[Notarial Seal]

CitiMortgage, Inc.

By:    /s/ Jeffrey K. Sarni
Jeffrey K. Sarni
Vice President

State of Missouri	)
) ss.:
County of St. Charles	)

On the 23rd day of February 2007 before me, a notary public in and for the State of Missouri, personally appeared Jeffrey K. Sarni, known to me who, being by me duly sworn, did depose and say that he is Vice President of CitiMortgage, Inc., one of the parties that executed the foregoing instrument; and that he signed his name thereto by authority of the Board of Directors of said corporation.

/s/ Michelle E. Hines
Notary Public

[Notarial Seal]

U.S. Bank National Association,
in its individual capacity and as Trustee

By:  /s/ Maryellen Hunter
Maryellen Hunter
       Assistant Vice President

Commonwealth of Massachusetts	)
) ss.:
County of Suffolk	)

On the 23rd day of February 2007 before me, a notary public in and for the Commonwealth of Massachusetts, personally appeared Maryellen Hunter known to me who, being by me duly sworn, did depose and say that he/she is Assistant Vice President of U.S. Bank National Association, a national banking association, one of the parties that executed the foregoing instrument; and that he/she signed his/her name thereto by authority of the Board of Directors of said bank.

/s/ Larry D. Snell
Notary Public

[Notarial Seal]

Citibank, N.A.,
in its individual capacity and as Paying Agent, Certificate Registrar and Authenticating Agent

By: /s/ Nancy Forte
Nancy Forte
       Assistant Vice President

State of New York	)
) ss.:
County of New York	)

On the 26th day of February 2007 before me, a notary public in and for the State of New York, personally appeared Nancy Forte known to me who, being by me duly sworn, did depose and say that he/she is Assistant Vice President of Citibank, N.A., a national banking association, one of the parties that executed the foregoing instrument; and that he/she signed his/her name thereto by authority of the Board of Directors of said bank.

/s/ Zenaida Santiago
Notary Public

[Notarial Seal]

SCHEDULE 1

SERVICING CRITERIA TO BE ADDRESSED IN REPORT ON ASSESSMENT OF COMPLIANCE

Regulation AB reference	Servicing criteria	Responsible person(s)
General servicing considerations
1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.	CitiMortgage
1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.	CitiMortgage
1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the Pool Assets are maintained.	CitiMortgage
1122(d)(1)(iv)
A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.

CitiMortgage
Cash collection and administration
1122(d)(2)(i)
Payments on pool assets are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.

CitiMortgage
1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.	CitiMortgage Citibank, N.A., as Paying Agent
1122(d)(2)(iii)
Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.

CitiMortgage Citibank, N.A., as Paying Agent
1122(d)(2)(iv)
The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of over collateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.

CitiMortgage Citibank, N.A., as Paying Agent

Schedule 1-1

1122(d)(2)(v)
Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.

CitiMortgage Citibank, N.A., as Paying Agent
1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.	CitiMortgage Citibank, N.A., as Paying Agent
1122(d)(2)(vii)
Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.

CitiMortgage Citibank, N.A., as Paying Agent
Investor remittances and reporting
1122(d)(3)(i)
Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of Pool Assets serviced by the Servicer.

CitiMortgage
1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.	CitiMortgage Citibank, N.A., as Paying Agent
1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the Servicer’s investor records, or such other number of days specified in the transaction agreements.	CitiMortgage Citibank, N.A., as Paying Agent
1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.	CitiMortgage Citibank, N.A., as Paying Agent

Schedule 1-2

Pool asset administration
1122(d)(4)(i)	Collateral or security on pool assets is maintained as required by the transaction agreements or related pool asset documents.	CitiMortgage Citibank, N.A., as Custodian
1122(d)(4)(ii)	Pool assets and related documents are safeguarded as required by the transaction agreements	Citibank, N.A., as Custodian
1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.	CitiMortgage
1122(d)(4)(iv)
Payments on pool assets, including any payoffs, made in accordance with the related pool asset documents are posted to the Servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related pool asset documents.

CitiMortgage
1122(d)(4)(v)	The Servicer’s records regarding the pool assets agree with the Servicer’s records with respect to an obligor’s unpaid principal balance.	CitiMortgage
1122(d)(4)(vi)
Changes with respect to the terms or status of an obligor's pool assets (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.

CitiMortgage
1122(d)(4)(vii)
Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.

CitiMortgage
1122(d)(4)(viii)
Records documenting collection efforts are maintained during the period a pool asset is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent pool assets including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).

CitiMortgage
1122(d)(4)(ix)	Adjustments to interest rates or rates of return for pool assets with variable rates are computed based on the related pool asset documents.	CitiMortgage

Schedule 1-3

1122(d)(4)(x)
Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s pool asset documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable pool asset documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related pool assets, or such other number of days specified in the transaction agreements.

CitiMortgage
1122(d)(4)(xi)
Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.

CitiMortgage
1122(d)(4)(xii)
Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the Servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.

CitiMortgage
1122(d)(4)(xiii)
Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the servicer, or such other number of days specified in the transaction agreements.

CitiMortgage
1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.	CitiMortgage
1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.	CitiMortgage Citibank, N.A., as Paying Agent

Schedule 1-4

APPENDIX 1

TRANSFEREE’S AFFIDAVIT

Transferee’s Affidavit
Affidavit Pursuant to Section
860e(E)(4) of the Internal
Revenue Code of 1986, As Amended

STATE OF       )
                          ):
COUNTY OF   )

[___________], being first duly sworn, deposes and says:
1. That he is [______________] of [_____________] (the “Investor”), a [state type of entity] duly organized and existing under the laws of the [State of ____________] [United States], on behalf of which he makes this affidavit.

2. That the Investor’s Taxpayer Identification Number is [______________].

3. That the Investor is not a “disqualified organization” within the meaning of Section 860E(e)(5) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”) or an ERISA Prohibited holder, and will not be a “disqualified organization” or an ERISA Prohibited holder as of [______, _______], and that the Investor is not acquiring a CMALT (CitiMortgage Alternative Loan Trust), Series 200[   ]-A[  ] REMIC Pass-Through Certificates, class [PR][LR][R] certificates (the “residual certificates”) for the account of, or as agent (including a broker, nominee or other middleman) for, any person or entity from which it has not received an affidavit substantially in the form of this affidavit. For these purposes, a “disqualified organization” means the United States, any state or political subdivision thereof, any foreign governments any international organization, any agency or instrumentality of any of the foregoing (other than an instrumentality if all of its activities are subject to tax and a majority of its board of directors is not appointed by such governmental entity), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas described in Internal Revenue Code Section 1381(a)(2)(C), or any organization (other than a farmers’ cooperative described in Internal Revenue Code Section 521) that is exempt from federal income tax unless such organization is subject to the tax on unrelated business income imposed by Internal Revenue Code Section 511. For these purposes, an “ERISA Prohibited holder” means an employee benefit plan the investment of which is regulated under Section 406 of the Employee Retirement Income Security Act of 1974, as amended, or Internal Revenue Code Section 4975 or a governmental plan, as defined in Section 3(32) of ERISA, subject to any federal, state or local law which is, to a material extent, similar to the foregoing provisions of ERISA or the Internal Revenue Code (collectively, a “Plan”) or a person investing the assets of a Plan.

4. That the Investor historically has paid its debts as they have come due and intends to pay its debts as they come due in the future and the Investor intends to pay taxes associated with holding the residual certificates as they become due.

5. That the Investor will not cause the income with respect to the residual certificates to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of the Investor or any other person.

6. That the Investor understands that it may incur tax liabilities with respect to the residual certificates in excess of cash flows generated by the residual certificates.

7. That the Investor will not transfer the residual certificates to any person or entity as to which the Investor has actual knowledge that the requirements set forth in paragraphs 3, 4, 5 or 8 are not satisfied or that the Investor has reason to know does not satisfy the requirements set forth in paragraph 4.

Appendix 1 page 1

8. That the Investor (i) is not a Non-U.S. person or (ii) is a Non-U.S. person that holds the residual certificates in connection with the conduct of a trade or business within the United States and has furnished the transferor and the Trustee with an effective Internal Revenue Service Form W-8ECI or (iii) is a Non-U.S. person that has delivered to both the transferor and the Trustee an opinion of a nationally recognized tax counsel to the effect that the transfer of the residual certificates to it is in accordance with the requirements of the Internal Revenue Code and the regulations promulgated thereunder and that such transfer of the residual certificates will not be disregarded for federal income tax purposes. “Non-U.S. person” will mean an individual, corporation, partnership or other person other than a “U.S. person.” “U.S. person” will mean a citizen or resident of the United States, a corporation, partnership (except to the extent provided in applicable Treasury regulations) or other entity created or organized in or under the laws of the United States or any political subdivision thereof, an estate that is subject to U.S. federal income tax regardless of the source of its income or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to be treated as U.S. persons).

9. That the Investor agrees to such amendments of the Pooling and Servicing Agreement dated as of [__________] 1, 200[   ] between Citicorp Mortgage Securities, Inc., CitiMortgage, Inc., and [Trustee] [and Paying Agent] (the “Pooling and Servicing Agreement”) as may be required to further effectuate the restrictions on transfer of the residual certificates to such a “disqualified organization,” an agent thereof, an “ERISA Prohibited holder” or a person that does not satisfy the requirements of paragraphs 4, 5, 6 and 8.

10. That the Investor consents to the irrevocable designation of CMSI as its agent to act as “tax matters person” of the REMIC pursuant to the Pooling and Servicing Agreement, and if such designation is not permitted by the Internal Revenue Code and applicable law, to act as tax matters person if requested to do so.

11. Check one of the following:
[_] The Investor has computed any consideration paid to it to acquire the residual certificates in accordance U.S. Treasury Regulations Sections 1.860E-1(c)(7) by computing present values using a discount rate equal to the short-term Federal rate prescribed by Section 1274(d) of the Code, compounded based on the period selected by the Investor.
[_] The transfer of the residual certificates complies with U.S. Treasury Regulations Section 1.860E-1(c)(5) and, accordingly,
(i) the Investor is an “eligible corporation,” as defined in U.S. Treasury Regulations Section 1.860E-1(c)(6)(i), as to which income from the residual certificates will only be taxed in the United States;
(ii) at the time of the transfer, and at the close of the Investor's two fiscal years preceding the year of the transfer, the Investor had gross assets for financial reporting purposes (excluding any obligation of a person related to the Investor within the meaning of U.S. Treasury Regulations Section 1.860E-1(c)(6)(ii),) in excess of $100 million and net assets in excess of $10 million;
(iii) the Investor will transfer the residual certificates only to another “eligible corporation,” as defined in U.S. Treasury Regulations Section 1.860E-1(c)(6)(i), in a transaction that satisfies the requirements of Sections 1.860E-1(c)(4)(i), (ii) and (iii) and 1.860E-1(c)(5); and
(iv) the Investor determined the consideration paid to it to acquire the residual certificates based on reasonable market assumptions (including, but not limited to, borrowing and investment rates, prepayment and loss assumptions, expense and reinvestment assumptions, tax rates and other factors specific to the Investor) that it has determined in good faith.
[_] None of the above.

Appendix 1 page 2

IN WITNESS WHEREOF, the Investor has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its [________] this ____ day of 200__.

__________________

By:_______________
Name:
Title:

STATE OF       )
                          ):
COUNTY OF   )

Personally appeared before me the above-named [___________], known or proved to me to be the same person who executed the foregoing instrument and to be the [___________] of the Investor, and acknowledged to me that he executed the same as his free act and deed and the free act and deed of the Investor.
Subscribed and sworn to before me this ___ day of ________ 200__.

Appendix 1 page 3

EXHIBIT A-1
FORM OF OFFERED CERTIFICATES

CMALT (CitiMortgage Alternative Loan Trust), Series 2007-A2
REMIC Pass-Through Certificates
Certificate

representing an ownership interest in a trust fund consisting primarily of mortgage loans acquired by

CITICORP MORTGAGE SECURITIES, INC.

certificate no. 1

distribution days: 25th of each month or next business day

first distribution day: March 26, 2007

last scheduled distribution date: February 25, [2022][2037]

Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”) to Citicorp Mortgage Securities, Inc. or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of DTC (and any payment is made to Cede & Co. or such other entity as is requested by an authorized representative of DTC), any transfer, pledge, or other use hereof for value or otherwise by or to any person is wrongful inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

Neither this certificate nor the underlying mortgage loans are insured or guaranteed by the United States government, the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality. This certificate does not represent an interest in or obligation of Citicorp Mortgage Securities, Inc., CitiMortgage, Inc., any affiliate thereof, or their ultimate parent, Citigroup Inc.

THIS CERTIFIES THAT, for value received, Cede & Co. is the registered holder of the number of single certificates (each representing $1,000.00 initial principal balance or, if indicated, initial notional balance) of the class of certificates listed below.

class	initial principal (or, if indicated, initial notional) balance	certificate rate	number of single certificates	CUSIP	ISIN
[class]	$[number]	[rate]	[number]	[CUSIP]	[ISIN]

A-1-1

This certificate represents an undivided beneficial ownership interest in the Trust Fund created pursuant to the Pooling and Servicing Agreement dated as of February 1, 2007 (the “Pooling Agreement”) between Citicorp Mortgage Securities, Inc., as Depositor, CitiMortgage, Inc., as Servicer and Master Servicer, U.S. Bank National Association, as Trustee, and Citibank, N.A. as Paying Agent, Certificate Registrar and Authentication Agent. Terms used in this certificate that are defined in the Pooling Agreement have the meanings assigned to them in the Pooling Agreement.

This certificate is one of a duly authorized issue of certificates designated as CMALT (CitiMortgage Alternative Loan Trust), Series 2007-A2 REMIC Pass-Through Certificates, consisting of twenty senior classes, six subordinated classes and three classes of residual certificates.

The class of securities represented by this certificate is a “regular interest” in a real estate mortgage investment conduit (“REMIC”) within the meaning of Section 860G(a)(1) of the Internal Revenue Code of 1986, as amended [and certain other property].

Certificates governed by Pooling Agreement

The certificates are issued pursuant to the Pooling Agreement, which states the rights, limitations (including restrictions on transfer), duties and immunities of CMSI, the Trustee and the holders of the certificates, specifies how amounts of interest and principal distributable on the classes of certificates are calculated and when such amounts are payable, sets forth the relative priorities of the classes of certificates to payments and to allocation of losses, and sets forth the terms upon which the certificates are to be authenticated and delivered, and other matters relevant to an investment in certificates. Holders may obtain a copy of the Pooling Agreement (without exhibits) from the Trustee.

Optional early termination

This certificate may receive a final distribution of all amounts owing in respect of the class represented by this certificate before its last scheduled distribution day if CMSI (or its assignee) exercises its right under the Pooling Agreement to repurchase all of the mortgage loans in the Trust Fund. This right cannot be exercised until the aggregate scheduled principal balance of such mortgage loans is less than 10% of the aggregate scheduled principal balance of the mortgage loans as of the cut-off date.

Governing law

This certificate and the Pooling Agreement are governed by the laws of the State of New York.

A-1-2

Authentication required

Unless this certificate has been executed by the Trustee or a duly authorized Authenticating Agent by manual signature, this certificate shall not be entitled to any benefit under the Pooling Agreement or be valid for any purpose.

A-1-3

IN WITNESS WHEREOF, Citicorp Mortgage Securities, Inc. has caused this certificate to be duly executed.

CITICORP MORTGAGE SECURITIES, INC.

By:_______________________________
Daniel P. Hoffman
President

A-1-4

This is one of the certificates referred to in the Pooling Agreement referred to above.

U.S. BANK NATIONAL ASSOCIATION,
as Trustee

By:_______________________________
Authorized Signatory

or

CITIBANK, N.A.,
as Authenticating Agent for the Trustee,

By:_______________________________
Authorized Signatory

Date: February 27, 2007

A-1-5

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common
TEN ENT - as tenants by the entireties
JT TEN - as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT - _______________ Custodian ____________________
(Cust)    (Minor)
Under Uniform Gifts to Minors Act ___________________________________
(State)

Additional abbreviations may also be used though not in the above list.
______________________________________________________________________________

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER
OF ASSIGNEE

________________________________________________________________
________________________________________________________________
(Please print or typewrite name and address, including zip code, of assignee)

________________________________________________________________
the within certificate, and all rights thereunder, hereby irrevocably constituting and appointing

________________________________________________________________
attorney to transfer said certificate on the books of the Certificate Registrar with full power of substitution in the premises.

Dated: ________________ __________________________

Signature Guaranteed by:_________________________________________

NOTICE: the signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatever, and must be guaranteed by a member of a Signature Guarantee Medallion Program.

A-1-6

EXHIBIT A-2
FORM OF CLASS A-IO CERTIFICATES

CMALT (CitiMortgage Alternative Loan Trust), Series 2007-A2
REMIC Pass-Through Certificates
Senior Class [IA-IO][IIA-IO] Certificate, Variable Certificate Rate

representing an ownership interest in a trust fund consisting primarily of mortgage loans acquired by

CITICORP MORTGAGE SECURITIES, INC.

certificate no. 1	CUSIP [ ]

$[ ] initial notional balance	[ ] Single Certificates
distribution days: 25th of each month or next business day

first distribution day: March 26, 2007

last scheduled distribution day: February 25, [2022][2037]

This certificate is an interest only certificate and is not entitled to distributions of principal.

The notional balance of this certificate is subject to reduction from time to time. Accordingly, the outstanding notional balance of this certificate at any time may be less than its initial notional balance.

Neither this certificate nor the underlying mortgage loans are insured or guaranteed by the United States government, the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality. This certificate does not represent an interest in or obligation of Citicorp Mortgage Securities, Inc., CitiMortgage, Inc., any affiliate thereof, or their ultimate parent, Citigroup Inc.

THIS CERTIFIES THAT, for value received, CitiMortgage, Inc. is the registered holder of the number of single certificates (each representing $1,000.00 initial notional balance) set forth above. Each certificate represents an undivided beneficial ownership interest in the Trust Fund created pursuant to the Pooling and Servicing Agreement dated as of February 1, 2007 (the “Pooling Agreement”) between Citicorp Mortgage Securities, Inc., as Depositor, CitiMortgage, Inc., as Servicer and Master Servicer, U.S. Bank National Association, as Trustee, and Citibank, N.A. as Paying Agent, Certificate Registrar and Authentication Agent. Terms used in this certificate that are defined in the Pooling Agreement have the meanings assigned to them in the Pooling Agreement.

A-2-1

This certificate is one of a duly authorized issue of certificates designated as CMALT (CitiMortgage Alternative Loan Trust), Series 2007-A2 REMIC Pass-Through Certificates, consisting of twenty senior classes, six subordinated classes and three classes of residual certificates.

The class of securities represented by this certificate is a “regular interest” in a real estate mortgage investment conduit (“REMIC”) within the meaning of Section 860G(a)(1) of the Internal Revenue Code of 1986, as amended.

Certificates governed by Pooling Agreement

The certificates are issued pursuant to the Pooling Agreement, which states the rights, limitations (including restrictions on transfer), duties and immunities of CMSI, the Trustee and the holders of the certificates, specifies how amounts of interest and principal distributable on the classes of certificates are calculated and when such amounts are payable, sets forth the relative priorities of the classes of certificates to payments and to allocation of losses, and sets forth the terms upon which the certificates are to be authenticated and delivered, and other matters relevant to an investment in certificates. Holders may obtain a copy of the Pooling Agreement (without exhibits) from the Trustee.

Optional early termination

This certificate may receive a final distribution of all amounts owing in respect of the class represented by this certificate before its last scheduled distribution day if CMSI (or its assignee) exercises its right under the Pooling Agreement to repurchase all of the mortgage loans in the Trust Fund. This right cannot be exercised until the aggregate scheduled principal balance of such mortgage loans is less than 10% of the aggregate scheduled principal balance of the mortgage loans as of the cut-off date.

Governing law

This certificate and the Pooling Agreement are governed by the laws of the State of New York.

A-2-2

Authentication required

Unless this certificate has been executed by the Trustee or a duly authorized Authenticating Agent by manual signature, this certificate shall not be entitled to any benefit under the Pooling Agreement or be valid for any purpose.

A-2-3

IN WITNESS WHEREOF, Citicorp Mortgage Securities, Inc. has caused this certificate to be duly executed.

CITICORP MORTGAGE SECURITIES, INC.

By:_______________________________
Daniel P. Hoffman
President

A-2-4

This is one of the certificates referred to in the Pooling Agreement referred to above.

U.S. BANK NATIONAL ASSOCIATION,
as Trustee

By:_______________________________
Authorized Signatory

or

CITIBANK, N.A.,
as Authenticating Agent for the Trustee,

By:_______________________________
Authorized Signatory

Date: February 27, 2007

A-2-5

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common
TEN ENT - as tenants by the entireties
JT TEN - as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT - _______________ Custodian ____________________
(Cust)    (Minor)
Under Uniform Gifts to Minors Act ___________________________________
(State)

Additional abbreviations may also be used though not in the above list.
________________________________________________________________________

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER
OF ASSIGNEE
________________________________________________________________
________________________________________________________________
(Please print or typewrite name and address, including zip code, of assignee)

________________________________________________________________
the within certificate, and all rights thereunder, hereby irrevocably constituting and appointing

________________________________________________________________
attorney to transfer said certificate on the books of the Certificate Registrar with full power of substitution in the premises.

Dated: ________________ __________________________

Signature Guaranteed by:_________________________________________

NOTICE: the signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatever, and must be guaranteed by a member of a Signature Guarantee Medallion Program.
A-2-6

EXHIBIT A-3
FORM OF CLASS B-4, B-5 AND B-6 CERTIFICATES

CMALT (CitiMortgage Alternative Loan Trust), Series 2007-A2
REMIC Pass-Through Certificates
Subordinated Class B-[4][5][6] Certificate, Blended Certificate Rate

representing an ownership interest in a trust fund consisting primarily of mortgage loans acquired by

CITICORP MORTGAGE SECURITIES, INC.

certificate no. 1	CUSIP [ ]
ISIN [ ]
$[ ] initial principal balance	$[ ] Single Certificates
distribution days: 25th of each month or next business day

first distribution day: March 26, 2007

last scheduled distribution day: February 25, 2037

This class B-[4][5][6] certificate is subordinated in right of payments to the class A, B-1, B-2[,][and] B-3[,] [and] [B-4] [and B-5] certificates, as described in the Pooling Agreement referred to below.

Principal is paid on this certificate in accordance with the terms of the Pooling Agreement. Accordingly, at any time the outstanding principal balance of this certificate may be less than its initial principal balance.

This certificate has not been registered under the Securities Act of 1933, as amended, and may not be sold, or offered for sale, transferred or otherwise disposed of unless such sale, transfer or other disposition is made pursuant to an effective registration statement under such act and any applicable blue sky law or unless an exemption under such act and any applicable blue sky law is available.

A-3-1

This certificate may not be purchased by or transferred to any person that is an employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) or Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”) or any Governmental Plan, as defined in Section 3(32) of ERISA, subject to any federal, state or local law which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (collectively, a “Plan”) or any person investing the assets of a Plan except as provided in section 5.2 of the Pooling Agreement.

Neither this certificate nor the underlying mortgage loans are insured or guaranteed by the United States government, the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality. This certificate does not represent an interest in or obligation of Citicorp Mortgage Securities, Inc., CitiMortgage, Inc., any affiliate thereof, or their ultimate parent, Citigroup Inc.

THIS CERTIFIES THAT, for value received, Credit Suisse Securities (USA) LLC is the registered holder of the number of single certificates (each representing $1,000.00 initial principal balance) set forth above. Each certificate represents an undivided beneficial ownership interest in the Trust Fund created pursuant to the Pooling and Servicing Agreement dated as of February 1, 2007 (the “Pooling Agreement”) between Citicorp Mortgage Securities, Inc., as Depositor, CitiMortgage, Inc., as Servicer and Master Servicer, U.S. Bank National Association, as Trustee, and Citibank, N.A. as Paying Agent, Certificate Registrar and Authentication Agent. Terms used in this certificate that are defined in the Pooling Agreement have the meanings assigned to them in the Pooling Agreement.

This certificate is one of a duly authorized issue of certificates designated as CMALT (CitiMortgage Alternative Loan Trust), Series 2007-A2 REMIC Pass-Through Certificates, consisting of twenty senior classes, six subordinated classes and three classes of residual certificates.

The class of securities represented by this certificate is a “regular interest” in a real estate mortgage investment conduit (“REMIC”) within the meaning of Section 860G(a)(1) of the Internal Revenue Code of 1986, as amended.

Certificates governed by Pooling Agreement

The certificates are issued pursuant to the Pooling Agreement, which states the rights, limitations (including restrictions on transfer), duties and immunities of CMSI, the Trustee and the holders of the certificates, specifies how amounts of interest and principal distributable on the classes of certificates are calculated and when such amounts are payable, sets forth the relative priorities of the classes of certificates to payments and to allocation of losses, and sets forth the terms upon which the certificates are to be authenticated and delivered, and other matters relevant to an investment in certificates. Holders may obtain a copy of the Pooling Agreement (without exhibits) from the Trustee.

A-3-2

Optional early termination

This certificate may receive a final distribution of all amounts owing in respect of the class represented by this certificate before its last scheduled distribution day if CMSI (or its assignee) exercises its right under the Pooling Agreement to repurchase all of the mortgage loans in the Trust Fund. This right cannot be exercised until the aggregate scheduled principal balance of such mortgage loans is less than 10% of the aggregate scheduled principal balance of the mortgage loans as of the cut-off date.

Governing law

This certificate and the Pooling Agreement are governed by the laws of the State of New York.

Authentication required

Unless this certificate has been executed by the Trustee or a duly authorized Authenticating Agent by manual signature, this certificate shall not be entitled to any benefit under the Pooling Agreement or be valid for any purpose.

A-3-3

IN WITNESS WHEREOF, Citicorp Mortgage Securities, Inc. has caused this certificate to be duly executed.

CITICORP MORTGAGE SECURITIES, INC.

By:_______________________________
Daniel P. Hoffman
President

A-3-4

This is one of the certificates referred to in the Pooling Agreement referred to above.

U.S. BANK NATIONAL ASSOCIATION,
as Trustee

By:_______________________________
Authorized Signatory

or

CITIBANK, N.A.,
as Authenticating Agent for the Trustee,

By:_______________________________
Authorized Signatory

Date: February 27, 2007

A-3-5

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common
TEN ENT - as tenants by the entireties
JT TEN - as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT - _______________ Custodian ____________________
(Cust)    (Minor)
Under Uniform Gifts to Minors Act ___________________________________
(State)

Additional abbreviations may also be used though not in the above list.
________________________________________________________________________

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER
OF ASSIGNEE

________________________________________________________________
________________________________________________________________
(Please print or typewrite name and address, including zip code, of assignee)

________________________________________________________________
the within certificate, and all rights thereunder, hereby irrevocably constituting and appointing

________________________________________________________________
attorney to transfer said certificate on the books of the Certificate Registrar with full power of substitution in the premises.

Dated: ________________ __________________________

Signature Guaranteed by:_________________________________________

NOTICE: the signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatever, and must be guaranteed by a member of a Signature Guarantee Medallion Program.

A-3-6

EXHIBIT A-4
FORM OF RESIDUAL CLASS CERTIFICATES

CMALT (CitiMortgage Alternative Loan Trust), Series 2007-A2
REMIC Pass-Through Certificates
Residual Class [PR][LR][R] Certificate

representing an ownership interest in a trust fund consisting primarily of mortgage loans acquired by

CITICORP MORTGAGE SECURITIES, INC.

certificate no. 1	100% percentage interest

This certificate has not been registered under the Securities Act of 1933, as amended, and may not be sold, or offered for sale, transferred or otherwise disposed of unless such sale, transfer or other disposition is made pursuant to an effective registration statement under such act and any applicable blue sky law or unless an exemption under such act and any applicable blue sky law is available.

This certificate may not be purchased by or transferred to any person that is an employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) or Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”) or any Governmental Plan, as defined in Section 3(32) of ERISA, subject to any federal, state or local law which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (collectively, a “Plan”) or any person investing the assets of a Plan except as provided in section 5.2 of the Pooling Agreement referred to below.

Transfer of this certificate is restricted as set forth in section 5.2 of the Pooling Agreement. As a condition of ownership of this certificate, a transferee must furnish an affidavit to the transferor and the Trustee that (a) it is not a “disqualified organization,” as defined in Section 860e(e)(5) of the Code, (b) it is not acquiring this certificate as an agent (including a broker, nominee or other middleman) on behalf of a disqualified organization, (c) it understands that it may incur tax liabilities in excess of cash flows generated by the residual interest and it intends to pay taxes associated with holding the residual interest as they become due, (d) it historically has paid its debts as they have come due and intends to pay its debts as they come due in the future, (e) it will not cause the income with respect to this certificate to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of it or any other person, and (f) it is not a “Non-permitted Foreign holder,” as defined in section 5.2 of the Pooling Agreement. By accepting this certificate, a transferee will be subject to such restrictions on transferability, and will have consented to any amendments to the Pooling Agreement that are required to ensure that this certificate is not transferred to a disqualified organization or its agent, or to a Non-permitted Foreign holder. To satisfy a regulatory safe harbor against the disregard of such transfer, the transferor may be required to conduct a reasonable

A-4-1

investigation of the financial condition of the transferee and either transfer this certificate at a specified minimum price or transfer this certificate to an eligible transferee.

Neither this certificate nor the underlying mortgage loans are insured or guaranteed by the United States government, the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality. This certificate does not represent an interest in or obligation of Citicorp Mortgage Securities, Inc., CitiMortgage, Inc., any affiliate thereof, or their ultimate parent, Citigroup Inc.

THIS CERTIFIES THAT, for value received, [CitiMortgage, Inc.][Citicorp Mortgage Securities, Inc.] is the registered holder of the percentage interest set forth above, representing an ownership interest in the Trust Fund created pursuant to the Pooling and Servicing Agreement dated as of February 1, 2007 (the “Pooling Agreement”) between Citicorp Mortgage Securities, Inc., as Depositor, CitiMortgage, Inc., as Servicer and Master Servicer, U.S. Bank National Association, as Trustee, and Citibank, N.A. as Paying Agent, Certificate Agent and Authentication Agent. Terms used in this certificate that are defined in the Pooling Agreement have the meanings assigned to them in the Pooling Agreement.

This certificate is one of a duly authorized issue of certificates designated as CMALT (CitiMortgage Alternative Loan Trust), Series 2007-A2 REMIC Pass-Through Certificates, consisting of twenty senior classes, six subordinated classes and three classes of residual certificates.

Certificates governed by Pooling Agreement

The certificates are issued pursuant to the Pooling Agreement, which states the rights, limitations (including restrictions on transfer), duties and immunities of CMSI, the Trustee and the holders of the certificates, specifies how amounts of interest and principal distributable on the classes of certificates are calculated and when such amounts are payable, sets forth the relative priorities of the classes of certificates to payments and to allocation of losses, and sets forth the terms upon which the certificates are to be authenticated and delivered, and other matters relevant to an investment in certificates. Holders may obtain a copy of the Pooling Agreement (without exhibits) from the Trustee.

U.S. federal income tax information

Elections will be made to treat three segregated asset pools within the Trust Fund as real estate mortgage investment conduits (each, a “REMIC,” or in the alternative, the “upper-tier REMIC,” the “lower-tier REMIC,” and the “pooling REMIC,” respectively). This class [PR][LR][R] certificate represents the “residual interest” in the [pooling][lower-tier][upper-tier] REMIC within the meaning of Code Section 860G(a)(2). As a condition of ownership of this certificate, the holder hereof agrees that it will not take or cause to be taken any action that would adversely affect the status of any of the three segregated asset pools comprising the Trust Fund as a REMIC.

A-4-2

The holder further agrees to the designation of the Servicer as its agent to act as “tax matters person” for purposes of Subchapter C of Chapter 63 of Subtitle F of the Code or, if requested by the Servicer, to act as tax matters person.

Governing law

This certificate and the Pooling Agreement are governed by the laws of the State of New York.

Authentication required

Unless this certificate has been executed by the Trustee or a duly authorized Authenticating Agent by manual signature, this certificate shall not be entitled to any benefit under the Pooling Agreement or be valid for any purpose.

A-4-3

IN WITNESS WHEREOF, Citicorp Mortgage Securities, Inc. has caused this certificate to be duly executed.

CITICORP MORTGAGE SECURITIES, INC.

By:_______________________________
Daniel P. Hoffman
President

A-4-4

This is one of the certificates referred to in the Pooling Agreement referred to above.

U.S. BANK NATIONAL ASSOCIATION,
as Trustee

By:_______________________________
Authorized Signatory

or

CITIBANK, N.A.,
as Authenticating Agent for the Trustee,

By:_______________________________
Authorized Signatory

Date: February 27, 2007

A-4-5

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common
TEN ENT - as tenants by the entireties
JT TEN - as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT - _______________ Custodian ____________________
(Cust)    (Minor)
Under Uniform Gifts to Minors Act ___________________________________
(State)

Additional abbreviations may also be used though not in the above list.
______________________________________________________________________________

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER
OF ASSIGNEE

________________________________________________________________
________________________________________________________________
(Please print or typewrite name and address, including zip code, of assignee)

________________________________________________________________
the within certificate, and all rights thereunder, hereby irrevocably constituting and appointing

________________________________________________________________
attorney to transfer said certificate on the books of the Certificate Registrar with full power of substitution in the premises.

Dated: ________________ __________________________

Signature Guaranteed by:_________________________________________

NOTICE: the signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatever, and must be guaranteed by a member of a Signature Guarantee Medallion Program.

A-4-6

EXHIBIT B-1

MORTGAGE LOAN SCHEDULE

DEEMED INCORPORATED

B-1

EXHIBIT B-2

MORTGAGE LOAN SCHEDULE

DEEMED INCORPORATED

B-2

EXHIBIT C

FORM OF MORTGAGE DOCUMENT CUSTODIAL AGREEMENT

MORTGAGE DOCUMENT CUSTODIAL AGREEMENT
February 1, 2007

PARTIES

•	U.S. Bank National Association, a national banking association, as trustee (the Trustee)
•	Citibank, N.A., a national banking association (Citibank)
•	Citicorp Mortgage Securities, Inc., a Delaware corporation (CMSI)
•	CitiMortgage, Inc., as Servicer and Master Servicer (CitiMortgage)

BACKGROUND

The Trustee, CMSI, CitiMortgage and Citibank are entering into a Pooling and Servicing Agreement dated February 1, 2007 relating to CMALT (CitiMortgage Alternative Loan Trust), Series 2007-A2 REMIC Pass-Through Certificates (the Pooling Agreement). Unless otherwise stated, terms defined in the Pooling Agreement are used in this agreement with the same meaning.
Pursuant to the Pooling Agreement,
•	CMSI will sell to the Trustee, without recourse, the mortgage loans identified in exhibit B to the Pooling Agreement, and
•	Citibank has been designated as Mortgage Document Custodian and Mortgage Note Custodian.

AGREEMENT

1 Appointment as Custodian; Acknowledgment of Receipt
(a) Citibank will serve as Mortgage Document Custodian and Mortgage Note Custodian (collectively, Custodian) under the Pooling Agreement. Citibank certifies to the Trustee that Citibank is qualified to serve as Mortgage Document Custodian and Mortgage Note Custodian under the Pooling Agreement. Citibank will act as Custodian solely for the benefit of the Trustee and the certificate holders.
(b) CMSI has delivered to Citibank, as Custodian, the Mortgage Files, including the Mortgage Notes referred to in section 2.1 of the Pooling Agreement. Citibank acknowledges receipt of the Pooling Agreement and the Mortgage Files.
From time to time, CitiMortgage will forward to Citibank additional documents evidencing an assumption or modification of a mortgage loan, and Citibank will hold such documents in the related Mortgage File in accordance with this agreement and the Pooling Agreement.
(c) CitiMortgage will pay the reasonable custodial fees and expenses of Citibank or its successor, including the Trustee if the Trustee holds any Mortgage Files directly as Custodian.
(d) Upon CitiMortgage’s receipt of notice from Citibank or the Trustee that Citibank has breached this agreement or the Pooling Agreement, CitiMortgage will cause Citibank to comply with this agreement and the Pooling Agreement.

MORTGAGE DOCUMENT CUSTODIAL AGREEMENT
February 1, 2007

2 Maintenance of office
Citibank will maintain the Mortgage Files, at the office of Citibank located at Citibank, N.A., 5280 Corporate Drive, M/C 0005, Frederick, Md. 21703, or at such other office of Citibank as it designates by 30 days' prior written notice to the Trustee and CMSI.

3 Duties of Custodian
As Custodian, Citibank will have all of the rights and obligations of the Mortgage Document Custodian and Mortgage Note Custodian set forth in the Pooling Agreement, including but not limited to the following:
(a) Safekeeping. Citibank will
•	identify each Mortgage File by loan number, address of mortgaged property, and name of Mortgagor,
•	maintain the Mortgage Files in secure and fire resistant facilities in accordance with customary standards for such custody,
•	identify the Mortgage Files as being held and to hold the Mortgage Files for and on behalf of the Trustee for the benefit of all present and future certificate holders,
•	maintain accurate records pertaining to Mortgages in the Mortgage Files as will enable the Trustee to comply with the terms and conditions of the Pooling Agreement, and
•
maintain at all times a current inventory and conduct periodic physical inspections of the Mortgage Files in such a manner as will enable the Trustee and CitiMortgage to verify the accuracy of Citibank’s record-keeping, inventory and physical possession.

Citibank will promptly report to the Trustee and CitiMortgage any failure on its part to hold the Mortgage Files as herein provided and will promptly take appropriate action to remedy any such failure.
(b) Release of Files. Citibank is authorized, upon receipt of a direction from the Trustee pursuant to section 3.13, “Release of Mortgage Files,” of the Pooling Agreement, to release to CitiMortgage or its designee, as directed, the Mortgage File or the documents set forth in such direction. All documents so released will be held by the recipient in trust for the benefit of the Trustee in accordance with the Pooling Agreement. Such Mortgage Files will be returned to Citibank when the need therefor in connection with foreclosure or servicing no longer exists, unless the mortgage loan is liquidated or paid in full. Citibank is also authorized to release any Mortgage or Mortgage Note to CMSI after purchase by CMSI of the related mortgage loan or the property securing such mortgage loan, all as provided in, and subject to the provisions of, the Pooling Agreement.

MORTGAGE DOCUMENT CUSTODIAL AGREEMENT
February 1, 2007

(c) Review of Mortgage Files; Administration; Reports. Citibank will attend to all non-discretionary details in connection with maintaining custody of the Mortgage Files, including reviewing each Mortgage File within 90 days after issuance of the certificates, ascertaining that all documents required to be delivered pursuant to section 2.1, “Transfer of mortgage loans,” of the Pooling Agreement have been executed, received and recorded, if applicable, and, in connection therewith, delivering, in electronic form, such reports and certifications to the Trustee and CMSI as are required by the Pooling Agreement. If in the course of such review, or if at any time during the term of this agreement, Citibank determines that a document or documents constituting part of a Mortgage File is defective or missing, it will promptly so notify, in electronic form, the Trustee and CitiMortgage in accordance with the provisions of section 2.3, “Repurchase or substitution of mortgage loans,” of the Pooling Agreement, and will, within 30 days thereafter, provide the Trustee with an updated report certifying as to the completeness of the Mortgage File, with any applicable exceptions noted thereon. Citibank will assist the Trustee and CitiMortgage generally in the preparation of reports (including by providing information reasonably requested as necessary to such preparation) to certificate holders or to regulatory bodies to the extent necessitated by Citibank's custody of the Mortgage Files.
(d) Successor trustees. Citibank will, in accordance with section 8.8. “Successor trustee,” of the Pooling Agreement, amend this agreement to make a successor Trustee the successor to the predecessor Trustee under this agreement.

4 Access to Records
Subject to section 3(b), upon not less than three days’ notice, Citibank will permit the Trustee, CitiMortgage or any Subservicer appointed by CitiMortgage or their duly authorized representatives, attorneys or auditors to inspect the Mortgage Files and the books and records maintained by Citibank pursuant hereto at such times as the Trustee, CitiMortgage or any Subservicer may reasonably request, subject only to compliance by the Trustee, CitiMortgage or any Subservicer with the security procedures of Citibank applied by Citibank to its own employees having access to these and similar records.

5 Instructions; Authority to Act
Citibank will be deemed to have received proper instructions with respect to the Mortgage Files upon its receipt of written instructions signed by a Responsible Officer of the Trustee or a Servicing Officer of the Servicer. A certified copy of a resolution of the Board of Directors of the Trustee may be accepted by Citibank as conclusive evidence of the authority of any such officer to act and may be considered as in full force and effect until receipt of written notice to the contrary by Citibank from the Trustee, CitiMortgage or any Subservicer. Such instructions may be general or specific in terms. Citibank may rely upon and will be protected in acting in good faith upon any such written instructions received by it and which it reasonably believes to be genuine and duly authorized with respect to all matters pertaining to this agreement and its duties hereunder.

MORTGAGE DOCUMENT CUSTODIAL AGREEMENT
February 1, 2007

6 Indemnification
(a) Citibank will indemnify the Trustee for any and all liabilities, obligations, losses, damages, payments, costs or expenses of any kind whatsoever which may be imposed on, incurred or asserted against the Trustee as the result of any act or omission in any way relating to the maintenance and custody by Citibank of the Mortgage Files; provided, however, that Citibank will not be liable for any portion of any such amount resulting from the gross negligence or willful misconduct of the Trustee.
(b) CitiMortgage will indemnify Citibank and hold it harmless against any loss, liability or expense incurred without gross negligence or bad faith on Citibank’s part, arising out of or in connection with the acceptance or administration of the trust or trusts created under the Pooling Agreement or Citibank’s custody of the Mortgage Files, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder or under the Pooling Agreement. Such indemnification will survive the payment of the certificates and termination of the Trust Fund, as well as the resignation or removal of CitiMortgage as Servicer (if such action which caused the need for the indemnification occurred while CitiMortgage acted as Servicer), and for purposes of such indemnification neither the negligence nor bad faith of the Trustee will be imputed to, or adversely affect, the right of Citibank to indemnification.

7 Limitation of Custodian’s Liabilities and Duties
(a) Citibank will not be responsible for preparing or filing any reports or returns relating to federal, state or local income taxes with respect to this agreement, other than for Citibank’s compensation or for reimbursement of expenses.
(b) Citibank will not be responsible or liable for, and makes no representation or warranty with respect to, the validity, adequacy or perfection of any lien upon or security interest in any Mortgage File.
(c) Any other provision of this agreement to the contrary notwithstanding, Citibank will have no notice, and will not be bound by any of the terms and conditions of any other document or agreement executed or delivered in connection with, or intended to control any part of, the transactions anticipated by or referred to in this agreement unless Citibank is a signatory party to that document or agreement. Notwithstanding the foregoing sentence, Citibank will be deemed to have notice of the terms and conditions (including without limitation definitions not otherwise set forth in full in this agreement) of other documents and agreements executed or delivered in connection with, or intended to control any part of, the transactions anticipated by or referred to in this agreement, to the extent such terms and provisions are referenced, or are incorporated by reference, into this agreement only as long as the Trustee or CitiMortgage will have provided a copy of any such document or agreement to Citibank.
(d) Citibank’s rights and obligations will only be such as are expressly set forth in this agreement or the Pooling Agreement. In no event will Citibank be obligated to ascertain or take action except as expressly provided in this agreement or the Pooling Agreement.

MORTGAGE DOCUMENT CUSTODIAL AGREEMENT
February 1, 2007

(e) Nothing in this agreement will be deemed to impose on Citibank any obligation to qualify to do business in any jurisdiction, other than (i) a jurisdiction where a Mortgage File is or may be held by Citibank, and (ii) where failure to qualify could have a material adverse effect on Citibank or its property or business or on the ability of Citibank to perform it duties hereunder.
(f) Subject to section 3, under no circumstances will Citibank be obligated to verify the authenticity of any signature on any of the documents received or examined by it in connection with this agreement or the authority or capacity of any person to execute or issue such document, nor will Citibank be responsible for the value, form, substance, validity, perfection (other than by taking and continuing possession of the Mortgage Files), priority, effectiveness or enforceability of any of such documents, nor will Citibank be under a duty to inspect, review or examine the documents to determine whether they are appropriate for the represented purpose or that they have been actually recorded or that they are other than what they purport to be on their face.
(g) Citibank will have no duty to ascertain whether or not any cash amount or payment has been received by the Trustee, the CMSI or any third person.
(h) Citibank may assign its rights and obligations under this agreement , in whole or in part, to any Affiliate; however, Citibank will notify CMSI, CitiMortgage and the Trustee of any such assignment. Citibank may not assign its rights or obligations under this agreement, in whole or in part, to any other entity without the prior written consent of CMSI, CitiMortgage and the Trustee, which consent will not be unreasonably withheld. An "Affiliate" is an entity that directly or indirectly controls, is controlled by or is under common control with Citibank. Notwithstanding any such assignment, Citibank will remain liable for all of its obligations under this agreement unless the assignment has been approved by CMSI, CitiMortgage and the Trustee.
(i) Subject to section 6, “Indemnification,” neither Citibank nor any of its Affiliates, directors, officers, agents, and employees will be liable for
•	any action or omission to act hereunder except for its own or such person’s gross negligence, willful misconduct, breach of this agreement or violation of applicable law, or
•
any special, indirect, punitive or consequential damages resulting from any action taken or omitted to be taken by it or them hereunder or in connection herewith even if advised of the possibility of such damages.

(j) Citibank will not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under this Agreement or the Pooling Agreement or in the exercise of any of its rights and obligations, if, in its sole judgment, it will believe that repayment of such funds or adequate indemnity against such risk or liability is not assured to it.
(k) Citibank will not be responsible for delays or failures in performance resulting from acts beyond its control, such as acts of God, strikes, lockouts, riots, acts of war or terrorism, epidemics, nationalization, expropriation, currency restrictions, governmental regulations superimposed after the fact, fire, communication line failures, computer viruses, power failures, earthquakes or other disasters.

MORTGAGE DOCUMENT CUSTODIAL AGREEMENT
February 1, 2007

(l) Any entity into which Citibank may be merged or converted or with which it may be consolidated, or any entity resulting from any merger, conversion or consolidation to which Citibank will be a party, or any entity succeeding to the business of Citibank, will be the successor of Citibank hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

8. Advice of Counsel
Citibank may rely and act upon advice of counsel with respect to its performance as Custodian, and will not be liable for any action it reasonably takes pursuant to such advice, provided that such action is not in violation of applicable federal or state law.

9. Effective Period, Termination and Amendment, and Interpretive and Additional Provisions
This agreement may be terminated (a) by Citibank’s resignation as Custodian, or (b) by either CitiMortgage or the Trustee. In each case, such termination will be effected by notice to the other parties given no less than 60 days prior to termination. Upon notice of such termination, CitiMortgage will use its reasonable best efforts to select a successor Custodian reasonably acceptable to the Trustee upon substantially the same terms and conditions as set forth in this agreement. If no such successor Custodian has been selected by the 50th day after such notice, the Trustee may, upon prior notice to CitiMortgage, select a successor Custodian. If no successor Custodian has been selected by CitiMortgage or the Trustee by the effective date of the Citibank’s termination, the Trustee will act as successor Custodian until the Trustee and CitiMortgage agree on a successor Custodian.
At, or as soon as practicable after, the termination of this agreement, Citibank will deliver the Mortgage Files to the successor Custodian at such place as the successor Custodian reasonably designates.

10. Binding Arbitration
Any misunderstanding or dispute between Citibank and CMSI or CitiMortgage arising out of this agreement will be settled through consultation and negotiation in good faith and a spirit of mutual cooperation. However, if these attempts fail, such misunderstandings or disputes will be decided by binding arbitration conducted, upon request by either of them, in New York, New York, before a single arbitrator designated by the American Arbitration Association (the AAA), in accordance with the terms of the Commercial Arbitration Rules of the AAA, and to the maximum extent applicable, the United States Arbitration Act (Title 9 of the United States Code). Notwithstanding anything herein to the contrary, either Citibank, CMSI or CitiMortgage may proceed to a court of competent jurisdiction to obtain equitable relief at any time. An arbitrator may not award punitive damages or other damages not measured by the prevailing party’s actual damages. To the maximum extent practicable, an arbitration proceeding under this agreement will be concluded within 180 days of the filing of the dispute with the AAA. This arbitration clause will survive any termination or expiration of this agreement and if any term, covenant, condition or provision of this arbitration clause is found to be unlawful, invalid or unenforceable, the remaining parts of the arbitration clause will not be affected thereby and will remain fully enforceable.

MORTGAGE DOCUMENT CUSTODIAL AGREEMENT
February 1, 2007

11. Governing Law
This agreement will be governed by, and construed in accordance with, the laws of the State of New York.

12. Notice
Notices and other writings will be delivered or mailed, postage prepaid,
•	to the Trustee at One Federal Street, 3rd Floor, Boston, Massachusetts 02110, Attention: Corporate Trust Services,
•
to Citibank, N.A. at 5280 Corporate Drive, M/C 0005, Frederick, Maryland 21703, Attention: Loretta Badgett, with a copy to Eric K. Kawamura, Vice President & General Counsel, Citibank, N.A., One Sansome St., 19th fl., San Francisco, California 94104, tel: (415) 658-4371, fax: (415) 658-4294, and

•	to CMSI or CitiMortgage at 1000 Technology Drive, O’Fallon, Missouri 63368, Attention: Daniel P. Hoffman,
or to such other address as the Trustee, Citibank, CMSI or CitiMortgage subsequently specifies in writing to the other parties. Notices or other writings will be effective only upon receipt.

13. Binding Effect
This agreement will be binding upon and will inure to the benefit of the Trustee and Citibank and their respective successors and permitted assigns. Concurrently with the appointment of a successor trustee as provided in section 8.8 of the Pooling Agreement, the Trustee, CMSI, CitiMortgage and Citibank will amend this agreement to make the successor trustee the successor to the Trustee under this agreement.

MORTGAGE DOCUMENT CUSTODIAL AGREEMENT
February 1, 2007

SIGNATURES

U.S. BANK NATIONAL ASSOCIATION,
as Trustee under the Pooling Agreement

By:_______________________________
Name:
Title:

CITIBANK, N.A.
as Custodian

By:_______________________________
Name:
Title:

CITICORP MORTGAGE SECURITIES, INC.

By:_______________________________
Name:
Title:

CITIMORTGAGE, INC.

By:_______________________________
Name:
Title:

EXHIBIT D
FORM OF PURCHASER LETTER

[Purchaser]
[Date]
Citicorp Mortgage Securities, Inc.
1000 Technology Drive
O’Fallon, Missouri 63368

Citibank, N.A.
Agency & Trust
111 Wall Street, 15th Floor
New York, New York 10005
Attn: Securities Window

Ladies and Gentlemen:

In connection with the purchase by us of $_____________________ initial principal balance of the CMALT (CitiMortgage Alternative Loan Trust), Series 2007-A2 REMIC Pass-Through Certificates class B-[4][5][6] certificates, we confirm that:

1. We understand that the class B-[4][5][6] certificates are not being registered under the Securities Act of 1933, as amended (the "Securities Act") or any state securities or "blue sky" laws and are being transferred to us in a transaction that is exempt from the registration requirements of the Securities Act and any such laws.

2. We (check one)

[_] have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of investment in the class B-[4][5][6] certificates, we are able to bear the economic risk of investment in the class B-[4][5][6] certificates and we are an accredited investor as defined in Regulation D under the Securities Act. We have such knowledge and experience in financial and business matters, specifically in the field of mortgage related securities, as to be able to evaluate the risk of purchasing a certificate which is subordinate in right of payment, and we have direct, personal and significant experience in making investments in mortgage related securities. If we are non-institutional investors, our net worth (exclusive of our primary residence) is at least $1,000,000.

[_] are "Qualified Institutional Buyers" within the meaning of Rule 144A promulgated under the Securities Act.

3. We will acquire the class B-[4][5][6] certificates for our own account or for accounts as to which we exercise sole investment discretion and not with a view to any distribution of the class B-[4][5][6] certificates, subject, nevertheless, to the understanding that disposition of our property shall at all times be and remain within our control.

4. We agree that our class B-[4][5][6] certificates must be held indefinitely by us unless subsequently registered under the Securities Act and any applicable state securities or "blue sky" laws or unless exemptions from the registration requirements of the Securities Act and such laws are available.

D-1

5. We agree that in the event that at some future time we wish to sell, dispose of or otherwise transfer any of our class B-[4][5][6] certificates, we will not transfer any of such class B-[4][5][6] certificates unless:

(A) (1) the transfer is made to an Eligible Purchaser (as defined below), (2) a letter to substantially the same effect as this letter is executed promptly by such Eligible Purchaser or by an Eligible Dealer (as defined below) on behalf of such Eligible Purchaser and (3) all offers or solicitations in connection with the sale (if a sale), whether directly or through any agent on our behalf, are limited only to Eligible Purchasers and are not made by means of any form of general solicitation or general advertising whatsoever; or

(B) Such class B-[4][5][6] certificates are otherwise sold in a transaction that does not require registration under the Securities Act.

"Eligible Purchaser" means an Eligible Dealer or a corporation, partnership or other entity which we have reasonable grounds to believe and do believe can make representations with respect to itself to substantially the same effect as the representations set forth herein; "Eligible Dealer" means any corporation or other entity having as a principal business acting as a broker or dealer in securities.

6. We understand that each of the class B-[4][5][6] certificates will bear a legend to substantially the following effect:

This class B-[4][5][6] certificate is subordinated in right of payments to the class A, B-1, B-2 [,][and] B-3 [,][and] [B-4] [and B-5] certificates, as described in the Pooling Agreement referred to herein. This certificate has not been registered under the Securities Act of 1933, as amended, and may not be sold, or offered for sale, transferred or otherwise disposed of unless such sale, transfer or other disposition is made pursuant to an effective registration statement under such act and any applicable blue sky law or unless an exemption under such act and any applicable blue sky law is available.

This certificate may not be purchased by or transferred to any person that is an employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) or Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”) or any Governmental Plan, as defined in Section 3(32) of ERISA, subject to any federal, state or local law which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (collectively, a “Plan”) or any person investing the assets of a Plan except as provided in section 5.2 of the Pooling Agreement referred to herein.

Very truly yours,

[Name of Purchaser]

By:*_____________________
Name:
Title:
___________________
* This letter may be signed by Purchaser's attorney-in-fact if an executed power of attorney to such attorney-in-fact is attached hereto; provided that, upon written instruction from the Issuer to the Trustee, no such attachment shall be required.

D-2

EXHIBIT E
FORM OF ERISA LETTER

[Purchaser]

[Date]

Citicorp Mortgage Securities, Inc.
1000 Technology Drive
O’Fallon, Missouri 63368

Citibank, N.A.
Agency & Trust
111 Wall Street, 15th Floor
New York, New York 10005
Attn: Securities Window

Ladies and Gentlemen:

In connection with the purchase by us of $_______________ initial principal balance of the CMALT (CitiMortgage Alternative Loan Trust), Series 2007-A2 REMIC Pass-Through Certificates class B-[4][5][6] certificates we confirm that:

We (check one)

[_] are not an employee benefit plan subject to the fiduciary responsibility provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code") or any governmental plan, as defined in Section 3(32) of ERISA, subject to any federal, state or local law ("Similar Law") which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (collectively, a "Plan"), an agent acting on behalf of a Plan, or a person utilizing the assets of a Plan or

[_] are an insurance company and the source of funds used to purchase the certificates is an "insurance company general account" (as such term is defined in Section V (e) of Prohibited Transaction Class Exemption 95-60 ("PTE 95-60"), 60 Fed. Reg. 35925 July 12, 1995) and there is no plan with respect to which the amount of such general account's reserves and liabilities for the contract (s) held by or on behalf of such Plan and all other plans maintained by the same employer (or affiliate thereof as defined in Section V(a)(1) of PTE 95-60) or by the same employee organization, exceed 10% of the total of all reserves and liabilities of such general account (as such amounts are determined under Section I (a) of PTE 95-60) at the date of acquisition or

E-1

[_] have provided a "Benefit Plan Opinion" satisfactory to Citicorp Mortgage Securities, Inc. and the Trustee of the trust fund. A Benefit Plan Opinion is an opinion of counsel to the effect that the proposed transfer will not (a) cause the assets of the trust fund to be regarded as "plan assets" and subject to the fiduciary responsibility provisions of ERISA or the prohibited transaction provisions of the Code or Similar Law, (b) give rise to a fiduciary duty under ERISA, Section 4975 of the Code or Similar Law on the part of Citicorp Mortgage Securities, Inc., the Servicer or the Trustee with respect to any Plan, or (c) constitute a prohibited transaction under ERISA or Section 4975 of the Code or Similar Law.

[The certificates will be registered in the name of [Nominee Name] but the undersigned will be the beneficial owner thereof.]

Very truly yours,

[Name of Purchaser]

By:*________________________
Name:
Title:
____________________
* This letter may be signed by Purchaser's attorney-in-fact if an executed power of attorney to such attorney-in-fact is attached hereto; provided that, upon written instruction from the Issuer to the Trustee, no such attachment shall be required.

E-2

EXHIBIT F
FORM OF YIELD MAINTENANCE AGREEMENT

F-1

.
Novation Confirmation

Date: 27 February 2007

To:
U.S. Bank National Association, not in its individual capacity but as Trustee on behalf of the Trust created under the Pooling and Servicing Agreement in respect of the CMALT (CitiMortgage Alternative Loan Trust), Series 2007-A2 REMIC Pass-Through Certificates

To: Credit Suisse Management LLC

From:  Credit Suisse International (“CSIN”)

Re:  Novation Transaction

External ID: 53188916NOV
______________________________________________________________________________

Dear Sir/Madam:

The purpose of this letter is to confirm the terms and conditions of the Novation Transaction entered into between the parties and effective from the Novation Date specified below. This Novation Confirmation constitutes a “Confirmation” as referred to in the New Agreement specified below.

1.  The definitions and provisions contained in the 2004 ISDA Novation Definitions (the “Definitions”) and the terms and provisions of the 2000 ISDA definitions (the “Product Definitions”), each as published by the International Swaps and Derivatives Association, Inc. and amended from time to time, are incorporated in this Novation Confirmation. In the event of any inconsistency between (i) the Definitions, (ii) the Product Definitions and/or (iii) the Novation Agreement and this Novation Confirmation, this Novation Confirmation will govern. In the event of any inconsistency between the Novation Confirmation and the New Confirmation, the New Confirmation will govern for the purpose of the New Transaction.

2. The terms of the Novation Transaction to which this Novation Confirmation relates are as follows:

Novation Date:	27 February 2007
Novated Amount:	USD 125,000,000, subject to amortization as set out in the Additional Terms
Transferor:	Credit Suisse Management LLC
Transferee:
U.S. Bank National Association, not in its individual capacity but as Trustee on behalf of the Trust created under the Pooling and Servicing Agreement in respect of the CMALT (CitiMortgage Alternative Loan Trust), Series 2007-A2 REMIC Pass-Through Certificates

Remaining Party:	CSIN
New Agreement (between Transferee and Remaining Party):	1992 ISDA Master Agreement dated as of 27 February 2007

3.  The terms of the Old Transaction to which this Novation Confirmation relates, for identification purposes, are as follows:

Trade Date of Old Transaction:	02 February 2007
Effective Date of Old Transaction:	27 February 2007
Termination Date of Old Transaction:	25 June 2010

4. The terms of the New Transaction to which this Novation Confirmation relates shall be as specified in the New Confirmation attached hereto as Exhibit A.

Full First Calculation Period:	Applicable

5.	Miscellaneous Provisions:

Non-Reliance:	Applicable

For the purpose of facilitating this Transaction, an Affiliate of CSIN, which is organized in the United States of America (the “Agent”), has acted as agent for CSIN. The Agent is not a principal with respect to this Transaction and shall have no responsibility or liability to the parties as a principal with respect to this Transaction.

Credit Suisse International is authorized and regulated by the Financial Services Authority and has entered into this transaction as principal. The time at which the above transaction was executed will be notified to the parties on request.

The parties confirm their acceptance to be bound by this Novation Confirmation as of the Novation Date by executing a copy of this Novation Confirmation and returning it to us. The Transferor, by its execution of a copy of this Novation Confirmation, agrees to the terms of the Novation Confirmation as it relates to the Old Transaction. The Transferee, by its execution of a copy of this Novation Confirmation, agrees to the terms of the Novation Confirmation as it relates to the New Transaction.

Credit Suisse International

By: ________________________________
Name:
Title:

Credit Suisse Management LLC

By: ________________________________
Name:
Title:

U.S. Bank National Association, not in its individual capacity but as Trustee on behalf of the Trust created under the Pooling and Servicing Agreement in respect of the CMALT (CitiMortgage Alternative Loan Trust), Series 2007-A2 REMIC Pass-Through Certificates

By: ________________________________
Name:
Title:

Our Reference No: External ID: 53188916NOV / Risk ID: 447671088 and 447671098

EXHIBIT A

This New Confirmation amends, restates and supersedes in its entirety all Confirmation(s) dated prior to the date hereof in respect of this New Transaction.

CREDIT SUISSE INTERNATIONAL

One Cabot Square,  Telephone 020 7888 8888
London E14 4QJ  www.credit-suisse.com

27 February 2007

U.S. Bank National Association, not in its individual capacity but as Trustee on behalf of the Trust created under the Pooling and Servicing Agreement in respect of the CMALT (CitiMortgage Alternative Loan Trust), Series 2007-A2 REMIC Pass Through Certificates

External ID: 53188916N3

______________________________________________________________________________

Dear Sirs,

The purpose of this letter agreement (this "Confirmation") is to confirm the terms and conditions of the Swap Transaction entered into between us on the Trade Date specified below (the "Swap Transaction"). This Confirmation constitutes a "Confirmation" as referred to in the Agreement specified below.

In this Confirmation "CSIN" means Credit Suisse International and "Counterparty" means U.S. Bank National Association, not in its individual capacity but as Trustee on behalf of the Trust created under the Pooling and Servicing Agreement in respect of the CMALT (CitiMortgage Alternative Loan Trust), Series 2007-A2 REMIC Pass Through Certificates.

1.
The definitions and provisions contained in the 2000 ISDA Definitions (as published by the International Swaps and Derivatives Association, Inc.) are incorporated into this Confirmation. In the event of any inconsistency between those definitions and provisions and this Confirmation, this Confirmation will govern.

This Confirmation supplements, forms part of, and is subject to, the 1992 ISDA Master Agreement dated as of 27 February 2007 as amended and supplemented from time to time (the "Agreement"), between you and us. All provisions contained in the Agreement govern this Confirmation except as expressly modified below.

CSIN and Counterparty each represents to the other that it has entered into this Swap Transaction in reliance upon such tax, accounting, regulatory, legal, and financial advice as it deems necessary and not upon any view expressed by the other.

2.	The terms of the particular Swap Transaction to which this Confirmation relates are as follows:

Transaction Type: Interest Rate Cap Transaction

Notional Amount:	USD 125,000,000.00, subject to amortization as set out in the Additional Terms

Trade Date: 02 February 2007

Effective Date:	27 February 2007
Termination Date:	25 June 2010

Fixed Amounts:

Fixed Rate Payer:           Counterparty

Fixed Rate Payer
Payment Date:            27 February 2007

Fixed Rate Payer
Amount:                USD 264,000

Floating Amounts:

Floating Amount
Payer:                 CSIN

Floating Rate
Payer Period End Dates:	The 25th day of each month, commencing on 25 March 2007 and ending on the Termination Date, inclusive, using No Adjustment

Floating Rate Payer
Payment Dates:	One Business Day prior to the Floating Rate Payer Period End Dates

Cap Strike Rate:	5.40%

Initial Calculation Period:	From and including 27 February 2007 up to, but excluding, the Floating Rate Payer Period End Date scheduled to occur on 25 March 2007, using No Adjustment

Floating Rate Option:         USD-LIBOR-BBA, subject to the Maximum Rate of 8.90%

Designated Maturity:           1 month

Spread:                None

Floating Rate
Day Count Fraction:          30/360

Reset Dates:	The first day of each Calculation Period

Compounding:                 Inapplicable

Business Days:                     New York

Calculation Agent:                 CSIN

3. Account Details:

Payments to CSIN: As advised separately in writing

Payments to Counterparty: Citibank N.A.
Agency and Trust
ABA# 021-000-089
A/C 3617-2242
Further Credit to Account 106380
Ref: CMALT 2007-A2

For the purpose of facilitating this Transaction, an Affiliate of CSIN, which is organized in the United States of America (the “Agent”), has acted as agent for CSIN. The Agent is not a principal with respect to this Transaction and shall have no responsibility or liability to the parties as a principal with respect to this Transaction.

Credit Suisse International is authorized and regulated by the Financial Services Authority and has entered into this transaction as principal. The time at which the above transaction was executed will be notified to Counterparty on request.

ADDITIONAL TERMS

Calculation Period up to but excluding the Period End Date occurring on:	Notional Amount (USD):
25-Mar-07	125,000,000.00
25-Apr-07	122,820,610.70
25-May-07	120,324,093.20
25-Jun-07	117,518,741.41
25-Jul-07	114,413,610.52
25-Aug-07	111,018,494.19
25-Sep-07	107,343,898.52
25-Oct-07	103,401,012.99
25-Nov-07	99,201,678.33
25-Dec-07	94,758,351.52
25-Jan-08	90,096,177.56
25-Feb-08	85,413,073.46
25-Mar-08	80,863,394.88
25-Apr-08	76,444,651.52
25-May-08	72,154,399.36
25-Jun-08	67,990,239.89
25-Jul-08	63,949,819.21
25-Aug-08	60,030,827.21
25-Sep-08	56,230,996.78
25-Oct-08	52,548,102.97
25-Nov-08	48,979,962.27
25-Dec-08	45,524,431.79
25-Jan-09	42,179,408.51
25-Feb-09	38,942,828.57
25-Mar-09	35,812,666.53
25-Apr-09	32,786,934.65
25-May-09	29,863,682.17
25-Jun-09	27,040,994.70
25-Jul-09	24,316,993.44
25-Aug-09	21,689,834.61
25-Sep-09	19,157,708.75
25-Oct-09	16,718,840.09
25-Nov-09	14,371,485.94

Calculation Period up to but excluding the Period End Date scheduled to occur on:	Notional Amount (USD):
25-Dec-09	12,113,936.08
25-Jan-10	9,944,512.12
25-Feb-10	7,861,566.94
25-Mar-10	5,863,484.12
25-Apr-10	3,948,677.34
25-May-10	2,115,589.83
25-Jun-10	362,693.85

Please confirm that the foregoing correctly sets forth the terms of our agreement by executing the copy of this Confirmation enclosed for that purpose and returning it to us.

Yours faithfully,

                Credit Suisse International

    By:_____________________________
    Name:
    Title:

Confirmed as of the date first written above:

U.S. Bank National Association, not in its individual capacity but as Trustee on behalf of the Trust created under the Pooling and Servicing Agreement in respect of the CMALT (CitiMortgage Alternative Loan Trust), Series 2007-A2 REMIC Pass Through Certificates

By:________________________________
Name:
Title:

Our Reference No: External ID: 53188916N3 / Risk ID: 447671088 and 447671098

Novation Confirmation

Date: 27 February 2007

To:
U.S. Bank National Association, not in its individual capacity but as Trustee on behalf of the Trust created under the Pooling and Servicing Agreement in respect of the CMALT (CitiMortgage Alternative Loan Trust), Series 2007-A2 REMIC Pass-Through Certificates

To: Credit Suisse Management LLC

From:  Credit Suisse International (“CSIN”)

Re:  Novation Transaction

External ID: 53189968NOV
______________________________________________________________________________

Dear Sir/Madam:

The purpose of this letter is to confirm the terms and conditions of the Novation Transaction entered into between the parties and effective from the Novation Date specified below. This Novation Confirmation constitutes a “Confirmation” as referred to in the New Agreement specified below.

1.  The definitions and provisions contained in the 2004 ISDA Novation Definitions (the “Definitions”) and the terms and provisions of the 2000 ISDA definitions (the “Product Definitions”), each as published by the International Swaps and Derivatives Association, Inc. and amended from time to time, are incorporated in this Novation Confirmation. In the event of any inconsistency between (i) the Definitions, (ii) the Product Definitions and/or (iii) the Novation Agreement and this Novation Confirmation, this Novation Confirmation will govern. In the event of any inconsistency between the Novation Confirmation and the New Confirmation, the New Confirmation will govern for the purpose of the New Transaction.

2. The terms of the Novation Transaction to which this Novation Confirmation relates are as follows:

Novation Date:	27 February 2007
Novated Amount:	USD 15,000,000, subject to amortization as set out in the Additional Terms
Transferor:	Credit Suisse Management LLC
Transferee:
U.S. Bank National Association, not in its individual capacity but as Trustee on behalf of the Trust created under the Pooling and Servicing Agreement in respect of the CMALT (CitiMortgage Alternative Loan Trust), Series 2007-A2 REMIC Pass-Through Certificates

Remaining Party:	CSIN
New Agreement (between Transferee and Remaining Party):	1992 ISDA Master Agreement dated as of 27 February 2007

3.  The terms of the Old Transaction to which this Novation Confirmation relates, for identification purposes, are as follows:

Trade Date of Old Transaction:	06 February 2007
Effective Date of Old Transaction:	27 February 2007
Termination Date of Old Transaction:	25 June 2010

4. The terms of the New Transaction to which this Novation Confirmation relates shall be as specified in the New Confirmation attached hereto as Exhibit A.

Full First Calculation Period:	Applicable

5.	Miscellaneous Provisions:

Non-Reliance:	Applicable

For the purpose of facilitating this Transaction, an Affiliate of CSIN, which is organized in the United States of America (the “Agent”), has acted as agent for CSIN. The Agent is not a principal with respect to this Transaction and shall have no responsibility or liability to the parties as a principal with respect to this Transaction.

Credit Suisse International is authorized and regulated by the Financial Services Authority and has entered into this transaction as principal. The time at which the above transaction was executed will be notified to the parties on request.

The parties confirm their acceptance to be bound by this Novation Confirmation as of the Novation Date by executing a copy of this Novation Confirmation and returning it to us. The Transferor, by its execution of a copy of this Novation Confirmation, agrees to the terms of the Novation Confirmation as it relates to the Old Transaction. The Transferee, by its execution of a copy of this Novation Confirmation, agrees to the terms of the Novation Confirmation as it relates to the New Transaction.

Credit Suisse International

By: ________________________________
Name:
Title:

Credit Suisse Management LLC

By: ________________________________
Name:
Title:

U.S. Bank National Association, not in its individual capacity but as Trustee on behalf of the Trust created under the Pooling and Servicing Agreement in respect of the CMALT (CitiMortgage Alternative Loan Trust), Series 2007-A2 REMIC Pass-Through Certificates

By: ________________________________
Name:
Title:

Our Reference No: External ID: 53189968NOV / Risk ID: 447674303 and 447674306

EXHIBIT A

This New Confirmation amends, restates and supersedes in its entirety all Confirmation(s) dated prior to the date hereof in respect of this New Transaction.

CREDIT SUISSE FIRST BOSTON INTERNATIONAL
One Cabot Square,  Telephone 020 7888 8888
London E14 4QJ  www.csfb.com

27 February 2007

U.S. Bank National Association, not in its individual capacity but as Trustee on behalf of the Trust created under the Pooling and Servicing Agreement in respect of the CMALT (CitiMortgage Alternative Loan Trust), Series 2007-A2 REMIC Pass Through Certificates

External ID: 53189968N3

______________________________________________________________________________

Dear Sirs,

The purpose of this letter agreement (this "Confirmation") is to confirm the terms and conditions of the Swap Transaction entered into between us on the Trade Date specified below (the "Swap Transaction"). This Confirmation constitutes a "Confirmation" as referred to in the Agreement specified below.

In this Confirmation "CSIN" means Credit Suisse International and "Counterparty" means U.S. Bank National Association, not in its individual capacity but as Trustee on behalf of the Trust created under the Pooling and Servicing Agreement in respect of the CMALT (CitiMortgage Alternative Loan Trust), Series 2007-A2 REMIC Pass Through Certificates.

1.
The definitions and provisions contained in the 2000 ISDA Definitions (as published by the International Swaps and Derivatives Association, Inc.) are incorporated into this Confirmation. In the event of any inconsistency between those definitions and provisions and this Confirmation, this Confirmation will govern.

This Confirmation supplements, forms part of, and is subject to, the 1992 ISDA Master Agreement dated as of 27 February 2007 as amended and supplemented from time to time (the "Agreement"), between you and us. All provisions contained in the Agreement govern this Confirmation except as expressly modified below.

CSIN and Counterparty each represents to the other that it has entered into this Swap Transaction in reliance upon such tax, accounting, regulatory, legal, and financial advice as it deems necessary and not upon any view expressed by the other.

2.	The terms of the particular Swap Transaction to which this Confirmation relates are as follows:

Transaction Type: Interest Rate Cap Transaction

Notional Amount:	USD 15,000,000.00, subject to amortization as set out in the Additional Terms

Trade Date: 06 February 2007

Effective Date:	27 February 2007
Termination Date:	25 June 2010

Fixed Amounts:

Fixed Rate Payer:                       Counterparty

Fixed Rate Payer
Payment Date:                            27 February 2007

Fixed Rate Payer
Amount:                                      USD 24,500

Floating Amounts:

Floating Amount
Payer:                          CSIN

Floating Rate
Payer Period End Dates:	The 25th day of each month, commencing on 25 March 2007 and ending on the Termination Date, inclusive, using No Adjustment
Floating Rate Payer
Payment Dates:	One Business Day prior to the Floating Rate Payer Period End Dates

Cap Strike Rate:	5.45%

Initial Calculation Period:	From and including 27 February 2007 up to, but excluding, the Floating Rate Payer Period End Date scheduled to occur on 25 March 2007, using No Adjustment

Floating Rate Option:                             USD-LIBOR-BBA, subject to the Maximum Rate of 8.95%

Designated Maturity:                             1 month

Spread:                                                        None

Floating Rate
Day Count Fraction:                                30/360

Reset Dates:	The first day of each Calculation Period

Compounding:                                          Inapplicable

Business Days:                                                        New York

Calculation Agent:                                                   CSIN

3. Account Details:

Payments to CSIN:                                 As advised separately in writing

Payments to Counterparty:                     Citibank N.A.
Agency and Trust
ABA# 021-000-089
A/C 3617-2242
Further Credit to Account 106380
Ref: CMALT 2007-A2

For the purpose of facilitating this Transaction, an Affiliate of CSIN, which is organized in the United States of America (the “Agent”), has acted as agent for CSIN. The Agent is not a principal with respect to this Transaction and shall have no responsibility or liability to the parties as a principal with respect to this Transaction.

Credit Suisse International is authorized and regulated by the Financial Services Authority and has entered into this transaction as principal. The time at which the above transaction was executed will be notified to Counterparty on request.

ADDITIONAL TERMS

Calculation Period up to but excluding the Period End Date occurring on:	Notional Amount (USD):
25-Mar-07	15,000,000.00
25-Apr-07	14,738,473.28
25-May-07	14,438,891.18
25-Jun-07	14,102,248.97
25-Jul-07	13,729,633.26
25-Aug-07	13,322,219.30
25-Sep-07	12,881,267.82
25-Oct-07	12,408,121.56
25-Nov-07	11,904,201.40
25-Dec-07	11,371,002.18
25-Jan-08	10,811,541.31
25-Feb-08	10,249,568.82
25-Mar-08	9,703,607.39
25-Apr-08	9,173,358.18
25-May-08	8,658,527.92
25-Jun-08	8,158,828.79
25-Jul-08	7,673,978.31
25-Aug-08	7,203,699.27
25-Sep-08	6,747,719.61
25-Oct-08	6,305,772.36
25-Nov-08	5,877,595.47
25-Dec-08	5,462,931.81
25-Jan-09	5,061,529.02
25-Feb-09	4,673,139.43
25-Mar-09	4,297,519.98
25-Apr-09	3,934,432.16
25-May-09	3,583,641.86
25-Jun-09	3,244,919.36
25-Jul-09	2,918,039.21
25-Aug-09	2,602,780.15
25-Sep-09	2,298,925.05
25-Oct-09	2,006,260.81
25-Nov-09	1,724,578.31
25-Dec-09	1,453,672.33

Calculation Period up to but excluding the Period End Date occurring on:	Notional Amount (USD):
25-Jan-10	1,193,341.45
25-Feb-10	943,388.03
25-Mar-10	703,618.09
25-Apr-10	473,841.28
25-May-10	253,870.78
25-Jun-10	43,523.26

Please confirm that the foregoing correctly sets forth the terms of our agreement by executing the copy of this Confirmation enclosed for that purpose and returning it to us.

Yours faithfully,

        Credit Suisse International

    By:_____________________________
                 Name:
                 Title:

Confirmed as of the date first written above:

U.S. Bank National Association, not in its individual capacity but as Trustee on behalf of the Trust created under the Pooling and Servicing Agreement in respect of the CMALT (CitiMortgage Alternative Loan Trust), Series 2007-A2 REMIC Pass Through Certificates

By:________________________________
Name:
Title:

Our Reference No: External ID: 53189968N3 / Risk ID: 447674303 and 447674306

(Multicurrency—Cross Border)

ISDA®
International Swap Dealers Association, Inc.

MASTER AGREEMENT

dated as of February 27, 2007

Credit Suisse International (“Party A”)	and
U.S. Bank National Association, not in its individual capacity but as Trustee on behalf of the Trust created under the Pooling and Servicing Agreement in respect of the CMALT (CitiMortgage Alternative Loan Trust), Series 2007-A2 REMIC Pass-Through Certificates
(“Party B”)

have entered and/or anticipate entering into one or more transactions (each a “Transaction”) that are or will be governed by this Master Agreement, which includes the schedule (the “Schedule”), and the documents and other confirming evidence (each a “Confirmation”) exchanged between the parties confirming those Transactions.

Accordingly, the parties agree as follows:—

1.  Interpretation

(a)  Definitions. The terms defined in Section 14 and in the Schedule will have the meanings therein specified for the purpose of this Master Agreement.

(b)  Inconsistency. In the event of any inconsistency between the provisions of the Schedule and the other provisions of this Master Agreement, the Schedule will prevail. In the event of any inconsistency between the provisions of any Confirmation and this Master Agreement (including the Schedule), such Confirmation will prevail for the purpose of the relevant Transaction.

(c)  Single Agreement. All Transactions are entered into in reliance on the fact that this Master Agreement and all Confirmations form a single agreement between the parties (collectively referred to as this “Agreement”), and the parties would not otherwise enter into any Transactions.

2.  Obligations

(a)  General Conditions.

(i)  Each party will make each payment or delivery specified in each Confirmation to be made by it, subject to the other provisions of this Agreement.

(ii)  Payments under this Agreement will be made on the due date for value on that date in the place of the account specified in the relevant Confirmation or otherwise pursuant to this Agreement, in freely transferable funds and in the manner customary for payments in the required currency. Where settlement is by delivery (that is, other than by payment), such delivery will be made for receipt on the due date in the manner customary for the relevant obligation unless otherwise specified in the relevant Confirmation or elsewhere in this Agreement.

(iii)  Each obligation of each party under Section 2(a)(i) is subject to (1) the condition precedent that no Event of Default or Potential Event of Default with respect to the other party has occurred and is continuing, (2) the condition precedent that no Early Termination Date in respect of the relevant Transaction has occurred or been effectively designated and (3) each other applicable condition precedent specified in this Agreement.

value of that which was (or would have been) required to be delivered as of the originally scheduled date for delivery, in each case together with (to the extent permitted under applicable law) interest, in the currency, of such amounts, from (and including) the date such amounts or obligations were or would have been required to have been paid or performed to (but excluding) such Early Termination Date, at the Applicable Rate. Such amounts of interest will be calculated on the basis of daily compounding and the actual number of days elapsed. The fair market value of any obligation referred to in clause (b) above shall be reasonably determined by the party obliged to make the determination under Section 6(e) or, if each party is so obliged, it shall be the average of the Termination Currency Equivalents of the fair market values reasonably determined by both parties.

IN WITNESS WHEREOF the parties have executed this document on the respective dates specified below with effect from the date specified on the first page of this document.

Credit Suisse International

  U.S. Bank National Association, not in its individual capacity but as Trustee on behalf of the Trust created under the Pooling and Servicing Agreement in respect of the CMALT (CitiMortgage Alternative Loan Trust), Series 2007-A2 REMIC Pass-Through Certificates

By: Name: Title:	By: Name: Title:
By: Name: Title:

Schedule
to the
Master Agreement

dated as of February 27, 2007

between

Credit Suisse International, an unlimited company incorporated under the laws of England and Wales ("Party A")	and
U.S. Bank National Association, not in its individual capacity but as Trustee on behalf of the Trust created under the Pooling and Servicing Agreement in respect of the CMALT (CitiMortgage Alternative Loan Trust), Series 2007-A2 REMIC Pass-Through Certificates
("Party B")

Part 1
Termination Provisions

In this Agreement:

(a) Specified Entity. "Specified Entity" shall have no meaning in relation to Party A or Party B.

(b) Specified Transaction. Specified Transaction will have the meaning specified in Section 14.

(c) Certain Events of Default. The following Events of Default will apply to the parties as specified below, and the definition of "Event of Default" in Section 14 is deemed to be modified accordingly:

Section 5(a)(i) (Failure To Pay or Deliver) will apply to Party A and will apply to Party B.
Section 5(a)(ii) (Breach of Agreement) will apply to Party A and will apply to Party B.
Section 5(a)(iii) (Credit Support Default) will not apply to Party A or Party B.
Section 5(a)(iv) (Misrepresentation) will apply to Party A and will apply to Party B.
Section 5(a)(v) (Default Under Specified Transaction) will not apply to Party A or Party B.
Section 5(a)(vi) (Cross Default) will not apply to Party A and will not apply to Party B.
Section 5(a)(vii) (Bankruptcy) will apply to Party A and will apply to Party B.
Section 5(a)(viii) (Merger Without Assumption) will apply to Party A and will apply to Party B.

(d) Termination Events. The “Illegality” provision of Section 5(b)(i), the “Tax Event” provision of Section 5(b)(ii), the “Tax Event Upon Merger” provision of Section 5(b)(iii) and the “Credit Event Upon Merger” provision of Section 5(b)(iv) will apply to both Party A and Party B.

(e) Automatic Early Termination. The "Automatic Early Termination" provision of Section 6(a) will not apply to Party A or Party B.

(f) Payments on Early Termination. For the purpose of Section 6(e), the Second Method and Market Quotation will apply.

(g) Termination Currency.  "Termination Currency" means United States Dollars.

(h) Additional Termination Event.

Each of the following shall be an Additional Termination Event with respect to Party B as the sole Affected Party:

(1) Termination of Trust. The termination of the obligations and responsibilities of the parties to the Pooling and Servicing Agreement pursuant to Section 11.01 of the Pooling and Servicing Agreement.

(2) Amendment of Pooling and Servicing Agreement. Party B shall fail to comply with Part 5(h) of this Schedule.

(3)
Counterparty Rating Agency Downgrade. If Party A no longer has a long-term credit rating of at least A (or its equivalent) from at least one of the Rating Agencies rating the CMALT (CitiMortgage Alternative Loan Trust), Series 2007-A2 REMIC Pass-Through Certificates, Class 1A-1 and Class 1A-7 (the “Certificates”) (a “Counterparty Rating Agency Downgrade”), provided that none of the following events shall occur: Party A shall, no later than the 30th day following the Counterparty Rating Agency Downgrade, either (1) obtain a substitute Counterparty that is a bank or other financial institution that has a long-term credit rating of at least A (or its equivalent) from at least one of the Rating Agencies rating the Certificates (the “Counterparty Rating Requirement”), (2) obtain a guaranty of or a contingent agreement of another person that meets the Counterparty Rating Requirement to honor Party A’s obligations hereunder, (3) post collateral under the Credit Support Annex attached hereto and made a part hereof, or (4) restore its long-term credit rating to at least A (or its equivalent) from at least one of the Rating Agencies rating the Certificates. As used herein: (i) “Moody’s” means Moody’s Investors Service, Inc., or any successor nationally recognized statistical rating organization, (ii) “S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. or any successor nationally recognized statistical rating organization, (iii) “Fitch” means Fitch Ratings, or any successor nationally recognized statistical rating organization, and (iv) “Rating Agency” means Moody’s, S&P, or Fitch.

(4)	Failure by Party A to comply with the provisions of Part 5(n) of this Schedule.

Part 2
Tax Representations

(a) Payer Tax Representations. For the purpose of Section 3(e), Party A and Party B each makes the following representation:

It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 2(e), 6(d)(ii) or 6(e)) to be made by it to the other party under this Agreement. In making this representation, it may rely on:

(i) the accuracy of any representation made by the other party pursuant to Section 3(f);

(ii)
the satisfaction of the agreement of the other party contained in Section 4(a)(i) or 4(a)(iii) and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(i) or 4(a)(iii); and

(iii)	the satisfaction of the agreement of the other party contained in Section 4(d);

provided that it shall not be a breach of this representation where reliance is placed on clause (ii), and the other party does not deliver a form or document under Section 4(a)(iii) by reason of material prejudice to its legal or commercial position.

(b) Payee Tax Representations. For the purpose of Section 3(f),

(i)	Party A makes the following representation to Party B:

(A)	Party A is entering into each Transaction in the ordinary course of its trade as, and is, a recognized UK bank as defined in Section 840A of the UK Income and Corporation Taxes Act of 1988.

(B)	Party A has been approved as a Withholding Foreign Partnership by the US Internal Revenue Service.

(C)	Party A's Withholding Foreign Partnership Employer Identification Number is 98-0330001.

(D)	Party A is a partnership that agrees to comply with any withholding obligation under Section 1446 of the Internal Revenue Code.

(ii) Party B makes no Payee Tax Representations.

Part 3
Agreement to Deliver Documents

Each party agrees to deliver the following documents as applicable:

(a) For the purpose of Section 4(a)(i), tax forms, documents or certificates to be delivered are:

Party required to deliver document	Form/Document/ Certificate	Date by which to be delivered

Party A	U.S. Internal Revenue Service Form W-8IMY or any successor forms thereto
(i) Before the first Payment Date under this Agreement, such form to be updated at the beginning of each succeeding three-calendar-year period after the first payment date under this Agreement, (ii) promptly upon reasonable demand by Party B, and (iii) promptly upon learning that any such Form previously provided by Party A has become obsolete or incorrect.

(b) For the purpose of Section 4(a)(ii), other documents to be delivered are:

Party required to deliver document	Form/Document/ Certificate	Date by which to be delivered	Covered by Section 3(d) Representation

Party A and Party B	Evidence reasonably satisfactory to the other party as to the names, true signatures and authority of the officers or officials signing this Agreement or any Confirmation on its behalf	Upon execution this Agreement and, if requested, upon execution of any Confirmation	Yes

Party required to deliver document	Form/Document/ Certificate	Date by which to be delivered	Covered by Section 3(d) Representation
Party A	A copy of the annual report for such party containing audited or certified financial statements for the most recently ended financial year	Upon request, as soon as publicly available	Yes

Party A	An opinion of counsel to such party reasonably satisfactory in form and substance to the other party covering the enforceability of this Agreement against such party	Upon execution of this Agreement	No

Party B	All opinions of counsel to Party B and counsel to the Servicer, delivered as of the Closing Date	Upon execution of this Agreement	No

Party B	Executed copies of the Pooling and Servicing Agreement and such other documents as requested by Party A.	Upon execution of this Agreement or as soon as reasonably practicable thereafter.	No

Party B	Such other information in connection with the Certificates or the Pooling and Servicing Agreement in the possession of Party B as Party A may reasonably request.	Upon request	No
Party B	Any and all proposed and executed amendments to the Pooling and Servicing Agreement.	Each (i) the date of distribution to the Certificates or (ii) the date of execution by Party B, as applicable.	No

Part 4
Miscellaneous

(a) Addresses for Notices. For the purpose of Section 12(a):

Notwithstanding Section 12 (a) of the Agreement, all notices, including those to be given under Section 5 or Section 6 of the Agreement, may be given by facsimile transmission or electronic messaging system.

(i) (1) Address for notices or communications to Party A:

Address: One Cabot Square Attention: (1) Head of Credit Risk Management;
London E14 4QJ  (2) Global Head of OTC Operations,
Operations Department;
(3) General Counsel Europe -
Legal and Compliance Department

Telex No.:  264521 Answerback: CSIN G

With copies to:

Address:	Credit Suisse Securities (USA) LLC 11 Madison Avenue New York, N.Y. 10010	Attention:	Joseph Little

Telephone No.:	(212) 325-7892	Facsimile No.:	212-742-5181
(2)	For the purpose of facsimile notices or communications under this Agreement:

Facsimile No.: +44 (0) 207 888 2686
Attention: General Counsel Europe - Legal and Compliance Department

Telephone number for oral confirmation of receipt of facsimile in legible form: +44 (0) 207 888 4465
Designated responsible employee for the purposes of Section 12(a)(iii): Senior Legal Secretary

With a copy to:

Facsimile No. +44 (0) 207 888 3715
Head of Credit Risk Management

With a copy to:

Facsimile No. +44 (0) 207 888 9503
Global Head of OTC Operations, Operations Department.

(ii)	Address for notices or communications to Party B:

Address: Telephone No.:	U.S. Bank National Association One Federal Street, 3rd Floor Boston, MA 02110 617-603-6402	Attention: Facsimile No.:	Corporate Trust Services 617-603-6637

(For all purposes.)

With copies to:

Address:	Citibank N.A. Agency and Trust 388 Greenwich Street, 14th Floor New York, NY 10013	Attention:	Nancy Forte

Telephone No.:	(212) 816-5685	Facsimile No.:	(212) 816-5527

(b) Process Agent. For the purpose of Section 13(c):

Party A appoints as its Process Agent: Credit Suisse Securities (USA) LLC, Eleven Madison Avenue, New York, NY 10010 (Attention: General Counsel, Legal and Compliance Department).

Party B appoints as its Process Agent: Not Applicable.

(c)	Offices. The provisions of Section 10(a) will apply to this Agreement.

(d) Multibranch Party. For the purpose of Section 10(c):

Party A is not a Multibranch Party.

Party B is not a Multibranch Party.

(e) Calculation Agent. The Calculation Agent is Party A.

(f) Credit Support Document. Details of any Credit Support Document:

(i) With respect to Party B, the pooling and servicing agreement dated as of February 1, 2007, among Citicorp Mortgage Securities, Inc., as depositor, CitiMortgage, Inc., as servicer and master servicer, and Citibank, N.A., in its individual capacity and as paying agent, certificate registrar and authentication agent, and Party B, in its individual capacity and as trustee, as amended from time to time (the “Pooling and Servicing Agreement”).

(ii)  With respect to Party A: Not Applicable.

(g) Credit Support Provider.

Credit Support Provider means in relation to Party A: Not applicable.

Credit Support Provider means in relation to Party B: Not applicable.

(h) Governing Law. This Agreement and, to the fullest extent permitted by applicable law, all matters arising out of or relating in any way to this Agreement, will be governed by and construed in accordance with the laws of the State of New York without reference to choice of law doctrine.

(i) Netting of Payments. Section 2(c)(ii) of this Agreement will not apply to the Transactions.

(j) Affiliate. Affiliate will have the meaning specified in Section 14, provided that Party B shall be deemed to have no Affiliates.

Part 5
Other Provisions

(a) Definitions. Unless otherwise specified in a Confirmation, this Agreement and each Transaction between the parties are subject to the 2000 ISDA Definitions as published by the International Swaps and Derivatives Association, Inc. (the "2000 Definitions"), and will be governed in all relevant respects by the provisions set forth in the 2000 Definitions, without regard to any amendment to the 2000 Definitions subsequent to the date hereof. The provisions of the 2000 Definitions are incorporated by reference in and shall be deemed a part of this Agreement, except that references in the 2000 Definitions to a "Swap Transaction" shall be deemed references to a "Transaction" for purposes of this Agreement.

(b) Independent Reliance. The parties agree to amend Section 3 of this Agreement by the addition of the following provision at the end thereof and marked as subsection (g).

"(g)
Independent Reliance. Party A is entering into this Agreement and will enter into each Transaction in reliance upon such tax, accounting, regulatory, legal, and financial advice as it deems necessary and not upon any view expressed by the other party. Party B is entering into this Agreement and will enter into each Transaction in reliance upon the direction of the Depositor and not upon any view expressed by the other party."

(c) Change of Account. Section 2(b) of this Agreement is hereby amended by the addition of the following after the word "delivery" in the first line thereof:

"to another account in the same legal and tax jurisdiction as the original account"

(d) Escrow Payments. If (whether by reason of the time difference between the cities in which payments are to be made or otherwise) it is not possible for simultaneous payments to be made on any date on which both parties are required to make payments hereunder, either party may at its option and in its sole discretion notify the other party that payments on that date are to be made in escrow. In this case deposit of the payment due earlier on that date shall be made by 2.00 pm (local time at the place for the earlier payment) on that date with an escrow agent selected by the notifying party, accompanied by irrevocable payment instructions (i) to release the deposited payment to the intended recipient upon receipt by the escrow agent of the required deposit of the corresponding payment from the other party on the same date accompanied by irrevocable payment instructions to the same effect or (ii) if the required deposit of the corresponding payment is not made on that same date, to return the payment deposited to the party that paid it into escrow. The party that elects to have payments made in escrow shall pay all costs of the escrow arrangements.

(e) Recording of Conversations. Each party to this Agreement acknowledges and agrees to the tape recording of conversations between the parties to this Agreement whether by one or other or both of the parties and each party hereby consents to such recordings being used as evidence in Proceedings.

(f) Waiver of Right to Trial by Jury. Each party waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any suit, action or proceeding relating to this Agreement or any Credit Support Document. Each party (i) certifies that no representative, agent or attorney of the other party or any Credit Support Provider has represented, expressly or otherwise, that such other party would not, in the event of such a suit action or proceeding, seek to enforce the foregoing waiver and (ii) acknowledges that it and the other party have been induced to enter into this Agreement and provide for any Credit Support Document, as applicable by, among other things, the mutual waivers and certifications in this Section.

(g) Pooling and Servicing Agreement.

(1) Capitalized terms used in this Agreement that are not defined herein and are defined in the Pooling and Servicing Agreement shall have the respective meanings assigned to them in the Pooling and Servicing Agreement.

(2) Notwithstanding any other provision of this Agreement, Party A may not, prior to the date which is one year and one day, or if longer the applicable preference period then in effect, after the payment in full of all Certificates, institute against, or join any other Person in instituting against, the Trust any bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation proceedings, or other proceedings under Federal, State, or bankruptcy or similar laws. Nothing shall preclude, or be deemed to stop, Party A (i) from taking any action prior to the expiration of the aforementioned one year and one day period, or if longer the applicable preference period then in effect, in (A) any case or proceeding voluntarily filed or commenced by the Trust or (B) any involuntary insolvency proceeding filed or commenced by a Person other than Party A, or (ii) from commencing against the Trust or any of the Collateral any legal action which is not a bankruptcy, reorganization, arrangement, insolvency, moratorium, liquidation or similar proceeding. Party A further acknowledges that Party B’s obligations hereunder shall be solely the obligations of the Trust and that recourse in respect of any obligations of Party B hereunder will be limited to assets of the Trust as applied in accordance with the terms of the Pooling and Servicing Agreement and, on exhaustion thereof, all claims against Party B arising from this Agreement or contemplated hereby shall be extinguished.

(3) Party B will provide at least 30 days’ prior written notice to Party A of any proposed amendment or modification to the Pooling and Servicing Agreement.

(h) Amendment of the Pooling and Servicing Agreement. Party B will not, without the prior written consent of Party A, consent to any amendment, supplement or other modification of the Pooling and Servicing Agreement, in each case as solely determined by Party A, in a manner that would (i) adversely affect the ability of Party B to perform, timely and fully, its obligations under this Agreement, (ii) affect or change the rights of Party A or the benefits accorded to Party A under the Pooling and Servicing Agreement or this Agreement, (iii) affect or change the obligations of Party A under this Agreement or (iv) modify the meaning of any term used herein and defined in the Pooling and Servicing Agreement or any component thereof. Any such amendment, supplement or modification without such consent of Party A shall not be binding on Party A.

(i) Transfer. Section 7 is hereby amended to read in its entirety as follows:

Except as stated under Section 6(b)(ii), in this Section 7, and Part 5(h) of the Schedule, and except for the assignment by way of security in favor of the Party B under the Pooling and Servicing Agreement, neither Party A nor Party B is permitted to assign, novate or transfer (whether by way of security or otherwise) as a whole or in part any of its rights, obligations or interests under this Agreement or any Transaction without the prior written consent of the other party; provided, however, that (i) Party A may make such a transfer of this Agreement pursuant to a consolidation or amalgamation with, or merger with or into, or transfer of substantially all of its assets to, another entity, or an incorporation, reincorporation or reconstitution, and (ii) with the written consent of Party B, Party A may transfer this Agreement to any Person, including, without limitation, another of Party A’s offices, branches or affiliates (any such Person, office, branch or affiliate, a "Transferee"); provided that, with respect to clause (ii), (A) as of the date of such transfer the Transferee will not be required to withhold or deduct on account of a Tax from any payments under this Agreement unless the Transferee will be required to make payments of additional amounts pursuant to Section 2(d)(i)(4) of this Agreement in respect of such Tax (B) a Termination Event or Event of Default does not occur under this Agreement as a result of such transfer; (C) such notice is accompanied by a written instrument pursuant to which the Transferee acquires and assumes the rights and obligations of Party A so transferred; and (D) Party A will be responsible for any costs or expenses incurred in connection with such transfer. Party B will execute such documentation as is reasonably deemed necessary by Party A for the effectuation of any such transfer.

Except as specified otherwise in the documentation evidencing a transfer, a transfer of all the obligations of Party A made in compliance with this Section 7 will constitute an acceptance and assumption of such obligations (and any related interests so transferred) by the Transferee, a novation of the transferee in place of Party A with respect to such obligations (and any related interests so transferred), and a release and discharge by Party B of Party A from, and an agreement by Party B not to make any claim for payment, liability, or otherwise against Party A with respect to, such obligations from and after the effective date of the transfer.

In addition, Party A may transfer this Agreement without the prior consent of the Trustee, on behalf of Party B, to an affiliate that satisfies the Counterparty Rating Requirement or that has furnished a guarantee of the obligations under this Agreement from a guarantor that that satisfies the Counterparty Rating Requirement.

(j) Notice of Certain Events or Circumstances. Each party agrees, upon learning of the occurrence or existence of any event or condition that constitutes (or that with the giving of notice or passage of time or both would constitute) an Event of Default or Termination Event with respect to such party, promptly to give the other party notice of such event or condition (or, in lieu of giving notice of such event or condition in the case of an event or condition that with the giving of notice or passage of time or both would constitute an Event of Default or Termination Event with respect to the party, to cause such event or condition to cease to exist before becoming an Event of Default or Termination Event); provided that failure to provide notice of such event or condition pursuant to this Part 5(j) shall not constitute an Event of Default or a Termination Event.

(k) Regarding Party A. Party B acknowledges and agrees that Party A has had and will have no involvement in and, accordingly Party A accepts no responsibility for: (i) the establishment, structure, or choice of assets of the Trust; (ii) the selection of any person performing services for or acting on behalf of Party B or the Trust; (iii) the selection of Party A as the Counterparty; (iv) the terms of the Certificates; (v) the preparation of or passing on the disclosure and other information contained in any offering circular for the Certificates, the Pooling and Servicing Agreement, or any other agreements or documents used by any party in connection with the marketing and sale of the Certificates; (vi) the ongoing operations and administration of the Trust, including the furnishing of any information to Party B which is not specifically required under this Agreement; or (vii) any other aspect of the Trust’s existence.

(l) Commodity Exchange Act. Each party represents to the other party on and as of the date hereof and on each date on which a Transaction is entered into among them that:

(i)	such party is an “eligible contract participant” as defined in the U.S. Commodity Exchange Act (the “CEA”);

(ii)	neither this Agreement nor any Transaction has been executed or traded on a “trading facility” as such term is defined in the CEA; and

(iii)	such party is entering into each Transaction in connection with its business or a line of business and the terms of this Agreement and each Transaction have been individually tailored and negotiated.

(m)  Trustee Capacity. It is expressly understood and agreed by the parties hereto that (i) this Agreement is executed and delivered by U.S. Bank National Association, not in its individual capacity but as Trustee on behalf of the Trust created under the Pooling and Servicing Agreement in respect of the CMALT (CitiMortgage Alternative Loan Trust), Series 2007-A2 REMIC Pass-Through Certificates, in the exercise of the powers and authority conferred upon and vested in it thereunder, (ii) each of the representations, warranties, covenants, undertakings and agreements herein made on the part of Party B has not been made or intended as a representation, warranty, covenant, undertaking or agreement by U.S. Bank National Association in its individual capacity, but is made and intended for the purpose of binding only the assets of the Trust available therefor in accordance with the terms of the Pooling and Servicing Agreement, (iii) nothing herein contained shall be construed as creating any liability on U.S. Bank National Association, in its individual capacity, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto and (iv) under no circumstances shall U.S. Bank National Association, in its individual capacity, be liable for the payment of any indebtedness or expenses of Party B or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by Party B under this Agreement or any other related document, as to all of which recourse shall be had solely to the assets of the Trust in accordance with the terms of the Pooling and Servicing Agreement.

(n) Compliance with Regulation AB.

(i)
It shall be a swap disclosure event ("Swap Disclosure Event") if, at any time after the date hereof, so long as the Certificates are outstanding and there is a reporting obligation under the Securities Exchange Act of 1934, as amended, the Depositor or the Sponsor notifies Party A that the aggregate "significance percentage" (calculated in accordance with the provisions of Item 1115 of Regulation AB) of all derivative instruments provided by Party A and any of its affiliates to Party B (collectively, the "Aggregate Significance Percentage") is 10% or more.

(ii)	Upon the occurrence of a Swap Disclosure Event, Party A shall take one of the following actions:

(a)
provide to the Sponsor and the Depositor: (i) if the Aggregate Significance Percentage is 10% or more, but less than 20%, within five (5) Business Days, the information required under Item 1115(b)(1) of Regulation AB or (ii) if the Aggregate Significance Percentage is 20% or more, within five (5) Business Days, the financial information required under Item 1115(b)(2) of Regulation AB, (each, "Swap Financial Disclosure"); or

(b)
assign its rights and delegate its obligations under the Transaction to a counterparty with the Approved Ratings Thresholds (or which satisfies the Rating Agency Condition), that (x) provides the information specified in clause (a) above to the Depositor and Sponsor and (y) enters into documentation substantially similar to the documentation then in place between Party A; or

(c)
obtain a guaranty of Party A's obligations under this Agreement from an affiliate of Party A that is able to provide the applicable Swap Financial Disclosure and cause such affiliate to provide to the Sponsor and the Depositor such Swap Financial Disclosure within five (5) Business Days; or

(iii)
For so long as the Aggregate Significance Percentage is 10% or more and a Swap Disclosure Event is continuing, Party A shall provide any updates to the information provided pursuant to clause (ii) above to the Sponsor and the Depositor within five (5) Business Days following availability thereof (but in no event more than 45 days after the end of each of Party A's fiscal quarter for any quarterly update, and in no even more than 90 days after the end of each of Party A's fiscal year for any annual update).

(iv)
All information provided pursuant to clauses (ii) and (iii) above shall be in a form suitable for conversion to the format required for filing by the Depositor with the Commission via the Electronic Data Gathering and Retrieval System (EDGAR). In addition, any such information, if audited, shall be accompanied by any necessary auditor's consents or, if such information is unaudited, shall be accompanied by an appropriate agreed-upon procedures letter from Party A's accountants. If permitted by Regulation AB, any such information may be provided by reference to or incorporation by reference from reports filed pursuant to the Exchange Act.

IN WITNESS WHEREOF, the parties have executed this Schedule by their duly authorized representatives as of the date of the Agreement.

CREDIT SUISSE INTERNATIONAL
U.S. BANK NATIONAL ASSOCIATION, NOT IN ITS INDIVIDUAL CAPACITY BUT AS TRUSTEE ON BEHALF OF THE TRUST CREATED UNDER THE POOLING AND SERVICING AGREEMENT IN RESPECT OF THE CMALT (CITIMORTGAGE ALTERNATIVE LOAN TRUST), SERIES 2007-A2 REMIC PASS-THROUGH CERTIFICATES

By: Name: Title:	By: Name: Title:

By: Name: Title:

Solely for the purpose of paragraph (n) of Part 5 CITICORP MORTGAGE SECURITIES, INC.
By: Name: Title:

Elections and Variables
to the ISDA Credit Support Annex
dated as of February 27, 2007
between

Credit Suisse International, an unlimited company incorporated under the laws of England and Wales ("Party A")	and
U.S. Bank National Association, not in its individual capacity but as Trustee on behalf of the Trust created under the Pooling and Servicing Agreement in respect of the CMALT (CitiMortgage Alternative Loan Trust), Series 2007-A2 REMIC Pass-Through Certificates
("Party B")

Paragraph 13.

(a) Security Interest for "Obligations".

The term "Obligations" as used in this Annex includes the following additional obligations:

With respect to Party A: None.

With respect to Party B: None.

(b)	Credit Support Obligations.

(i)	Delivery Amount, Return Amount and Credit Support Amount.

(A) "Delivery Amount" has the meaning specified in Paragraph 3(a).

(B) "Return Amount" has the meaning specified in Paragraph 3(b).

(C) "Credit Support Amount" has the meaning specified in Paragraph 3.

(ii) Eligible Collateral. On any date, the following items will qualify as "Eligible Collateral" for each party:

		Valuation Percentage
(A)	Cash	100%
(B)	negotiable debt obligations issued after 18 July 1984 by the U.S. Treasury Department having a residual on such date of less than 1 year	100%
(C)	negotiable debt obligations issued after 18 July 1984 by the U.S. Treasury Department having a residual maturity on such date equal to or greater than 1 year but less than 5 years	97%

CMALT 2007-A2 CSA

(D)	negotiable debt obligations issued after 18 July 1984 by the U.S. Treasury Department having a residual maturity on such date equal to or greater than 5 years but less than 10 years	95%
(E)
(1) Agency Securities having a remaining stated maturity of up to ten years from the Valuation Date. “Agency Securities” means unsecured, unsubordinated negotiable debt obligations issued by the Federal National Mortgage Association, the Government National Mortgage Association, the Federal Home Loan Mortgage Corporation, or the Federal Home Loan Banks, but excluding Interest-only and principal-only securities.

(2) Agency Securities having a remaining stated maturity of greater than ten years, but not more than 30 years, from the Valuation Date.

97% 96%
(F)
In respect of a party, such other assets as the other party may from time to time specify in writing as qualifying as Eligible Collateral for the purpose of this Annex (provided that any such assets shall cease to qualify as Eligible Collateral if such other party subsequently specifies in writing that they shall no longer qualify as Eligible Collateral). For the avoidance of doubt there are no other assets which, as of the date of this Annex, qualify as Eligible Collateral for either party.

Such percentage as shall, from time to time, be specified by the other party as applying to such Eligible Collateral.

(iii) Other Eligible Support. With respect to a party, such Other Eligible Support as the other party may from time to time specify in writing as qualifying as "Other Eligible Support" and for the avoidance of doubt there are no items which qualify as Other Eligible Support for either party as of the date of this Annex.

(iv)	Thresholds.

(A)	"Independent Amount" means with respect to Party A and Party B: Zero.

(B)
"Threshold" means with respect to Party A:Infinity; provided, if a Counterparty Rating Agency Downgrade (as defined in the Schedule) has occurred and is continuing, then the Threshold with respect to Party A shall be zero unless Party A has remedied such Counterparty Rating Agency Downgrade in accordance with Part 1(h)(3) of the Schedule by means other than posting collateral pursuant to this Annex.

"Threshold" means with respect to Party B: Infinity

(C)	"Minimum Transfer Amount" means with respect to Party A:$250,000.

"Minimum Transfer Amount" means with respect to Party B:$250,000.
                  (D)  Rounding. The Delivery Amount and the Return Amount will be rounded up and down respectively to the nearest integral multiple of $10,000.

CMALT 2007-A2 CSA

(c)	Valuation and Timing.

(i) "Valuation Agent" means, for purposes of Paragraphs 3 and 5, the party making the demand under Paragraph 3; for the purposes of Paragraph 4(d)(ii), the Secured Party receiving the Substitute Credit Support; and, for purposes of Paragraph 6(d), the Secured Party receiving or deemed to receive the Distributions or the Interest Amount, as applicable provided that where there has occurred and is continuing an Event of Default, Potential Event of Default or Specified Condition in respect of such party it shall not be a Valuation Agent and the other party shall be the Valuation Agent.

(ii) "Valuation Date" means the first day of each calendar week that is a Local Business Day which, if treated as a Valuation Date, would result in a Delivery Amount or Return Amount; or such other Local Business Day that either party may elect to designate a Valuation Date by notice to the Valuation Agent.

(iii) "Valuation Time" means the close of business in the city of the Valuation Agent on the Local Business Day before the Valuation Date or date of calculation, as applicable, provided that the calculations of Value and Exposure will be made as of approximately the same time on the same date.

(iv) "Notification Time" means 4:00 p.m., London time, on a Local Business Day.

(d)	Conditions Precedent and Secured Party's Rights and Remedies.

(i) Subject to Paragraphs 13(d)(ii) and 13(d)(iii), for the purposes of this Annex the following events will each be a "Specified Condition" for the party specified (that party being the Affected Party if the event occurs with respect to that party):

	Party A	Party B
- Illegality	X	X
- Credit Event Upon Merger	X	X
- Additional Termination Event(s):
An event which, with the giving of notice or the passage of time, or both, would constitute one or more of the foregoing events	X	X

(ii) For the purposes of sub-Paragraphs 4(a)(ii), 8(a)(2) and 8(b), the words "Specified Condition" shall be deleted and the words "Termination Event" shall be substituted therefor and provided further that for the purposes of Paragraph 8(b) the words "or been designated" shall be deleted in their entirety;

(iii) For the purposes of sub-Paragraph 8(a)(1) the words "Specified Condition" shall be deleted in their entirety.

(e)	Substitution.

(i) "Substitution Date" has the meaning specified in Paragraph 4(d)(ii).

CMALT 2007-A2 CSA

(ii)
Consent. The Pledgor must obtain the Secured Party's prior consent to any substitution pursuant to Paragraph 4(d) and shall give to the Secured Party not less than two (2) Local Business Days notice thereof specifying the items of Posted Credit Support intended for substitution.

(iii)	Return Procedure. In Paragraph 4(d)(ii) the words "not later than the Local Business Day following" shall be deleted and replaced with the words "as soon as practical after".

(f)	Dispute Resolution.

(i) "Resolution Time" means 4:00 p.m. London time on the Local Business Day following the date on which the notice of the dispute is given under Paragraph 5.

(ii) Value. For the purpose of Paragraphs 5(i)(C) and 5(ii), on any date, the Value of Eligible Collateral and Posted Collateral will be calculated as follows:

(A) with respect to any Cash; the amount thereof;

(B) with respect to any Eligible Collateral comprising securities; the sum of (a)(x) the last mid-market price on such date for such securities on the principal national securities exchange on which such securities are listed, multiplied by the applicable Valuation Percentage or (y) where any such securities are not listed on a national securities exchange, the mid-market price for such securities quoted as at the close of business on such date by any principal market maker for such securities chosen by the Valuation Agent, multiplied by the applicable Valuation Percentage or (z) if no such bid price is listed or quoted for such date, the last mid-market price listed or quoted (as the case may be), as of the day next preceding such date on which such prices were available; multiplied by the applicable Valuation Percentage; plus (b) the accrued interest on such securities (except to the extent that such interest shall have been paid to the Pledgor pursuant to Paragraph 6(d)(ii) or included in the applicable price referred to in subparagraph (a) above) as of such date; and

(C) with respect to any Eligible Collateral other than Cash and securities; the fair market value of such Eligible Collateral on such date, as determined in any reasonable manner chosen by the Valuation Agent, multiplied by the applicable Valuation Percentage.

(iii) Alternative. The provisions of Paragraph 5 will apply provided that the obligation of the appropriate party to deliver the undisputed amount to the other party will not arise prior to the time that would otherwise have applied to the Transfer pursuant to, or deemed made, under Paragraph 3 if no dispute had arisen.

(g)	Holding and Using Posted Collateral.

(i)	Eligibility to Hold Posted Collateral; Custodians:

Party A: Not applicable

Party B or its Custodian will be entitled to hold Posted Collateral pursuant to Paragraph 6(b); provided that

(1) whichever of Party B or its Custodian that is holding Posted Collateral, shall at all times have a long term debt or deposit rating of at least A from Standard & Poor's Ratings Services, a division of McGraw-Hill Inc. and at least A2 from Moody's Investors

CMALT 2007-A2 CSA

Service, Inc. (or their respective successors) and have net capital in excess of US$500 million;

(2) the Custodian for Party B shall first be approved by Party A and shall be an account holder in the U.S. Federal Reserve System; and

(3) Party B is not a Defaulting Party.

(h)	Distributions and Interest Amount.

(i) Interest Rate.  The "Interest Rate" will be, the effective rate for Federal Funds, as published on Telerate Page 118, provided that if, for any reason, Telerate Page 118 should be unavailable the Interest Rate shall be such rate as the Secured Party shall reasonably determine.

(ii) Transfer of Interest Amount. The Transfer of the Interest Amount will be made on the second Local Business Day following the end of each calendar month, to the extent that a Delivery Amount would not be created or increased by that transfer in which event such Interest Amount will be retained by the Secured Party, and on any Local Business Day on which all Posted Collateral in the form of Cash is Transferred to the Pledgor pursuant to Paragraph 3(b).

(iii) Alternative to Interest Amount. The provisions of Paragraph 6(d)(ii) will apply and for the purposes of calculating the Interest Amount the amount of interest calculated for each day of the Interest Period shall be compounded daily.

(i)	Additional Representation(s). There are no additional representations by either party.

(j)	Other Eligible Support and Other Posted Support.

(i) "Value" with respect to Other Eligible Support and Other Posted Support shall have such meaning as the parties shall agree in writing from time to time.

(ii)  "Transfer" with respect to Other Eligible Support and Other Posted Support shall have such meaning as the parties shall agree in writing from time to time.

(k)
Demands and Notices. All demands, specifications and notices under this Annex will be made pursuant to the Addresses for Notices Section of this Agreement, save that any demand, specification or notice:

(i) shall be given to or made at the following addresses:

If to Party A:

Address: One Cabot Square
London E14 4QJ
England.

Telephone: 44 20 7883 5324
Facsimile: 44 20 7883 7987
Attention: Collateral Management Unit
or at such other address as the relevant party may from time to time designate by giving notice (in accordance with the terms of this paragraph) to the other party;

CMALT 2007-A2 CSA

(ii) shall (unless otherwise stated in this Annex) be deemed to be effective at the time such notice is actually received unless such notice is received on a day which is not a Local Business Day or after the Notification Time on any Local Business Day in which event such notice shall be deemed to be effective on the next succeeding Local Business Day.

(l)	Address for Transfers.

Party A: To be notified to Party B by Party A at the time of the request for the Transfer.

Party B:
Citibank, N.A.
Agency and Trust
New York, NY
ABA # 021-000-089
A/C 3617-2242
Further Credit to Account #106380
Ref: Account #CMALT 2007-A2

(m)	Other Provisions.

(i)	Additional Definitions. As used in this Annex:

"Equivalent Collateral" means, with respect to any security constituting Posted Collateral, a security of the same issuer and, as applicable, representing or having the same class, series, maturity, interest rate, principal amount or liquidation value and such other provisions as are necessary for that security and the security constituting Posted Collateral to be treated as equivalent in the market for such securities;

"Local Business Day" means: (i) any day on which commercial banks are open for business (including dealings in foreign exchange and foreign currency deposits) in London, and (ii) in relation to a Transfer of Eligible Collateral, a day on which the clearance system agreed between the parties for the delivery of Eligible Collateral is open for acceptance and execution of settlement instructions (or in the case of a Transfer of Cash or other Eligible Collateral for which delivery is contemplated by other means, a day on which commercial banks are open for business (including dealings for foreign exchange and foreign deposits) in New York and such other places as the parties shall agree);

(ii)	Transfer Timing

(a) Paragraph 4(b) shall be deleted and replaced in its entirety by the following paragraph:

"Subject to Paragraphs 4(a) and 5 and unless otherwise specified, if a demand for the Transfer of Eligible Credit Support or Posted Credit Support is made by the Notification Time, then the relevant Transfer will be made not later than the close of business on the second Local Business Day thereafter; if a demand is made after the Notification Time then the relevant Transfer will be made not later than the close of business on the third Local Business Day thereafter."

(b) Paragraph 6(d)(1) shall be amended so that the reference therein to "the following Local Business Day" shall be replaced by reference to "the second Local Business Day thereafter".

CMALT 2007-A2 CSA

(iii) Events of Default

Paragraph 7 shall be amended so that the references in Paragraph 7(i), Paragraph 7(ii) and Paragraph 7(iii) to "two Local Business Days", "five Local Business Days" and "thirty days" respectively, shall instead be replaced by "one Local Business Day", "three Local Business Days" and "three Local Business Days" respectively.

(iv) Holding Collateral

The Secured Party shall cause any Custodian appointed hereunder to open and maintain a segregated account and to hold, record and identify all the Posted Collateral in such segregated account and, subject to Paragraphs 6(c) and 8(a), such Posted Collateral shall at all times be and remain the property of the Pledgor and shall at no time constitute the property of, or be commingled with the property of, the Secured Party or the Custodian.

CMALT 2007-A2 CSA

IN WITNESS WHEREOF, the parties have executed this document on the respective dates specified below with effect from the date specified on the first page of this document.

CREDIT SUISSE INTERNATIONAL

U.S. BANK NATIONAL ASSOCIATION, NOT IN ITS INDIVIDUAL CAPACITY BUT AS TRUSTEE ON BEHALF OF THE TRUST CREATED UNDER THE POOLING AND SERVICING AGREEMENT IN RESPECT OF THE CMALT (CITIMORTGAGE ALTERNATIVE LOAN TRUST), SERIES 2007-A2 REMIC PASS-THROUGH CERTIFICATES

By: Name: Title: Date:	By: Name: Title: Date:

By: Name: Title: Date: